     As filed with the Securities and Exchange Commission on June 17, 1999
                                                       Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                   BANK OF AMERICA MORTGAGE SECURITIES, INC.
       (Exact name of registrant as specified in governing instruments)
             Delaware                               94-324470
     (State of Incorporation)          (I.R.S. Employer Identification No.)
                             345 Montgomery Street
                                Lower Level #2
                                  Unit #8152
                        San Francisco, California 94104
                                (415) 622-3676
                   (Address of principal executive offices)
                               RUSSELL THOMPSON
                             Senior Vice President
                   Bank of America Mortgage Securities, Inc.
                             50 California Street
                        San Francisco, California 94111
                                (415) 445-4779
                    (Name and address of agent for service)
                                --------------
                                  Copies to:
 JORDAN M. SCHWARTZ, Esq. PATRICK             A. BRADLEY IVES, Esq.
          T. QUINN, Esq.           Kennedy Covington Lobdell & Hickman, L.L.P.
   Cadwalader, Wickersham & Taft        100 North Tryon Street, 42nd Floor
          100 Maiden Lane                Charlotte, North Carolina 28202
     New York, New York 10038                     (704) 331-7400
          (212) 504-6000
                                --------------
  Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
                                --------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE
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
                                                                Proposed        Proposed
                                                                Maximum         Maximum        Amount of
            Title of Securities                  Amount      Offering Price    Aggregate      Registration
             being Registered               being Registered  Per Unit (1)   Offering Price       Fee
----------------------------------------------------------------------------------------------------------
Mortgage Pass-Through Certificates (2)....     $1,000,000         100%         $1,000,000         $278

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(1) Estimated solely for purposes of calculating the registration fee.
(2) This Registration Statement also registers an indeterminate amount of Securities which may be sold by Banc of America Securities LLC in market making transactions, to the extent required.
                                --------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
  Pursuant to Rule 429 of the Securities and Exchange Commission's Rules and Regulations under the Securities Act, the Prospectus and Prospectus Supplement contained in this Registration Statement also relate to the Registrant's Registration Statement on Form S-3 (Registration No. 333-67267).

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus supplement is not complete and may be + +changed. The Depositor may not sell these securities until the registration + +statement filed with the Securities and Exchange Commission is effective. + +This prospectus supplement is not an offer to sell these securities and is + +not soliciting an offer to buy these securities in any state where the offer +
+or sale is not permitted.                                                     +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
        PROSPECTUS SUPPLEMENT, SUBJECT TO COMPLETION, DATED JUNE 17, 1999

PROSPECTUS SUPPLEMENT
(To Prospectus Dated        ,199 )

                     Bank of America Mortgage Trust 199 -
                                     Issuer
                   Bank of America Mortgage Securities, Inc.

                                   Depositor
                              $      (Approximate)

                 Mortgage Pass-Through Certificates, Series 199
        Principal and interest payable monthly, commencing in       199

------------------  The Trust will Issue--
 You should
 carefully          . Twenty-three classes of senior Class A Certificates.
 consider the
 risk factors       . Six classes of Class B Certificates, all of which are
 beginning on         subordinated to, and provide credit enhancement for, the
 page S-14 of         Class A Certificates. Each class of Class B Certificates
 this prospectus      is also subordinated to each class of Class B
 supplement.          Certificates, if any, with a lower number.

 Neither the        The classes of offered certificates are listed under the
 offered            heading "Offered Certificates" in the table on page S-4.
 certificates
 nor the            The yield to maturity of interest only and principal only
 underlying         certificates will be particularly sensitive to the rate of
 mortgage loans     principal payments on the mortgage loans in the trust. If
 are insured or     you are purchasing interest only certificates you should
 guaranteed         consider the risk that a faster than anticipated rate of
 by any             principal payments on the mortgage loans will result in
 governmental       an actual yield that is lower than your expected yield
 agency or          and could result in the loss of all or part of your
 instrumentality.   initial investment.

 The offered        The Assets of the Trust will Include--
 certificates
 will represent     . A pool of fully amortizing, one- to four-family,
 interests in         residential first mortgage loans, substantially all of
 the trust only       which have original terms to stated maturity of
 and will not         approximately    years.
 represent
 interests in
 or obligations
 of the
 Depositor or
 any affiliate
 of the
 Depositor.

 This prospectus
 supplement may
 be used to
 offer and sell
 the offered
 certificates
 only if
 accompanied
 by the
 prospectus.
-----------------

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates offered by this prospectus supplement or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                [UNDERWRITERS]

            , 199

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

  Information is provided to you about the Offered Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to your Certificates and (b) this Prospectus Supplement, which describes the specific terms of your Certificates.

  If the description of the terms of your Certificates varies between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information in this Prospectus Supplement.

  Cross-references are included in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus provide the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the accompanying Prospectus are defined under the caption "Index of Prospectus Supplement Definitions" beginning on page S-[ ] in this document and under the caption "Index of Significant Definitions" beginning on page [ ] in the accompanying Prospectus. Any capitalized terms used but not defined in this Prospectus Supplement have the meanings assigned in the Prospectus.

                               ----------------

  This Prospectus Supplement and the accompanying Prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations." Forward-looking statements are also found elsewhere in this Prospectus Supplement and the Prospectus, and may be identified by, among other things, accompanying language including the words "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. Such statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from such forward-looking statements. Such risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the Depositor's control. These forward-looking statements speak only as of the date of this Prospectus Supplement. The Depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to such forward-looking statements to reflect any change in the Depositor's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

THE SERIES 199  CERTIFICATES..............................................  S-4
SUMMARY INFORMATION.......................................................  S-5
RISK FACTORS.............................................................. S-14
  Prepayments May Adversely Affect Yield.................................. S-14
  Refinancing Incentives and Programs May Adversely Affect Yield.......... S-15
  Subordinated Certificates Bear Risk of Loss Before More Senior
   Certificates........................................................... S-15
  Excess Losses May Be Allocated to More Senior Classes of Certificates
   While More Junior Classes are Outstanding.............................. S-15
  Rights of Beneficial Owners May Be Limited By Book-Entry System for
   Certain Classes of Class A Certificates................................ S-15
  Restrictions on Transfer May Decrease Liquidity......................... S-16
  Lowering of Rating on Certificates May Decrease Value and Liquidity..... S-16
  Geographic Concentration May Increase Risk of Loss Because of Adverse
   Economic Conditions or Natural Disasters............................... S-16
  Certificates May Not Be Appropriate For Individual Investors............ S-17
  Class A-R and Class A-LR Certificates May Have Adverse Tax Attributes... S-17
DESCRIPTION OF THE CERTIFICATES........................................... S-18
  Denominations; Form of Certificates..................................... S-18
  Distributions........................................................... S-18
  Interest................................................................ S-20
  Principal (Including Prepayments)....................................... S-24
   Calculation of Amount to be Distributed on the Certificates............ S-24
   Allocation of Amount to be Distributed on the Class A Certificates..... S-29
   Principal Payment Characteristics of the PAC Certificates and the
   Companion Certificates................................................. S-31
  Additional Rights of the Class A-R and Class A-LR Certificateholders.... S-32
  Periodic Advances....................................................... S-32
  Restrictions on Transfer of the Class A-R, Class A-LR and Class B
   Certificates........................................................... S-32
  Subordination of Class B Certificates................................... S-34
   Allocation of Losses................................................... S-34
DESCRIPTION OF THE MORTGAGE LOANS......................................... S-38
  General................................................................. S-38
  Mortgage Loan Underwriting.............................................. S-39
  Mortgage Loan Data...................................................... S-40
  Mandatory Repurchase or Substitution of Mortgage Loans.................. S-44
DELINQUENCY AND FORECLOSURE EXPERIENCE.................................... S-45
PREPAYMENT AND YIELD CONSIDERATIONS....................................... S-47
  Sensitivity of the Class A-3, Class A-12 and Class A-18 Certificates.... S-55
  Yield Considerations with Respect to the Class B-2 and Class B-3
   Certificates........................................................... S-57
POOLING AND SERVICING AGREEMENT........................................... S-59
  General................................................................. S-59
  Distributions........................................................... S-59
  Voting.................................................................. S-59
  Trustee................................................................. S-59
  Special Servicing Agreements............................................ S-60
  Optional Termination.................................................... S-60
  Servicer Custodial Account.............................................. S-60
  Servicing Compensation and Payment of Expenses.......................... S-61
  Servicer Defaults....................................................... S-61
FEDERAL INCOME TAX CONSIDERATIONS......................................... S-63
  Regular Certificates.................................................... S-63
  Residual Certificates................................................... S-64
ERISA CONSIDERATIONS...................................................... S-66
LEGAL INVESTMENT.......................................................... S-67
SECONDARY MARKET.......................................................... S-67
UNDERWRITING.............................................................. S-68
LEGAL MATTERS............................................................. S-68
USE OF PROCEEDS........................................................... S-68
RATINGS................................................................... S-68
INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT DEFINITIONS.................... S-70

                          THE SERIES 199  CERTIFICATES

                                                                                                          Initial Rating
                               Initial        Pass-Through                                                  of Offered
Class                    Principal Balance(1)     Rate          Principal Types(2)      Interest Types(2) Certificates(3)
-----                    -------------------- ------------ ---------------------------- ----------------- ---------------
Offered Certificates
Class A-1...............        $                    %     Senior, Planned Amortization  Fixed Rate
Class A-2...............        $                    %     Senior, Planned Amortization  Fixed Rate
Class A-3...............          (4)                %     Senior, Notional Amount       Fixed Rate,
                                                                                         Interest Only
Class A-4...............        $                    %     Senior, Accretion Directed    Fixed Rate
Class A-5...............        $                    %     Senior, Accretion Directed    Fixed Rate
Class A-6...............        $                    %     Senior, Accretion Directed,   Accrual,
                                                           Companion                     Fixed Rate
Class A-7...............        $                    %     Senior, Companion             Accrual,
                                                                                         Fixed Rate
Class A-8...............        $                    %     Senior, Accretion Directed    Fixed Rate
Class A-9...............        $                    %     Senior, Accretion Directed,   Accrual,
                                                           Companion                     Fixed Rate
Class A-10..............        $                    %     Senior, Accretion Directed,   Accrual,
                                                           Companion                     Fixed Rate
Class A-11..............        $                    %     Senior, Companion             Accrual,
                                                                                         Fixed Rate
Class A-12..............        $                 (5)      Senior, Companion             Principal Only
Class A-13..............        $                    %     Senior, Accretion Directed    Fixed Rate
Class A-14..............        $                    %     Senior, Accretion Directed    Fixed Rate
Class A-15..............        $                    %     Senior, Accretion Directed    Fixed Rate
Class A-16..............        $                    %     Senior, Companion             Accrual,
                                                                                         Fixed Rate
Class A-17..............        $                    %     Senior                        Fixed Rate
Class A-18..............          (6)                %     Senior, Notional Amount       Fixed Rate,
                                                                                         Interest Only
Class A-19..............        $                    %     Senior                        Fixed Rate
Class A-20..............        $                    %     Senior                        Fixed Rate
Class A-R...............        $                    %     Senior                        Fixed Rate
Class A-LR..............        $                    %     Senior                        Fixed Rate
Class B-1...............        $                    %     Subordinated                  Fixed Rate
Class B-2...............        $                    %     Subordinated                  Fixed Rate
Class B-3...............        $                    %     Subordinated                  Fixed Rate

Non-Offered Certificates
Class A-PO..............        $                 (7)      Senior                        Principal Only
Class B-4...............        $                    %     Subordinated                  Fixed Rate
Class B-5...............        $                    %     Subordinated                  Fixed Rate
Class B-6...............        $                    %     Subordinated                  Fixed Rate

--------------------
(1) Approximate. The initial Principal Balances are subject to adjustment as described herein.
(2) See "Description of the Certificates -- Categories of Classes of Certifi-cates" in the Prospectus for a description of the principal and interest categories listed.
(3) A description of the ratings of the Offered Certificates is set forth under the heading "Rating of Certificates" on page S-5 of the Summary Information and under "Ratings" in the main text of this Prospectus Supplement.
(4) The Class A-3 Certificates are interest-only certificates, have no Princi-pal Balance and will bear interest on the Class A-3 Notional Amount (ini-
    tially approximately $   ) as described herein under "Description of the
    Certificates -- Interest."
(5) The Class A-12 Certificates are principal-only certificates and will not be entitled to distributions in respect of interest.
(6) The Class A-18 Certificates are interest-only certificates, have no Princi-pal Balance and will bear interest on the Class A-18 Notional Amount (ini-
    tially approximately $   ) as described herein under "Description of Cer-
    tificates -- Interest."
(7) The Class A-PO Certificates are principal-only certificates and will not be entitled to distributions in respect of interest.

                              SUMMARY INFORMATION

 . This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. Please read this entire Prospectus Supplement and the accompanying prospectus (the "Prospectus") carefully for additional detailed information about the Offered Certificates.
RELEVANT PARTIES

Issuer

The Bank of America Mortgage Trust 199 - (the "Trust") will own the Mortgage Loans and issue the Certificates.

Depositor

Bank of America Mortgage Securities, Inc. (the "Depositor") will acquire the
Mortgage Loans from [     ] ("    " or the "Seller"), an affiliate of the
Depositor, and will transfer the Mortgage Loans into the Trust.

Servicer

[         ] (in its capacity as servicer, the "Servicer") will provide custom-
ary servicing functions with respect to the Mortgage Loans assigned to the Trust.

Trustee

[       ] (the "Trustee") will act as the trustee for the Trust.

RATING OF CERTIFICATES

The Trust will not issue the Offered Certificates unless they have received at
least the ratings set forth on page S-4 from [   ] ("   ") and, if applicable,
[   ] ("   " and, together with    , the "Rating Agencies").

 . The ratings assigned by the Rating Agencies are not recommendations to buy, sell or hold the Certificates rated. A rating may be subject to revision or withdrawal at any time by the assigning Rating Agency.

 . The ratings do not address the possibility that, as a result of principal prepayments, the yield on your Certificate may be lower than anticipated.

See "-- Effects of Prepayments on Investment Expectations" below and "Ratings" in this Prospectus Supplement.

DESCRIPTION OF CERTIFICATES

The Mortgage Pass-Through Certificates, Series 199  (the "Certificates") will
be issued on or about      , 199  (the "Closing Date").

The Certificates consist of:

 . The twenty-three Classes of senior certificates designated as "Senior" Cer-tificates in the table on page S-4 of this Prospectus Supplement (collective-ly, the "Class A Certificates"); and

 . The six Classes of junior certificates designated as "Subordinated" Certifi-cates in the table on page S-4 of this Prospectus Supplement (collectively, the "Subordinated Certificates" or the "Class B Certificates").

Only the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates (collectively, the "Offered Certificates") are being offered by this Prospectus Supplement and the accompa-nying Prospectus. The Class A-PO, Class B-4, Class B-5 and Class B-6 Certifi-cates are not being offered pursuant to this Prospectus Supplement and the ac-companying Prospectus, and the Depositor may retain or sell such Classes.

See page S-4 of this Prospectus Supplement for more information with respect to each Class of Certificates.

Principal Balance and Interests Evidenced by the Certificates

The Certificates will have an approximate aggregate initial Principal Balance
of $           . Any difference between the aggregate Principal Balance of the
Certificates as of the date of issuance of the Certificates and the approximate aggregate initial Principal Balance of the Certificates as of the date of this Pro-spectus Supplement will not exceed 5% of the aggregate initial Principal Bal-ance of the Certificates. Any such difference will be allocated among the vari-ous Classes of Certificates so as to materially retain the characteristics of the Offered Certificates described in this Prospectus Supplement.

The following table sets forth the approximate undivided interest in the prin-cipal balance of the Mortgage Loans that the Depositor expects each Class or group of Classes indicated to evidence as of the Closing Date.

--------------------------------------------------------------------------------

                                 Approximate Initial
             Class                Undivided Interest
-------------------------------  ---------------------
Class A (other than Class A-PO)           %
Class A-PO*                               %
                                 ---------
  Class A (all Classes)                               %
Class B-1                                             %
Class B-2                                             %
Class B-3                                             %
Classes B-4, B-5 and B-6                              %
                                            ----------
  Total                                         100.00%
                                            ==========

--------
* The Class A-PO Certificates in the aggregate represent an approximate   %
  initial interest in the principal balance of the Discount Mortgage Loans.
--------------------------------------------------------------------------------

The following table sets forth for the Class A and Class B Certificates the ap-proximate undivided interest in the Pool Balance (Non-PO Portion) that the Seller expects such Class or group of Classes indicated to evidence, in the ag-gregate, as of the Closing Date.

--------------------------------------------------------------------------------

                                   Approximate Initial
                                   Undivided Interest
                                 -----------------------
             Class               Percentage  In dollars
-------------------------------  ---------- ------------
Class A (other than Class A-PO)          %  $
Class B                                  %  $
                                   ------   ------------
  Totals                           100.00%  $
                                   ======   ============
--------------------------------------------------------

The relative interests in the initial Pool Balance (Non-PO Portion) represented by the Class A Certificates in the aggregate (other than the Class A-PO Certif-icates) and the Class B Certificates in the aggregate are subject to change over time because:

 . Certain unscheduled principal payments will be disproportionally allocated to the Class A Certificates (other than the Class A-PO Certificates) for a spec-ified period; and

 . Certain losses and certain shortfalls will be allocated first to the Classes of Class B Certificates in reverse numerical order prior to the allocation of such losses and shortfalls to the Class A Certificates, as discussed in "De-scription of the Certificates -- Distributions" and "-- Subordination of Class B Certificates" in this Prospectus Supplement.

Forms of Certificates; Denominations

Your Certificates will be issued either in book-entry form or in fully regis-tered, certificated form. The table under "Description of the Certificates --
 Denominations; Form of Certificates" in this Prospectus Supplement sets forth the original certificate form, the minimum denomination and the incremental de-nomination of the Offered Certificates. The Offered Certificates are not in-tended to be directly or indirectly held or beneficially owned by anyone in amounts lower than such minimum denominations.

MORTGAGE POOL

The Mortgage Loans, which are the source of distributions to holders of the Certificates, will consist of conventional, fixed interest rate, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans, sub-stantially all of which have original terms to stated maturity of approximately years. Some of the Mortgage Loans may be loans secured by shares issued by cooperative housing corporations.

The Depositor expects the Mortgage Loans to have the further specifications set forth in the table below and under the heading "Description of the Mortgage Loans" in this Prospectus Supplement.

-------------------------------------------------------------------------------

SELECTED MORTGAGE LOAN DATA(/1/)
(as of     1, 19  (the "Cut-Off Date"))

Number of Mortgage Loans:
Aggregate Unpaid Principal Balance(/2/):             $
Range of Unpaid Principal Balances(/2/):             $    to $
Average Unpaid Principal Balance(/2/):               $
Range of Mortgage Interest Rates:                       % to    %
Weighted Average Mortgage Interest Rate(/2/):           %
Range of Remaining Terms to Stated Maturity:            months to    months
Weighted Average Remaining Term to Stated
 Maturity(/2/):                                         months
Range of Original Loan-to-Value Ratios(/2/):            % to    %
Weighted Average Original Loan-to-Value Ratio(/2/):     %
Geographic Concentration of Mortgaged Properties
 Securing Mortgage Loans in Excess of 5% of the
 Aggregate Unpaid Principal Balance(/2/):            [STATES]              %
                                                                           %
Maximum Five-Digit Zip Code Concentration(/2/):         %

-------
(1) Information concerning the Discount Mortgage Loans and Premium Mortgage Loans is set forth under "Description of the Mortgage Loans -- General."
(2) Approximate.
-------------------------------------------------------------------------------
Changes to Mortgage Pool

The Depositor may remove Mortgage Loans from the pool, or may make substitu-tions for certain Mortgage Loans, in advance of the Closing Date.

After the issuance of the Certificates, the Depositor may remove certain Mort-gage Loans from the pool through repurchase or, under certain circumstances, may make substitutions for certain Mortgage Loans.

See "Description of the Mortgage Loans" in this Prospectus Supplement.

Optional Termination of the Trust

The Servicer may, subject to certain conditions including the then-remaining size of the pool, purchase all outstanding Mortgage Loans in the pool and thereby effect early retirement of the Certificates. See "Pooling and Servic-ing Agreement -- Optional Termination" in this Prospectus Supplement.

Underwriting Standards

The Mortgage Loans were generally originated in conformity with the underwrit-ing standards described in the Prospectus under the heading "The Mortgage Loan Programs -- Mortgage Loan Underwriting" (the "Underwriting Standards"). In certain instances, the Seller may have granted exceptions to the Underwriting Standards.

See "Description of the Mortgage Loans" in this Prospectus Supplement and "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the Prospectus.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST TO CERTIFICATEHOLDERS

On each Distribution Date the Pool Distribution Amount, which consists of those payments, recoveries, advances and other receipts in respect of the Mortgage Loans which are available for distribution on such date, will be dis-tributed generally in the following order of priority:

 . First, pro rata, to the holders of the Class A Certificates in respect of interest which they are entitled to receive on such Distribution Date;

 . Second, to the holders of the Class A Certificates in respect of principal which they are entitled to receive on such Distribution Date; and

 . Third, to the holders of the Class B Certificates in numerical order (i.e., first to the Class B-1 Certificates, then the Class B-2 Certificates, etc.) in respect of interest and principal which they are entitled to receive on such Distribution Date.

However, if you are purchasing Accrual Certificates you will not receive inter-est distributions with respect to your Certificates until the applicable Accre-tion Termination Date. Prior to the applicable Accretion Termination Date, interest which would otherwise be distributed on a Class of Accrual Certifi-cates will be added to the Principal Balance of such Class of Accrual Certifi-cates and will be distributed instead as principal to the holders of the Class or Classes of Class A Certificates specified under "Description of the Certifi-cates -- Principal (Including Prepayments)" in this Prospectus Supplement.

In addition, the portion, if any, of principal to which the Class A-PO Certifi-cates are entitled on a Distribution Date which consists of the Class A-PO De-ferred Amount will only be paid out of amounts otherwise distributable as prin-cipal to the Class B Certificates on such Distribution Date.

Interest Distributions

The amount of interest which will accrue on your Certificates (unless you own Class A-12 Certificates) each month is equal to:

 . 1/12th of the Pass-Through Rate for your Class of Certificates multiplied by the outstanding Principal Balance (or notional amount, in the case of the Class A-3 and Class A-18 Certificates) of such Class on the related Distribu-tion Date minus

 . the amount of certain interest shortfalls arising from the timing of prepay-ments on the Mortgage Loans and interest losses allocated to your Class of Certificates, as described under "Description of the Certificates --
   Interest" in this Prospectus Supplement.

Because the Class A-12 Certificates are principal-only certificates, if you own Class A-12 Certificates, you will not be entitled to distributions of interest.

The allocation of interest distributions among the Class A Certificates will be made as described under "Description of the Certificates -- Distributions" and "Interest" in this Prospectus Supplement.

Principal Distributions

The calculation of the amount of principal which each Class of Offered Certifi-cates is entitled to receive on each Distribution Date and the priority of principal distributions among the Class A Certificates are described under "De-scription of the Certificates -- Distributions" and "-- Principal (Including Prepayments)" in this Prospectus Supplement.

Credit Enhancement

The rights of the holders of each Class of Class B Certificates to receive dis-tributions will be subordinated to the rights of the holders of the Class A Certificates and the holders of the Classes of Class B Certificates, if any, with lower numerical designations to receive distributions.

In general, the protection afforded the holders of more senior Classes of Cer-tificates by means of this subordination will be effected in two ways:

 . By the preferential right of the holders of such Classes to receive, prior to any distribution being made on any Distribution Date to the holders of the more junior Classes of Certificates, the amounts of interest and principal due on the more senior Classes of Certificates (other than the Class A-PO De-ferred Amount) and, if necessary, by the right of such more senior holders to receive future distributions on the Mortgage Loans that would otherwise have been allocated to the holders of the more junior Classes of Certificates; and

 . By the allocation to the more junior Classes of Certificates (in reverse or-der of seniority), until their respective Principal Balances have been reduced to zero, of losses resulting from the liquidation of defaulted Mort-gage Loans or the bankruptcy of mortgagors prior to the allocation of such losses to the more senior Classes of Certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankrupt-
  cy).

See "Description of the Certificates -- Distributions" and "-- Subordination of Class B Certificates" in this Prospectus Supplement.

In addition, to increase the period during which the Principal Balances of the Class B Certificates remain available as credit enhancement to the Class A Certificates, a disproportionate amount of prepayments and certain unscheduled recoveries with respect to the Mortgage Loans will be allocated to the Class A Certificates in the aggregate (other than the Class A-PO Certificates). This allocation will accelerate the amortization of the Class A Certificates (other than the Class A-PO Certificates) while, in the absence of losses due to the liquidation of defaulted Mortgage Loans or losses resulting from the bank-ruptcy of mortgagors, increasing the percentage interest in the principal bal-ance of the Mortgage Loans evidenced by the Class B Certificates. See "De-scription of the Certificates" and "Prepayment and Yield Considerations" in this Prospectus Supplement.

After the Principal Balances of the Class B Certificates have been reduced to zero, the principal portion of all losses (other than the portion attributable to the Discount Mortgage Loans) will be allocated to the Class A Certificates (other than the Class A-PO Certificates). To the extent such losses arise with respect to Discount Mortgage Loans, principal losses will be shared among the Class A Certificates according to their respective interests in such Mortgage Loans. The principal portion of any losses borne by the Class A Certificates (other than losses borne by the Class A-PO Certificates) will be shared pro rata by the Classes of Class A Certificates (other than the Class A-PO Certif-icates) based on their then-outstanding Principal Balances (or, in the case of the Accrual Certificates, their initial Principal Balances, if lower) and the interest portion of such losses will be shared pro rata by such Classes based on interest accrued. See "Description of the Certificates -- Interest" and "--
 Subordination of Class B Certificates -- Allocation of Losses" in this Pro-spectus Supplement.

If you are purchasing Class B Certificates, you should consider that the yield to maturity on each Class of Class B Certificates will be more sensitive to losses due to liquidations of the Mortgage Loans (and the timing thereof) than that on the more senior Classes of Certificates if the aggregate Principal Balance of the Classes of Certificates that are junior to it has been reduced to zero.

The sensitivity of the yield to maturity of the Class B-2 and Class B-3 Cer-tificates to losses is illustrated in the tables under the heading "Prepayment and Yield Considerations -- Yield Considerations with Respect to the Class B-2 and Class B-3 Certificates" in this Prospectus Supplement. These illustrations are based on default, loss and other assumptions which are unlikely to match actual experience on the Mortgage Loans. Therefore, your results will vary.

See "Description of the Certificates -- Subordination of Class B Certificates" in this Prospectus Supplement.

EFFECTS OF PREPAYMENTS ON YOUR INVESTMENT EXPECTATIONS

The Offered Certificates were structured assuming, among other things, that
prepayments on the Mortgage Loans occur at a constant rate of    % SPA. Howev-
er, no one can predict the actual rate of prepayment of principal on the Mort-gage Loans.

In deciding whether to purchase any Offered Certificates, you should make an independent decision as to the appropriate prepayment assumptions to use. If prepayments on the Mortgage Loans are higher or lower than you anticipate, the investment performance of the Offered Certificates may vary materially and ad-versely from your investment expectations.

In addition, if you are purchasing Class A Certificates you should consider that the Class A Certificates (other than the Class A-PO Certificates) in the aggregate will be more sensitive to prepayments on the Mortgage Loans than the Class B Certificates because such prepayments will be disproportionately allo-cated to the Class A Certificates then entitled to principal distributions during the nine years beginning on the first Distribution Date. See "Descrip-tion of the Certificates -- Principal (Including Prepayments)" and "Prepayment and Yield Considerations" in this Prospectus Supplement.

The actual yield on your Certificates may not be equal to the yield you antic-ipated at the time of purchase or, even if the actual yield is equal to the yield you anticipated at that time, the total return on investment you expected or the expected weighted average life of your Certificates may not be realized. These effects are summarized below.

Yield

The actual yield on your Certificates in relation to the related Pass-Through Rate will vary depending upon the price you pay for your Certificates.

 . If you purchase an Offered Certificate (other than a Class A-12 Certificate) at an amount equal to its unpaid Principal Balance (that is, at "par"), your effective yield (assuming that there are no interest shortfalls and assuming the full return of your invested principal) will approximate the Pass-Through Rate on that Certificate.

 . If you pay less or more than the unpaid Principal Balance of an Offered Cer-tificate (that is, buy the Certificate at a "discount" or "premium," respec-tively), then, your effective yield (assuming that there are no interest shortfalls and assuming the full return of your invested principal) will be higher or lower, respectively, than the Pass-Through Rate on the Certificate, because such discount or premium will be amortized over the life of the Cer-tificate.

The yield on your Certificates will also be affected by the rate and timing of prepayments on the Mortgage Loans. Any deviation in the actual rate of prepay-ments on the Mortgage Loans from the rate you assumed will affect the period of time over which, or the rate at which, the discount or premium will be amor-tized and, consequently, will cause your actual yield to differ from that which you anticipated.

If you purchase Class A-3 or Class A-18 Certificates, which do not have Princi-pal Balances, your yield will be sensitive to both the timing of receipt of prepayments and the overall rate of prepayment on the Mortgage Loans.

If you purchase Class A-12 Certificates, which do not bear interest, your yield will primarily be a function of the price you paid for your Class A-12 Certifi-cates, the rate and timing of principal payments on the Mortgage Loans and losses incurred on and after the Cross-Over Date.

The particular sensitivities of the Class A-3, Class A-12 and Class A-18 Cer-tificates are separately displayed in the tables appearing under the heading "Prepayment and Yield Considerations" in this Prospectus Supplement.

If you are purchasing Offered Certificates at a discount, particularly the Class A-12 Certificates, you should consider the risk that a slower than antic-ipated rate of principal payments on the Mortgage Loans will result in an ac-tual yield that is lower than your expected yield.

If you are purchasing Offered Certificates at a premium, or if you are purchas-ing Class A-3 or Class A-18 Certificates, which do not have Principal Balances, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than your expected yield. You should also consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the loss of all or part of your initial investment.

Reinvestment Risk

As stated above, if you purchase an Offered Certificate at par, fluctuations in the rate of distributions of principal will generally not affect your yield to maturity. However, the total return on your investment, even if you purchase your Certificates at par, will be reduced if principal distributions received on your Certificates cannot be reinvested at a rate as high as the stated Pass-Through Rate.

You should consider the risk that rapid rates of prepayments on the Mortgage Loans may coincide with periods of low prevailing market interest rates. During periods of low prevailing market interest rates, mortgagors may be expected to prepay or refinance Mortgage Loans that carry interest rates significantly higher than then-current interest rates for mortgage loans. Consequently, the amount of principal distributions available to you for reinvestment at such low prevailing interest rates may be relatively large.

Conversely, slow rates of prepayments on the Mortgage Loans may coincide with periods of high prevailing market interest rates. During such periods, it is less likely that mortgagors will elect to prepay or refinance Mortgage Loans and, therefore, the amount of principal distributions available to you for reinvestment at such high pre-vailing interest rates may be relatively small.

Weighted Average Life Volatility

One indication of the impact of varying prepayment speeds on a security is the change in its weighted average life.

 . The "weighted average life" of an Offered Certificate (other than a Class A-
  3 or Class A-18 Certificate) is the average amount of time that will elapse between the date of issuance of the Certificate and the date on which each dollar in reduction of the principal balance of the Certificate is distrib-uted to the investor.

 . The weighted average life of a Class A-3 Certificate is the average amount of time that will elapse between the date of issuance of the Certificates and the date on which each dollar in reduction of the Principal Balance of the Class A-1 Certificates (a portion of the Principal Balance of which cor-responds to the notional amount of the Class A-3 Certificates) is distrib-uted to the investors in the Class A-1 Certificates.

 . The weighted average life of a Class A-18 Certificate is the average amount of time that will elapse between the date of issuance of the Certificates and the date on which each dollar in reduction of the Principal Balance of the Class A-17 Certificates (the Principal Balance of which corresponds to the notional amount of the Class A-18 Certificates) is distributed to the investors in the Class A-17 Certificates.

Low rates of prepayment may result in the extension of the weighted average life of a Certificate. High rates of prepayment may result in the shortening of the weighted average life of a Certificate.

In general, if you purchase your Certificates at par and the weighted average life of your Certificates is extended beyond your anticipated time period, the market value of your Certificates may be adversely affected even though the yield to maturity on your Certificates is unaffected.

If you are purchasing Companion Certificates, you should consider that their weighted average lives will be highly sensitive to the rate of prepayments on the Mortgage Loans.

See "Risk Factors -- Prepayments May Adversely Affect Yield," "Prepayment and Yield Considerations" and "Description of the Certificates -- Principal (In-cluding Prepayments) -- Principal Payment Characteristics of the PAC Certifi-cates and the Companion Certificates" in this Prospectus Supplement.

                      Weighted Average Lives (in years)*

                           SPA
                   -------------------
Class              0%   %   %   %   %
-----              --- --- --- --- ---
A-1...............
A-2...............
A-3...............
A-4...............
A-5...............
A-6...............
A-7...............
A-8...............
A-9...............
A-10..............
A-11..............
A-12..............
A-13..............
A-14..............
A-15..............
A-16..............
A-17..............
A-18..............
A-19..............
A-20..............
A-R...............
A-LR..............
B-1...............
B-2...............
B-3...............

-------
* Determined as described under "Prepayment and Yield Considerations" in this Prospectus Supplement. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the Classes of Offered Certificates are likely to differ from those shown, perhaps significantly.

FEDERAL INCOME TAX STATUS

For federal income tax purposes, the Trust Estate will consist of two real es-tate mortgage investment con-duits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and each a "REMIC"). The Offered Certificates (other then the Class A-R and Class A-LR Certificates) and the Class A-PO, Class B-4, Class B-5 and Class B-6 Cer-tificates (collectively, the "Regular Certificates") will constitute "regular interests" in the Upper-Tier REMIC. The Class A-R Certificate will be the "re-sidual interest" in the Upper-Tier REMIC and the Class A-LR Certificate will be the "residual interest" in the Lower-Tier REMIC.

The Regular Certificates will be treated as newly-originated debt instruments for most federal income tax purposes. You must report income received on your Regular Certificates as it accrues from Distribution Date to Distribution Date, which will be before such income is distributed in cash to you. Addi-tionally, as described under "Federal Income Tax Consequences" in this Pro-spectus Supplement, certain Classes of Regular Certificates may be issued with "original issue discount" ("OID"). If your class of Regular Certificates is issued with OID, you must report OID income over the life of the Regular Cer-tificate, often well before such income is distributed in cash to you.

The Class A-R and Class A-LR Certificates will not be treated as debt instru-ments for federal income tax purposes. Instead, if you are the holder of the Class A-R or Class A-LR Certificate, you must include the taxable income or loss of the Upper-Tier REMIC or the Lower-Tier REMIC, respectively, in deter-mining your federal taxable income. All or most of the taxable income of the Upper-Tier REMIC and the Lower-Tier REMIC includible by the Class A-R and Class A-LR Certificateholders will be treated as "excess inclusion" income which is subject to special limitations for federal tax purposes. As a result of this tax treatment, your after-tax return on the Class A-R or Class A-LR Certificate may be significantly lower than would be the case if the Class A-R and Class A-LR Certificates were taxed as debt instruments, or may be negative (i.e., you may have to use funds other than distributions on your certificate to meet the tax liabilities resulting from the ownership of a Class A-R or Class A-LR Certificate).

Additionally, the Class A-R and Class A-LR Certifi cates will be considered "non-economic residual interests" for tax purposes. As a result, certain transfers of the Class A-R or Class A-LR Certificates may be disregarded for federal tax purposes, with the transferor continuing to have tax liabilities for the transferred Certificates. See "Description of the Certificates -- Re-strictions on Transfer of the Class A-R, Class A-LR and Class B Certificates" and "Federal Income Tax Considerations" in this Prospectus Supplement and "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" in the Prospectus.

ERISA CONSIDERATIONS

If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Sec-tion 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), you should carefully review with your legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law.

Because the Class B-1, Class B-2 and Class B-3 Certificates are subordinated to the Class A Certificates with respect to certain losses, the Class B-1, Class B-2 and Class B-3 Certificates may not be transferred unless the trans-feree has delivered to the Trustee and the Seller:

 . a representation letter stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to ef-fect such purchase or (b) subject to certain conditions described herein, that the source of funds used to purchase such Certificates is an "insurance company general account"; or

 . an opinion of counsel and such other documentation as described under "De-scription of the Certificates -- Restrictions on Transfer of the Class A-R, Class A-LR and Class B Certificates" in this Prospectus Supplement.

The Class A-R and Class A-LR Certificates may not be purchased by or trans-ferred to a Plan or a person acting on behalf of or investing the assets of a Plan. See "Description of the Certificates -- Restrictions on Transfer of the Class A-R, Class A-LR and Class B Certificates" and "ERISA Considerations" in this Prospectus Supplement.

LEGAL INVESTMENT

 . The Class A and Class B-1 Certificates will constitute "mortgage related se-curities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two high-est rating categories by at least one nationally recognized statistical rat-ing organization.

 . The Class B-2 and Class B-3 Certificates will not constitute "mortgage re-lated securities" under SMMEA.

If your investment activities are subject to legal investment laws and regula-tions, regulatory capital requirements or review by regulatory authorities you may be subject to restrictions on investment in the Offered Certificates and should consult your own legal, tax and accounting advisors in determining the suitability of and consequences to you of the purchase, ownership and disposi-tion of the Offered Certificates.

See "Legal Investment" in the Prospectus.

                                 RISK FACTORS

  You should consider, among other things, the following description of the material risks associated with the purchase of Certificates.

Prepayments May Adversely Affect Yield

  The rate of distributions of principal and the yield to maturity on your Certificates will be directly related to the rate of payments of principal on the Mortgage Loans and the amount and timing of mortgagor defaults resulting in Realized Losses. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The rate of principal payments on the Mortgage Loans will be affected by, among other things:

  .  the amortization schedules of the Mortgage Loans;

  . the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors;

  .  liquidations of defaulted Mortgage Loans;

  . repurchases of Mortgage Loans by the Depositor as a result of defective documentation or breaches of representations and warranties; and

  . the optional purchase by the Servicer of all of the Mortgage Loans in connection with the termination of the Trust Estate.

  See "Prepayment and Yield Considerations" and "Pooling and Servicing Agreement -- Optional Termination" herein and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee," "-- Optional Purchases" and "-- Termination; Optional Purchase of Mortgage Loans" in the Prospectus.

  The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors.

  . If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would gen-erally be expected to increase.

  . Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

  If you are purchasing Offered Certificates at a discount, or are purchasing the Class A-12 Certificates, you should consider the risk that if principal payments on the Mortgage Loans occur at a rate slower than you expected, your yield may be lower than you expected.

  If you are purchasing Offered Certificates at a premium, or are purchasing the Class A-3 or Class A-18 Certificates, you should consider the risk that if principal payments on the Mortgage Loans occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing Class A-3 or Class A-18 Certificates, you should consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in your failure to recover your initial investment.

  The particular sensitivities of the Class A-3, Class A-12 and Class A-18 Certificates are separately displayed in the tables appearing under the heading "Prepayment and Yield Considerations" in this Prospectus Supplement.

  See "Summary Information -- Effects of Prepayments on Investment Expectations" and "Prepayment and Yield Considerations" herein.

Refinancing Incentives and Programs May Adversely Affect Yield

  Incentives or programs offered by mortgage originators to encourage refinancing may increase prepayments on the Mortgage Loans and affect the yield to maturity on the Classes of Certificates. In particular, an increase in prepayments may adversely affect any Offered Certificates purchased at a premium. See "--Prepayments May Adversely Affect Yield" above. The Servicer may, in its discretion, offer incentives to borrowers to refinance. Such incentives may be offered through general advertising or by targeted solicitations directed at borrowers with particular types of loans, borrowers in specified geographic areas or other classes of borrowers. Incentives may include refinancings at partially or greatly reduced borrower cost and/or the waiver of certain underwriting standards ordinarily applicable to refinancing such as, for example, the requirement of a new appraisal.

Subordinated Certificates Bear Risk of Loss Before More Senior Certificates

  The rights of the holders of each Class of Class B Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Class A Certificates and the lowered-numbered Classes of Class B Certificates, if any. In addition, Realized Losses, other than Excess Losses, will be allocated to the Class B Certificates in the reverse order in which they are entitled to distributions of principal before being allocated to the Class A Certificates. Accordingly, if you are purchasing Class B Certificates you will be more likely to experience losses as a result of the occurrence of losses or interest shortfalls on the Mortgage Loans. See "Description of the Certificates-- Subordination of Class B Certificates".

  The allocation of all or a disproportionate portion of prepayments on the Mortgage Loans to the Class A Certificates (other than the Class A-PO Certificates) for a specified period will, in the absence of losses, result in a decrease in the interest in the Pool Balance (Non-PO Portion) represented by the Class A Certificates, and an increase in the interest in the Pool Balance (Non-PO Portion) represented by the Class B Certificates. As a result of such change in the relative interests of the Class A and Class B Certificates, the yield to maturity of your Class B Certificates will grow more sensitive to the rate of prepayments on the Mortgage Loans as the percentage of prepayments on the Mortgage Loans allocated to the Class A Certificates (other than the Class A-PO Certificates) decreases.

  If you are purchasing higher-numbered Class B Certificates, the yield to maturity on your Class B Certificates will generally be more sensitive to losses due to liquidations of defaulted Mortgage Loans, and the timing of such losses, than the yield to maturity of lower-numbered Class B Certificates because the entire amount of such losses (other than the portion of Excess Losses allocable to the Class A Certificates and Classes of Class B Certificates with lower numerical designations) will be allocable to the Classes of Class B Certificates in reverse order in which they are entitled to distributions of principal.

Excess Losses May be Allocated to More Senior Classes of Certificates While More Junior Classes are Outstanding

  Even though more junior Classes of Certificates are still outstanding, Excess Losses will be allocated in part to more senior Classes, including the Class A Certificates. The principal portion of such losses will be allocated
(i) to the outstanding Classes of the Class A Certificates (other than the Class A-PO Certificates) and Classes of Class B Certificates pro rata based on their outstanding Principal Balances in proportion to the Non-PO Fraction of such losses and (ii) in respect of Discount Mortgage Loans, to the Class A-PO Certificates in proportion to the PO Fraction of such losses. The interest portion of such losses will be allocated to the Classes of Class A and Class B Certificates based on interest accrued.

Rights of Beneficial Owners May Be Limited By Book-Entry System for Certain Classes of Class A Certificates

  Transactions in the Book-Entry Certificates generally can be effected only through DTC, DTC Participants and Indirect DTC Participants. If you are a Beneficial Owner of Book-Entry Certificates, your ability to pledge your Certificates and the liquidity of your Certificates in general may be limited due to the fact that you will not have a physical certificate. In addition, you may experience delays in receiving payments on your Certificates. See "Risk Factors--Book-Entry System for Certain Classes of Certificates" and "Description of the Certificates-- Book-Entry Form" in the Prospectus.

Restrictions on Transfer May Decrease Liquidity

  The Class A-R, Class A-LR and Class B Certificates are subject to certain restrictions on transfer which may decrease your ability to transfer such Certificates.

  You may not sell or transfer your Class A-R or Class A-LR Certificate to (i) a Disqualified Organization, (ii) except under certain limited circumstances, a person who is not a U.S. Person, (iii) a Plan or a person acting on behalf of or investing the assets of a Plan or (iv) any person or entity the transferor knows or has reason to know will be unwilling or unable to pay when due federal, state or local taxes with respect thereto.

  You may not transfer your Class B Certificates unless your transferee has delivered (i) a representation letter to the Trustee stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described herein, that the source of funds used to purchase the Class B Certificates is an insurance company general account or (ii) an opinion of counsel and such other documentation as provided in this Prospectus Supplement.

  See "Description of the Certificates--Restrictions on Transfer of the Class A-R, Class A-LR and Class B Certificates" for an expanded discussion of these restrictions and their application.

Lowering of Rating on Certificates May Decrease Value and Liquidity

  The rating of any Class of Offered Certificates assigned by the applicable Rating Agency may be lowered following the initial issuance of the Certificates as a result of losses on the Mortgage Loans substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. If you have purchased a Class of Certificates where the rating is lowered, the market value and the liquidity of your Certificates may decrease. Neither the Depositor, the Servicer nor any of their affiliates will have any obligation to maintain the ratings of any Class of Certificates.

Geographic Concentration May Increase Risk of Loss Because of Adverse Economic Conditions or Natural Disasters

  The yield to maturity on your Certificates may be affected by the geographic concentration of the Mortgaged Properties securing the Mortgage Loans. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the Mortgage Loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. In particular, approximately %, % and % of the Mortgage Loans, by aggregate principal balance as of the Cut-Off Date, are secured by Mortgaged Properties located in
          ,            and           , respectively. In addition, California,
Florida and several other regions have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Any deterioration in housing prices in the states in which there is a significant concentration of Mortgaged Properties, as a result of adverse economic conditions, natural disaster or otherwise, as well as the other states in which the Mortgaged Properties are located, and any deterioration of economic conditions in such states which adversely affects the ability of borrowers to make payments on the Mortgage Loans, may increase the liklihood of losses on the Mortgage Loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of your Certificates. The states and geographic areas where there are large concentrations of Mortgaged Properties are identified under "Description of the Mortgage Loans."

Certificates May Not Be Appropriate For Individual Investors

  If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of the applicable Class of Offered Certificates, the Offered Certificates may not be an appropriate investment for you. This may be the case because, among other things:

  . If you purchase your Certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of prin-cipal prepayments on the Mortgage Loans;

  . The rate of principal distributions on, and the weighted average life of, the Offered Certificates will be sensitive to the uncertain rate and timing of principal prepayments on the Mortgage Loans and the priority of principal distributions among the Classes of Certificates, and as such the Offered Certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

  . There can be no assurance that you will be able to reinvest amounts dis-tributed in respect of principal on your Certificates (which, in gener-al, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable Pass-Through Rate;

  . There can be no assurance that a secondary market for the Offered Cer-tificates will develop or provide you with liquidity of investment; and

  . You must report interest as well as original issue discount, if any, on the accrual method of accounting, even if you are otherwise using the cash method of accounting.

  If you are an individual investor considering the purchase of an Offered Certificate, you should also carefully consider the further risks and other special considerations discussed above and under the headings "Summary Information -- Effects of Prepayments on Investment Expectations" and "Prepayment and Yield Considerations" herein and "Risk Factors--Yield is Sensitive to Rate of Principal Prepayment" in the Prospectus.

Class A-R and Class A-LR Certificates May Have Adverse Tax Attributes

  If you own the Class A-R or Class A-LR Certificate you will be required to include the taxable income or loss of the Upper-Tier REMIC and Lower-Tier REMIC, respectively, in determining your federal taxable income. It is anticipated that all or a substantial portion of the taxable income of the Upper-Tier REMIC and Lower-Tier REMIC includible by you as the owner of the Class A-R or Class A-LR Certificate will be treated as "excess inclusion" income subject to special limitations for federal income tax purposes. As a result, the effective after-tax return of your Class A-R or Class A-LR Certificate may be significantly lower than would be the case if such Certificate were taxed as a debt instrument, or may be negative. Further, significant restrictions apply to your transfer of the Class A-R or Class A-LR Certificate. The Class A-R and Class A-LR Certificates will be considered "noneconomic residual interests," and certain transfers you make may be disregarded for federal income tax purposes. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates" in the Prospectus.

                               ----------------

  See "Risk Factors" in the Prospectus for a description of certain other risks and special considerations applicable to the Offered Certificates.

                        DESCRIPTION OF THE CERTIFICATES

Denominations; Form of Certificates

  Offered Certificates issued in fully registered, certificated form are referred to herein as "Definitive Certificates." Distributions of principal of, and interest on, the Definitive Certificates will be made by the Trustee or other paying agent directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement. The Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or other certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

  Offered Certificates, other than those initially issued as Definitive Certificates, will be issued in book-entry form and are referred to herein as "Book-Entry Certificates." Each Class of the Book-Entry Certificates initially will be represented by one physical certificate registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. No person acquiring an interest in the Book-Entry Certificates (a "Beneficial Owner") will be entitled to receive a Definitive Certificate representing such person's interest in the Book-Entry Certificates, except as set forth under "Description of the Certificates--Book-Entry Form" in the Prospectus. Unless and until Definitive Certificates are issued under the limited circumstances described therein, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants (as defined under "Description of the Certificates--Book-Entry Form" in the Prospectus), and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Form" in the Prospectus.

  The following table sets forth the original certificate form, the minimum denomination and the incremental denomination of the Offered Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.

                FORM AND DENOMINATIONS OF OFFERED CERTIFICATES

                                          Original       Minimum    Incremental
   Class                              Certificate Form Denomination Denomination
   -----                              ---------------- ------------ ------------
   Classes A-1, A-2, A-4, A-5, A-6,
    A-7, A-8, A-9, A-10, A-11, A-13,
    A-14, A-15, A-16 and A-19 ......                       $            $
   Class A-3........................                       $            $
   Class A-12.......................                       $            $
   Class A-17.......................                       $            $
   Class A-18.......................                       $            $
   Class A-20.......................                       $            $
   Classes A-R and A-LR.............                       $             N/A
   Classes B-1, B-2 and B-3.........                       $            $

Distributions

  Distributions of interest and in reduction of principal balance to holders of each Class of Certificates will be made monthly, to the extent of each Class's entitlement thereto, on the 25th day of each month (or, if such day is not a business day, the business day following the 25th day) (each, a
"Distribution Date"), beginning in [   ] 199[  ]. The "Determination Date"
with respect to each Distribution Date will be the 17th day of each month (or, if such day is not a business day, the preceding business day). Distributions will be made on each Distribution Date by the Trustee, or a paying agent on its behalf, to holders of record (which, in the case of the Book-Entry Certificates, will be Cede, as nominee for DTC) at the close of business on the last business day of the preceding month (each, a "Record Date").

  The aggregate amount available for distribution to Certificateholders on each Distribution Date will be the Pool Distribution Amount. The "Pool Distribution Amount" for a Distribution Date will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any), and interest on or in respect of the Mortgage Loans received by the Trustee on or prior to the Remittance Date in the month in which such Distribution Date occurs, plus (i) all Periodic Advances made and (ii) all other amounts (including any insurance proceeds and Compensating Interest) placed in the Certificate Account by the Servicer pursuant to the Pooling and Servicing Agreement, but excluding the following:

    (a) amounts received as late payments of principal or interest respecting which one or more unreimbursed Periodic Advances has been made;

    (b) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds with respect to a Mortgage Loan that represents any unreimbursed Periodic Advances;

    (c) those portions of each payment of interest on a particular Mortgage Loan which represent the applicable Servicing Fee;

    (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

    (e) all principal prepayments in full, all partial principal prepayments, all proceeds of any Mortgage Loans or property acquired in respect thereof, or liquidated pursuant to the Pooling and Servicing Agreement, including net Partial Liquidation Proceeds but excluding any Net Foreclosure Profits (as defined under "Description of the Certificates" in the Prospectus), and other unscheduled receipts in respect of principal of the Mortgage Loans other than proceeds of a repurchase of a Mortgage Loan by the Depositor or amounts deposited by the Depositor in the Certificate Account in connection with the substitution of a Mortgage Loan (collectively, "Unscheduled Principal Receipts") that were received by the Servicer after the Unscheduled Principal Receipt Period relating to such Distribution Date, and all related payments of interest on such amounts;

    (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Depositor on or following the Due Date in the month in which such Distribution Date occurs and the excess of the unpaid principal balance of any defective Mortgage Loan for which a Mortgage Loan was substituted over the unpaid principal balance of such substituted Mortgage Loan on or following the Due Date in the month in which such Distribution Date occurs;

    (g) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds or insurance proceeds with respect to a Mortgage Loan or proceeds of any REO Property which represents any unpaid Servicing Fee to which the Servicer is entitled, and the portion of net Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances;

    (h) all amounts representing certain expenses reimbursable to the Servicer and other amounts permitted to be retained by the Servicer or the Trustee or withdrawn or the Trustee from the Certificate Account pursuant to the Pooling and Servicing Agreement;

    (i) reinvestment earnings on payments received in respect of the Mortgage Loans or on other amounts on deposit in the Certificate Account;

    (j) Net Foreclosure Profits; and

    (k) generally, the amount of any recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of Certificates.

  The "Remittance Date" with respect to any Distribution Date will be the [24th] day of each month (or, if any such day is not a business day, the preceding business day).

  "Partial Liquidation Proceeds" are Liquidation Proceeds received by the Servicer on a Mortgage Loan prior to such Mortgage Loan becoming a Liquidated Loan.

  On each Distribution Date, the Pool Distribution Amount will be allocated among the Classes of Certificates and distributed to the holders thereof of record as of the related Record Date as follows (the "Pool Distribution Amount Allocation"):

    first, to the Classes of Class A Certificates, pro rata based on their respective Interest Accrual Amounts, in an aggregate amount up to the sum of their Interest Accrual Amounts with respect to such Distribution Date; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to each Class of Accrual Certificates pursuant to this provision will be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates as set forth below under "--Principal (Including Prepayments)--Allocation of Amount to be Distributed on the Class A Certificates";

    second, to the Classes of Class A Certificates, pro rata based on their respective unpaid Interest Shortfall Amounts, in an aggregate amount up to the sum of their Interest Shortfall Amounts; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable as interest shortfalls to each Class of Accrual Certificates pursuant to this provision will be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates as set forth below under "-- Principal (Including Prepayments) -- Allocation of Amount to be Distributed on the Class A Certificates";

    third, concurrently, pro rata to the Class A Certificates (other than the Class A-PO Certificates), based on the Class A Non-PO Optimal Principal Amount, and the Class A-PO Certificates, based on the Class A-PO Optimal Principal Amount, (A) to the Class A Certificates (other than the Class A-PO Certificates) in an aggregate amount up to the Classes of Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with the priorities set forth below under "-- Principal (Including Prepayments)--Allocation of Amount to be Distributed on the Class A Certificates" and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

    fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount, but only from amounts otherwise distributable (without regard to this priority) to the Class B Certificates, in inverse order of priority pursuant to priority fifth clause (C) of this Pool Distribution Amount Allocation; and

    fifth, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates so that each such Class shall receive
  (A) first, an amount up to its Interest Accrual Amount with respect to such Distribution Date, (B) then, an amount up to its previously unpaid Interest Shortfall Amounts and (C) finally, an amount up to its Class B Optimal Principal Amount before any Classes of Class B Certificates with higher numerical designations receive any payments in respect of interest or principal; provided, however, that the amount distributable pursuant to this priority fifth clause (C) to any Classes of Class B Certificates will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class A-PO Deferred Amount in accordance with priority fourth.

  The undivided percentage interest (the "Percentage Interest") represented by any Offered Certificate of a Class in distributions to such Class will be equal to the percentage obtained by dividing the initial principal balance of such Certificate (or initial notional amount in the case of the Class A-3 and Class A-18 Certificates) by the aggregate initial Principal Balance (or initial notional amount) of such Class.

Interest

  The amount of interest that will accrue on each Class of Certificates, other than the Class A-12 and Class A-PO Certificates, during each month, after taking into account any Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Class, is referred to herein as the "Interest Accrual Amount" for such Class.

  The Interest Accrual Amount for each Class of Certificates, other than the Class A-12 and Class A-PO Certificates, will equal (a) the product of (i) 1/12th of the Pass-Through Rate for such Class and (ii) the outstanding Principal Balance of such Class or, in the case of the Class A-3 and Class A-18 Certificates, the outstanding Class A-3 Notional Amount or Class A-18 Notional Amount, as applicable, minus (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Class, (ii) the interest portion of any Excess Losses allocable to such Class and (iii) the interest portion of any Realized Losses, other than the interest portion of any Excess Losses, allocable to such Class on or after the Cross-Over Date. The pass-through rate for each Class of Offered Certificates (other than the Class A-12 Certificates) (the "Pass-Through Rate"), is the percentage set forth on page S-4 of this Prospectus Supplement.

  The Class A-3 Certificates are interest-only certificates and have no Principal Balance. The "Class A-3 Notional Amount" with respect to each
Distribution Date will be equal to approximately        % of the Principal
Balance of the Class A-1 Certificates. Accordingly, any distributions in respect of principal made to, or losses in respect of principal allocated in reduction of, the Principal Balance of the Class A-1 Certificates will result in a proportional reduction in the Class A-3 Notional Amount. See "--
 Principal (Including Prepayments)" and "-- Subordination of Class B Certificates -- Allocation of Losses" herein. The Class A-3 Notional Amount
with respect to the first Distribution Date will be approximately $    .

  The Class A-18 Certificates are interest-only certificates and have no Principal Balance. The "Class A-18 Notional Amount" with respect to each Distribution Date will be equal to the Principal Balance of the Class A-17 Certificates. Accordingly, any distributions in respect of principal made to, or losses in respect of principal allocated in reduction of, the Principal Balance of the Class A-17 Certificates will result in a like reduction in the Class A-18 Notional Amount. See "-- Principal (Including Prepayments)" and "--
 Subordination of Class B Certificates -- Allocation of Losses" herein. The Class A-18 Notional Amount with respect to the first Distribution Date will be
approximately $    .

  No interest will accrue on the Class A-12 and Class A-PO Certificates.

  The "Principal Balance" of a Class of Class A Certificates (other than the Class A-3, Class A-18 and Class A-PO Certificates) as of any Determination Date will be the principal balance of such Class on the date of initial issuance of the Class A Certificates plus, in the case of the Accrual Certificates, the applicable Accrual Distribution Amounts, as described under "--Principal (Including Prepayments)" below, previously added to the Principal Balance of the corresponding Class of Accrual Certificates, less (i) all amounts previously distributed to holders of Certificates of such Class in reduction of the principal balance of such Class and (ii) such Class's pro rata share of the principal portion of Excess Losses allocated through such Determination Date to the holders of Class A Certificates (other than the Class A-PO Certificates) in the manner described herein under "--Subordination of Class B Certificates--Allocation of Losses." After the Cross-Over Date, the Principal Balance of a Class of Class A Certificates (other than the Class A-3, Class A-18 and Class A-PO Certificates) may be subject to further reduction in an amount equal to such Class's pro rata share of the difference, if any, between (a) the Class A Non-PO Principal Balance as of such Determination Date without regard to this provision and (b) the difference between (i) the Adjusted Pool Amount for the preceding Distribution Date and (ii) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date. Any pro rata allocation among the Classes of Class A Certificates described in this paragraph will be made among the Classes of Class A Certificates (other than the Class A-PO Certificates) on the basis of their then-outstanding Principal Balances or, in the case of a Class of Accrual Certificates, their initial Principal Balance, if lower.

  The Class A-3 and Class A-18 Certificates will be interest-only Certificates and will not have a Principal Balance.

  The "Principal Balance" of the Class A-PO Certificates as of any Determination Date will be the principal balance of such Class on the date of initial issuance of the Class A Certificates less (i) all amounts previously distributed to the holders of the Class A-PO Certificates pursuant to priorities third clause (B) and fourth of the Pool Distribution Amount Allocation and (ii) the principal portion of Excess Losses allocated through such Determination Date to the Class A-PO Certificates in the manner described herein under "--Subordination of

Class B Certificates--Allocation of Losses." After the Cross-Over Date, the Principal Balance of the Class A-PO Certificates will be subject to further reduction in an amount equal to the excess, if any, of (a) the Principal Balance of the Class A-PO Certificates as of such Determination Date without regard to this provision over (b) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

  The "Principal Balance" of a Class of Class B Certificates as of any Determination Date will be the lesser of (a) the principal balance of such Class on the date of initial issuance of the Class B Certificates less (i) all amounts previously distributed to holders of such Class in reduction of the principal balance thereof and (ii) the principal portion of Excess Losses allocated through such Determination Date to the holders of such Class in the manner described under "--Subordination of Class B Certificates--Allocation of Losses" and (b) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of (i) the Class A Principal Balance and (ii) the Principal Balances of the Classes of Class B Certificates with lower numerical designations, each as of such Determination Date.

  The "Class A Principal Balance" as of any Determination Date will be equal to the sum of the Principal Balances of the Classes of Class A Certificates as of such date.

  The "Class A Non-PO Principal Balance" as of any Determination Date will be equal to the sum of the Principal Balances of the Classes of Class A Certificates (other than the Class A-PO Certificates) as of such date.

  The "Class B Principal Balance" as of any date will be equal to the sum of the Principal Balances of the Classes of Class B Certificates as of such date.

  The "Aggregate Principal Balance" as of any date will be equal to the sum of the Class A Principal Balance and the Class B Principal Balance as of such date.

  The "Aggregate Non-PO Principal Balance" as of any date will be equal to the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance as of such date.

  With respect to any Distribution Date, the "Adjusted Pool Amount" will equal the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

  With respect to any Distribution Date, the "Adjusted Pool Amount (PO Portion)" will equal the sum as to each Mortgage Loan outstanding at the Cut-Off Date of the product of (A) the PO Fraction for such Mortgage Loan and (B) the principal balance of such Mortgage Loan as of the Cut-Off Date less the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loan (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding the month in which such Distribution Date occurs.

  The "Net Mortgage Interest Rate" on each Mortgage Loan will be equal to the Mortgage Interest Rate on such Mortgage Loan as stated in the related mortgage note minus the applicable Servicing Fee Rate for such Mortgage Loan. See "Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" herein.

  When mortgagors prepay principal, or when principal is recovered through foreclosure sales or other liquidations of defaulted Mortgage Loans, or when other Unscheduled Principal Receipts occur, a full month's interest for the month of payment or recovery may not be paid or recovered, resulting in interest shortfalls to the extent that such payment or recovery is not included in the distribution to Certificateholders made in the month in which it is received. Interest shortfalls resulting from full or partial principal prepayments made by mortgagors ("Mortgagor Prepayments") are referred to herein as "Prepayment Interest Shortfalls." The Servicer will be obligated, on or before each Distribution Date, to pay to the Trustee for the benefit of Certificateholders, from the Servicer's own funds (including amounts otherwise payable to the Servicer in respect of such Distribution Date as Servicing
Fees) an amount (such amount, "Compensating Interest") equal to the lesser of
(i) the aggregate Prepayment Interest Shortfall with respect to such Distribution Date and (ii) 1/12th of 0.25% of the aggregate Scheduled Principal Balance of the Mortgage Loans.

  As to any Distribution Date, Prepayment Interest Shortfalls to the extent that they exceed Compensating Interest for such Distribution Date are referred to herein as "Non-Supported Interest Shortfalls" and will be allocated to (i) the Class A Certificates according to the percentage obtained by dividing the then-outstanding Class A Non-PO Principal Balance by the Aggregate Non-PO Principal Balance and (ii) the Class B Certificates according to the percentage obtained by dividing the then-outstanding Class B Principal Balance by the Aggregate Non-PO Principal Balance. Such allocation of the Non-Supported Interest Shortfall will reduce the amount of interest due to be distributed to holders of Certificates then entitled to distributions in respect of interest. Any such reduction in respect of interest allocated to the Class A Certificates will be allocated among the Class A Certificates, pro rata, on the basis of their respective Interest Accrual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date. Any such reduction in respect of interest allocated to the Class B Certificates will be allocated among such Classes of Class B Certificates, pro rata, on the basis of their respective Interest Accrual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

  Any interest shortfalls arising from Unscheduled Principal Receipts that are not Mortgagor Prepayments will not be offset by Compensating Interest, but instead will be borne first by the Classes of Class B Certificates in reverse numerical order and then pro rata by the Class A Certificates based on interest accrued. See "--Subordination of Class B Certificates" herein. After the Cross-Over Date all interest shortfalls arising from Unscheduled Principal Receipts, other than Prepayment Interest Shortfalls covered by Compensating Interest, will be treated as Non-Supported Interest Shortfalls and allocated in reduction of interest accrued on the Class A Certificates.

  The interest portion of any Excess Losses will be allocated among the Classes of Certificates pro rata based on their respective Interest Accrual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

  Allocations of the interest portion of Realized Losses (other than Excess Losses) first to the Classes of Class B Certificates in reverse numerical order will result from the priority of distribution first to the holders of the Class A Certificates and then to the holders of the Classes of Class B Certificates in numerical order of the Pool Distribution Amount as described above under "--Distributions."

  On each Distribution Date on which the amount available to be distributed in respect of interest on a Class of Certificates pursuant to the Pool Distribution Amount Allocation is less than such Class's Interest Accrual Amount, the amount of any such deficiency (as to each Class, an "Interest Shortfall Amount" ) will be added to the amount of interest distributable on such Class on subsequent Distribution Dates, but only for so long as such Class's Principal Balance is greater than zero. No interest will accrue on any Interest Shortfall Amounts.

  Prior to the applicable Accretion Termination Date, interest in an amount equal to the Interest Accrual Amount for a Class of Accrual Certificates will accrue on such Class, but such amount will not be distributed as interest to such Class until such Accretion Termination Date. Prior to such time, an amount equal to the accrued and unpaid interest on such Class will be added to the Principal Balance thereof and distributed as described under "-- Principal (Including Prepayments) -- Allocation of Amount to be Distributed on the Class A Certificates" below. The "Accretion Termination Date" (A) for the Class A-6 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the

Class A-4 and Class A-5 Certificates have been reduced to zero or (ii) the Cross-Over Date; (B) for the Class A-7 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-4, Class A-5 and Class A-6 Certificates have been reduced to zero or (ii) the Cross-Over Date, (C) for the Class A-9 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which Principal Balance of the Class A-8 Certificates has been reduced to zero or (ii) the Cross-Over Date, (D) for the Class A-10 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-8 and Class A-9 Certificates have been reduced to zero or (ii) the Cross-Over Date; (E) for the Class A-11 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-8 and Class A-10 Certificates have been reduced to zero or (ii) the Cross-Over Date and (F) for the Class A-16 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which Principal Balances of the Class A-13, Class A-14 and Class A-15 Certificates have been reduced to zero or (ii) the Cross-Over Date.

Principal (Including Prepayments)

  The principal balance of a Certificate at any time is equal to the product of the related Class's Principal Balance and such Certificate's Percentage Interest, and represents the maximum specified dollar amount (exclusive of (i) any interest that may accrue on such Certificate (other than interest added to the Principal Balances of the Accrual Certificates) and (ii) in the case of the Class A-R and Class A-LR Certificates, any additional amounts to which the holders of such Certificates may be entitled as described below under "-- Additional Rights of the Class A-R and Class A-LR Certificateholders") to which the holder thereof is entitled from the cash flow on the Mortgage Loans at such time, and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to, such Certificate. The approximate initial Principal Balance of each Class of Offered Certificates (other than the Class A-3 and Class A-18 Certificates) is set forth on page S-4 of this Prospectus Supplement. The Class A-3 and Class A-18 Certificates will have no Principal Balance. The initial Principal Balance of the Class A-
PO Certificates will be approximately $[    ].

 Calculation of Amount to be Distributed on the Certificates

  Distributions in reduction of the principal balance of the Class A Certificates (other than the Class A-PO Certificates) will be made on each Distribution Date pursuant to the Pool Distribution Amount Allocation, in an aggregate amount equal to the Class A Non-PO Principal Distribution Amount. The "Class A Non-PO Principal Distribution Amount" with respect to any Distribution Date will be equal to the sum of (i) the sum of the Accrual Distribution Amounts, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

  The "Accrual Distribution Amount" with respect to any Distribution Date and any Class of Accrual Certificates will be equal to the sum of (i) the portion, if any, of current interest allocated but not distributed with respect to the such Class of Accrual Certificates on such Distribution Date in accordance with priority first of the Pool Distribution Amount Allocation and (ii) the portion, if any, of the unpaid Interest Shortfall Amounts allocated but not distributed with respect to such Class of Accrual Certificates on such Distribution Date in accordance with priority second of the Pool Distribution Amount Allocation.

  The "Class A Non-PO Principal Amount" with respect to any Distribution Date will be equal to the amount distributed pursuant to priority third clause (A) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A Non-PO Optimal Principal Amount.

  Distributions in reduction of the Principal Balance of the Class A-PO Certificates will be made on each Distribution Date in an aggregate amount equal to the Class A-PO Distribution Amount. The "Class A-PO Distribution Amount" with respect to any Distribution Date will be equal to the sum of (i) the amount distributed pursuant to priority third clause (B) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A-PO Optimal Principal Amount and (ii) the amount distributed pursuant to priority fourth of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A-PO Deferred Amount.

  Distributions in reduction of the principal balances of the Class B-1, Class B-2 and Class B-3 Certificates will be made on each Distribution Date first to the Class B-1 Certificates, second to the Class B-2 Certificates and then to the Class B-3 Certificates, pursuant to priority fifth clause (C) of the Pool Distribution Amount Allocation, in an aggregate amount with respect to each such Class (the "Class B-1 Principal Distribution Amount," "Class B-2 Principal Distribution Amount" and "Class B-3 Principal Distribution Amount," respectively) up to the Class B Optimal Principal Amount for such Class.

  The "Class A Non-PO Optimal Principal Amount," the "Class B Optimal Principal Amount" for each Class of Class B Certificates and the "Class A-PO Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of:

    (A) (i) in the case of the Class A Non-PO Optimal Principal Amount and the Class B Optimal Principal Amount, the Non-PO Fraction for such Mortgage Loan and (ii) in the case of the Class A-PO Optimal Principal Amount, the PO Fraction for such Mortgage Loan; and

    (B) the sum of:

      (i) the applicable Class Percentage of (x) the scheduled payment of principal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs, less (y) if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with respect to such Mortgage Loan;

      (ii) the applicable Class Prepayment Percentage of all Unscheduled Principal Receipts that were received by the Servicer with respect to such Mortgage Loan during the Unscheduled Principal Receipt Period relating to such Distribution Date;

      (iii) the applicable Class Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Depositor, as described under the heading "Description of the Mortgage Loans-- Mandatory Repurchase or Substitution of Mortgage Loans" herein; and

      (iv) the applicable Class Percentage of the excess of the unpaid principal balance of any defective Mortgage Loan for which a Mortgage Loan was substituted during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed advances in respect of such defective Mortgage Loan. See "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans to the Trustee" in the Prospectus.

  The "Class Percentage" will equal (i) the Class A Percentage, in the case of the calculation of the Class A Non-PO Optimal Principal Amount; (ii) the applicable Class B Percentage, in the case of the calculation of the Class B Optimal Principal Amount for a Class of Class B Certificates; and (iii) 100% in the case of the calculation of the Class A-PO Optimal Principal Amount.

  The "Class Prepayment Percentage" will equal (i) the Class A Prepayment Percentage, in the case of the calculation of the Class A Non-PO Optimal Principal Amount; (ii) the applicable Class B Prepayment Percentage, in the case of the calculation of the Class B Optimal Principal Amount for a Class of Class B Certificates; and (iii) 100% in the case of the calculation of the Class A-PO Optimal Principal Amount.

  The "Class A-PO Deferred Amount" for any Distribution Date prior to the Cross-Over Date will equal the difference between (A) the sum of (i) the amount by which the Class A-PO Optimal Principal Amount for all prior Distribution Dates exceeds the amounts distributed to the Class A-PO Certificates on such prior Distribution Dates pursuant to priority third, clause (B) of the Pool Distribution Amount Allocation, but only to the extent such shortfall is not attributable to Realized Losses allocated to the Class A-PO Certificates as described in "--Subordination of Class B Certificates-- Allocation of Losses" below and (ii) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and
(b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Discount Mortgage Loan other than Excess Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to priority fourth of the Pool Distribution Amount Allocation. On or after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

  The principal distribution to the holders of a Class of Class B Certificates will be reduced on any Distribution Date on which (i) the Principal Balance of such Class of Class B Certificates on the following Determination Date would be reduced to zero as a result of principal distributions or allocation of losses and (ii) the Principal Balance of any Class A Certificates or any Class of Class B Certificates with a lower numerical designation, would be subject to reduction on such Determination Date as a result of allocation of Realized Losses (other than Excess Losses). The amount of any such reduction in the principal distributed to the holders of such Class of Class B Certificates will instead be distributed pro rata to the holders of any Class (other than the Class A-PO Certificates) senior in priority which is entitled to receive distributions in accordance with the Pool Distribution Amount Allocation.

  Generally, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to any Class of Certificates, such Class will be entitled to its pro rata share of such recovery in an amount up to the amount by which the Principal Balance of such Class was reduced as a result of such Realized Loss. However, no Class of Certificates will be entitled to receive any amounts recovered on a Mortgage Loan after the date on which the principal balance of such Class is reduced to zero, whether as a result of principal distributions or the allocation of Realized Losses.

  The "Unscheduled Principal Receipt Period" for any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

  The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy (other than Deficient Valuations), moratorium or similar waiver or grace period) as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs, after giving effect to any Deficient Valuations occurring prior to such Due Date, to the payment of principal due on such Due Date irrespective of any delinquency in payment by the mortgagor and to any Unscheduled Principal Receipts received or applied prior to such Due Date.

  A "Realized Loss" is any Liquidated Loan Loss (including any Special Hazard Loss and any Fraud Loss) or any Bankruptcy Loss. A "Liquidated Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Liquidated Loan Loss" on a Liquidated Loan is equal to the excess, if any, of
(i) the unpaid principal balance of such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the Net Mortgage Interest Rate through the last day of the month in which such Mortgage Loan was liquidated, over (ii) net Liquidation Proceeds. For purposes of calculating the amount of any Liquidated Loan Loss, all net Liquidation Proceeds (after reimbursement of any previously unreimbursed Periodic Advance) will be applied first to accrued interest and then to the unpaid principal balance of the Liquidated Loan. A "Special Hazard Loss" is (A) a Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss exclusive of (i) any loss covered by a standard hazard insurance policy or, if the Mortgaged Property is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy, of the types described in the Prospectus under "Servicing of the Mortgage Loans--Insurance Policies" and (ii) any loss caused by or resulting from (a) normal wear and tear, (b) dishonest acts of the Trustee or the Servicer or (c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues or (B) a Liquidated Loan Loss arising from or relating to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property. A "Fraud Loss" is a Liquidated Loan Loss incurred on a Liquidated Loan as to which there was fraud in the origination of such Mortgage Loan. A "Bankruptcy Loss" is a Debt Service Reduction or a Deficient Valuation. A "Debt Service Reduction" means a reduction in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. A "Deficient Valuation" with respect to a Mortgage Loan means a valuation by a court of the Mortgaged Property in an amount less than the outstanding indebtedness under the Mortgage Loan or any reduction in the amount of monthly payments that results in a permanent forgiveness of principal, which valuation or reduction results from a bankruptcy proceeding.

  The "Non-PO Fraction" with respect to any Mortgage Loan will equal the Net Mortgage Interest Rate for such Mortgage Loan divided by [ ]%, but will not be greater than 1.0.

  The "Pool Balance (Non-PO Portion)" is the sum for each outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan as of such Distribution Date.

  The "PO Fraction" with respect to any Mortgage Loan with a Net Mortgage Interest Rate less than [ ]% (a "Discount Mortgage Loan") will equal the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan. The PO Fraction with respect to each Mortgage Loan that is not a Discount Mortgage Loan (a "Premium Mortgage Loan") will be zero.

  The "Pool Balance (PO Portion)" is the sum for each Discount Mortgage Loan of the product of the Scheduled Principal Balance of such Discount Mortgage Loan and the PO Fraction for such Discount Mortgage Loan.

  The "Class A Percentage" for any Distribution Date occurring on or prior to the Cross-Over Date is the percentage (subject to rounding), which in no event will exceed 100%, obtained by dividing the Class A Non-PO Principal Balance as of such date (before taking into account distributions in reduction of principal balance on such date) by the Pool Balance (Non-PO Portion). The Class A Percentage for the first Distribution Date will be approximately
[ ]%. The Class A Percentage for each Distribution Date occurring after the Cross-Over Date will be 100%.

  The "Class A Prepayment Percentage" for any Distribution Date will be the percentage indicated below:

   Distribution Date Occurring In                 Class A Prepayment Percentage
   ------------------------------                 -----------------------------
        through     ........................... 100%;
        through     ........................... the Class A Percentage, plus 70%
                                                 of the Subordinated Percentage;
        through     ........................... the Class A Percentage, plus 60%
                                                 of the Subordinated Percentage;
        through     ........................... the Class A Percentage, plus 40%
                                                 of the Subordinated Percentage;
        through     ........................... the Class A Percentage, plus 20%
                                                 of the Subordinated Percentage;
                                                 and
        and thereafter     .................... the Class A Percentage;

provided, however, that if on any of the foregoing Distribution Dates the Class A Percentage exceeds the initial Class A Percentage, the Class A Prepayment Percentage for such Distribution Date will once again equal 100%. See "Prepayment and Yield Considerations" herein and in the Prospectus. Notwithstanding the foregoing, no reduction of the Class A Prepayment Percentage will occur on any Distribution Date if (i) as of such Distribution Date as to which any such reduction applies, the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more

(including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) is greater than or equal to 50% of the sum of the then-outstanding Class B Principal Balance, or (ii) for any Distribution Date, cumulative Realized Losses with respect to the Mortgage Loans exceed the percentages of the principal balance of the Subordinated Certificates as of the Cut-Off Date (the "Original Subordinated Principal Balance") indicated below:

                                                      Percentage of Original
   Distribution Date Occurring In                 Subordinated Principal Balance
   ------------------------------                 ------------------------------
        through     .............................              30%
        through     .............................              35%
        through     .............................              40%
        through     .............................              45%
        and thereafter     ......................              50%

  This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class A Certificates (other than the Class A-PO Certificates) while, in the absence of Realized Losses, increasing the interest in the principal balance of the Mortgage Loans evidenced by the Class B Certificates. Increasing the respective interest of the Class B Certificates relative to that of the Class A Certificates (other than the Class A-PO Certificates) is intended to preserve the availability of the subordination provided by the Class B Certificates. See "--Subordination of Class B Certificates" below. The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Class A Percentage for such date. The "Subordinated Prepayment Percentage" for any Distribution Date will be calculated as the difference between 100% and the Class A Prepayment Percentage for such date.

  The "Class B Percentage" and "Class B Prepayment Percentage" for a Class of Class B Certificates will equal the portion of the Subordinated Percentage and Subordinated Prepayment Percentage, as the case may be, represented by the fraction, the numerator of which is the then-outstanding Principal Balance for such Class of Class B Certificates and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates entitled to principal distributions for such Distribution Date as described below. In the event that a Class of Class B Certificates is not entitled to principal distributions for such Distribution Date, the Class B Percentage and Class B Prepayment Percentage for such Class will both be 0% with respect to such Distribution Date.

  In the event that on any Distribution Date the Current Fractional Interest of any Class of Class B Certificates is less than the Original Fractional Interest of such Class, then the Classes of Certificates that are subordinate to such Class will not be entitled to distributions in respect of principal and the Principal Balances of such subordinated Classes will not be used to determine the Class B Percentage and Class B Prepayment Percentage of the Classes of Class B Certificates that are senior to such subordinated Classes for such Distribution Date. The Class B-6 Certificates will not have original or current fractional interests which are required to be maintained as described above.

  The "Original Fractional Interest" of a Class of Class B Certificates is the percentage obtained by dividing the sum of the initial Principal Balances of the Classes of Certificates that are subordinate to such Class by the initial Aggregate Non-PO Principal Balance. The "Current Fractional Interest" of a Class of Class B Certificates for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Principal Balances of the Classes of Certificates that are subordinate to such Class by the then-outstanding Aggregate Non-PO Principal Balance.

  The following table sets forth the expected approximate Original Fractional Interest for each Class of Class B Certificates on the date of issuance of the Certificates.

                                                                     Approximate
                                                                       Original
                                                                      Fractional
   Class                                                               Interest
   -----                                                             -----------
   B-1..............................................................        %
   B-2..............................................................        %
   B-3..............................................................        %
   B-4..............................................................        %
   B-5..............................................................        %
   B-6..............................................................     N/A

 Allocation of Amount to be Distributed on the Class A Certificates

  The Class A-3 and Class A-18 Certificates are interest-only Certificates and are not entitled to distributions in respect of principal.

  On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) in accordance with the following priorities.

                          [Insert Payment Priorities]

  The "PAC Principal Amount" for any Distribution Date and for any Class of PAC Certificates means the amount, if any, that would reduce the Principal Balance of such Class to the percentage of its initial Principal Balance shown in the tables set forth below with respect to such Distribution Date.

  Notwithstanding the foregoing, on each Distribution Date occurring on or after the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their respective outstanding Principal Balances without regard to the priorities set forth above.

  Any amounts distributed on a Distribution Date to the holders of any Class in reduction of Principal Balance will be allocated among the holders of such Class pro rata in accordance with their respective Percentage Interests.

  The following tables set forth for each Distribution Date the planned Principal Balances for the PAC Certificates, expressed as a percentage of the initial Principal Balance of such Class.

                    Planned Principal Balances as Percentage
                        of the Initial Principal Balance

                             Class A-1 Certificates


                     Percentage of
                        Initial
Distribution Date  Principal Balance
-----------------  -----------------



                             Class A-2 Certificates

                     Percentage of
                        Initial
Distribution Date  Principal Balance
-----------------  -----------------

  Principal Payment Characteristics of the PAC Certificates and the Companion
   Certificates

  The percentages of the initial Principal Balances of the PAC Certificates set forth in the preceding tables were calculated using the Structuring Assumptions. Based on such assumptions, the Principal Balance of each Class of PAC Certificates would be reduced to the percentage of its initial Principal Balance indicated in the preceding table for each Distribution Date if prepayments on the Mortgage Loans occur at any constant rate between
approximately    % SPA (as defined herein under "Prepayment and Yield
Considerations") and approximately    % SPA. However, it is highly unlikely
that principal prepayments on the Mortgage Loans will occur at any constant rate or that the Mortgage Loans will prepay at the same rate. In addition, even if principal prepayments were to occur at a constant rate, there may be differences between the characteristics of the mortgage loans ultimately included in the Trust Estate and the Mortgage Loans which are expected to be included as described herein. Therefore, there can be no assurance that the Principal Balances of the PAC Certificates, after the application of the distributions to be made on any Distribution Date, will be equal to the applicable percentage of the initial Principal Balances for such Distribution Date specified in the tables above.

  The weighted average lives of the Classes of PAC Certificates will vary under different prepayment scenarios. To the extent that principal prepayments occur at a constant rate that is slower than approximately % SPA, the Class A Non-PO Principal Amount on each Distribution Date may be insufficient to make distributions in reduction of the Principal Balances of the PAC Certificates in amounts that would reduce their Principal Balances to their planned Principal Balances for such Distribution Date. The weighted average lives of the Classes of PAC Certificates may therefore be extended, as illustrated for the PAC Certificates by the tables on page S- . To the extent that such principal prepayments occur at a constant rate that is faster than approximately % SPA, the weighted average lives of the PAC Certificates may be shortened as illustrated for the PAC Certificates by the tables on page S- .

  Because any Excess Principal Payments (as defined below) for any Distribution Date will be distributed to Certificateholders on such Distribution Date, the ability to distribute the PAC Principal Amounts on any Distribution Date will not be enhanced by the averaging of high and low principal prepayment rates on the Mortgage Loans over several Distribution Dates, as might be the case if any such Excess Principal Payments were held for future applications and not distributed monthly. There is no assurance that, with respect to the Class A Non-PO Principal Amount distributions in reduction of the Principal Balance of a Class of PAC Certificates (i) will not commence significantly earlier than the first Distribution Date shown in the preceding table relating to such Class, (ii) will not commence significantly later than the first Distribution Date shown in the preceding table relating to such Class or (iii) will not be reduced to zero significantly earlier or significantly later than the last Distribution Date shown in the preceding tables.

  The extent to which the planned principal balances of the PAC Certificates will be achieved and the sensitivity of the PAC Certificates to principal prepayments on the Mortgage Loans will depend, in part, upon the period of time during which the Companion Certificates remain outstanding. On each Distribution Date, the excess of the portion of the Class A Non-PO Principal Amount available to make distributions of principal to the PAC Certificates over the PAC Principal Amounts (the "Excess Principal Payments") for such Distribution Date will be distributed to the Companion Certificates before being distributed to the PAC Certificates in accordance with the priorities set forth above under "-- Allocation of Amount to be Distributed on the Class A Certificates." This is intended to decrease the likelihood that the PAC Certificates will be reduced below their planned Principal Balances on a given Distribution Date. As such, and in accordance with the priorities described above, the Companion Certificates support the PAC Certificates. However, under certain relatively fast prepayment scenarios, one or more Classes of the PAC Certificates may continue to be outstanding when the Companion Certificates are no longer outstanding. Under such circumstances, all Excess Principal Payments will be applied to the PAC Certificates then outstanding in accordance with the priorities described herein. Thus, when the Principal Balances of the Companion Certificates have been reduced to zero, the PAC Certificates if outstanding will, in accordance with the priorities set forth above, become more sensitive to the rate of prepayment on the Mortgage Loans as such Classes will receive all Excess Principal Payments until the principal balances of the PAC Certificates have been reduced to zero. Conversely, under certain relatively slow prepayment scenarios, the portion of the Class A Non-PO Principal Amount available to make distributions of principal to the PAC Certificates may not be sufficient to pay the PAC Principal Amounts for the PAC Certificates on a given Distribution Date. In such cases, the portion of the Class A Non-PO Principal Amount available to make distributions of principal to the PAC Certificates for each subsequent Distribution Date will be applied in accordance with the priorities described herein such that the Companion Certificates will not receive any distributions in reduction of their principal balances from the Class A Non-PO Principal Amount until the outstanding principal balances of the PAC Certificates have reached their planned principal balances for such Distribution Date. As a result, the weighted average lives of the Classes of PAC Certificates, if they do not receive their PAC Principal Amounts on a Distribution Date, may be extended.

  The weighted average lives of the Companion Certificates will be highly sensitive to the rate of prepayments on the Mortgage Loans. See "Prepayment and Yield Considerations" herein.

Additional Rights of the Class A-R and Class A-LR Certificateholders

  The Class A-R and Class A-LR Certificates will remain outstanding for as long as the Trust Estate shall exist, whether or not either such Class is receiving current distributions of principal or interest. The holders of the Class A-R and Class A-LR Certificates will be entitled to receive the proceeds of the remaining assets of the Trust Estate, if any, on the final Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Certificates to zero. It is not anticipated that there will be any assets remaining in the Trust Estate on the final Distribution Date following the distributions of interest and in reduction of principal balance made on the Certificates on such date.

  In addition, the Class A-LR Certificateholder will be entitled on each Distribution Date to receive any Pool Distribution Amount remaining after all distributions pursuant to the Pool Distribution Amount Allocation have been made and any Net Foreclosure Profits, as described under "Description of the Certificates" in the Prospectus. It is not anticipated that there will be any such Net Foreclosure Profits or undistributed portion of the Pool Distribution Amounts.

Periodic Advances

  If, on any Determination Date, payments of principal and interest due on any Mortgage Loan in the Trust Estate on the related Due Date have not been received, the Servicer will be required to advance on or before the related Distribution Date for the benefit of holders of the Certificates an amount in cash equal to all delinquent payments of principal and interest due on each Mortgage Loan in the Trust Estate (with interest adjusted to the applicable Net Mortgage Interest Rate) not previously advanced, but only to the extent that the Servicer believes that such amounts will be recoverable by it from liquidation proceeds or other recoveries in respect of the related Mortgage Loan (each, a "Periodic Advance"). Upon the Servicer's failure to make a required Periodic Advance, the Trustee will be required to make such Periodic Advance.

  The Pooling and Servicing Agreement provides that any advance of the kind described in the preceding paragraph may be reimbursed to the Servicer or the Trustee, as applicable, at any time from funds available in the Servicer Custodial Account or the Certificate Account, as the case may be, to the extent that (i) such funds represent receipts on, or liquidation, insurance, purchase or repurchase proceeds in respect of, the Mortgage Loans to which the advance relates or (ii) the Servicer or the Trustee, as applicable, has determined in good faith that the advancing party will be unable to recover such advance from funds of the type referred to in clause (i) above.

Restrictions on Transfer of the Class A-R, Class A-LR and Class B Certificates

  The Class A-R and Class A-LR Certificates will be subject to the following restrictions on transfer, and each of the Class A-R and Class A-LR Certificates will contain a legend describing such restrictions.

  The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations and (ii) certain Pass-Through Entities (as defined in the Prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an "electing large partnership" as defined in the Prospectus) with respect to the Class A-R or Class A-LR Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class A-R or Class A-LR Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Trustee an affidavit (or, to the extent acceptable to the Trustee, a representation letter signed under penalty of perjury) to the effect that, among other items, such transferee is not a Disqualified Organization (as defined in the Prospectus) and is not purchasing the Class A-R or Class A-LR Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit or letter is false. Further, such affidavit or letter requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future,
(ii) understands that it may incur tax liabilities with respect to the Class A-R or Class A-LR Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding the Class A-R or Class A-LR Certificate as such taxes become due and (iv) will not transfer the Class A-R or Class A-LR Certificate to any person or entity that does not provide a similar affidavit or letter. The transferor must certify in writing to the Trustee that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

  In addition, the Class A-R and Class A-LR Certificates may not be purchased by or transferred to any person that is not a U.S. Person, unless (i) such person holds such Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (ii) the transferee delivers to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

  The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the Prospectus.

  The Class A-R and Class A-LR Certificates may not be purchased by or transferred to any person which is an employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA or Code Section 4975 (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan"), or any person acting on behalf of or investing the assets of such Plan. See "ERISA Considerations" herein and in the Prospectus.

  Under current law the purchase and holding of the Class B Certificates by or on behalf of a Plan may result in "prohibited transactions" within the meaning of ERISA and Code Section 4975 or Similar Law. Transfer of the Class B Certificates will not be made unless the transferee (i) executes a representation letter in form and substance satisfactory to the Trustee stating that (a) it is not, and is not acting on behalf of, any such Plan or using the assets of any such Plan to effect such purchase or (b) if it is an insurance company, that the source of funds used to purchase the Class B Certificates is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12,
1995)) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-
60) at the date of acquisition or (ii) provides (A) an opinion of counsel in form and substance satisfactory to the Trustee that the purchase or holding of the Class B Certificates by or on behalf of such Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Depositor, the Servicer or the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and
(B) such other opinions of counsel, officers' certificates and agreements as the Depositor or the Servicer may require in connection with such transfer. The Class B Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. See "ERISA Considerations" herein and in the Prospectus.

Subordination of Class B Certificates

  The rights of the holders of the Class B Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Class A Certificates and the rights of the holders of the Classes of Class B Certificates with higher numerical designations to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of Classes of Class B Certificates with lower numerical designations, all to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by the holders of more senior Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford the holders of the more senior Certificates protection against Realized Losses, as more fully described below. If Realized Losses exceed the credit support provided through subordination to a given Class of Certificates or if Excess Losses occur, all or a portion of such losses will be borne by such Class of Certificates.

  The protection afforded to the holders of more senior Classes of Certificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the more junior Classes of Certificates, the amounts of principal and interest due such holders on each Distribution Date out of the Pool Distribution Amount with respect to such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of the more junior Classes of Certificates. Because of the priority in which the Class A Non PO Distribution Amount is allocated among the Class of Class A Certificates (other than the Class A PO Certificates), the application of this subordination to cover Realized Losses experienced in periods prior to the periods in which a Class of Class A Certificates is entitled to distributions in reduction of principal balance will decrease the protection provided by the subordination to any such Class.

  Amounts distributed to holders of Subordinated Certificates will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

 Allocation of Losses

  Realized Losses (other than Excess Losses) will not be allocated to the holders of the Class A Certificates until the date on which the amount of principal payments on the Mortgage Loans to which the holders of the Subordinated Certificates are entitled has been reduced to zero as a result of the allocation of losses to the Subordinated Certificates, i.e., the Distribution Date preceding the Distribution Date for which the Subordinated Percentage is equal to zero (the "Cross-Over Date"). Prior to such time, such Realized Losses will be allocated to the Classes of Class B Certificates sequentially in reverse numerical order, until the Principal Balance of each such Class has been reduced to zero.

  The allocation of the principal portion of a Realized Loss (other than a Debt Service Reduction or Excess Loss) will be effected through the adjustment of the Principal Balance of the most subordinate Class then outstanding in such amount as is necessary to cause the Aggregate Principal Balance to equal the Adjusted Pool Amount.

  Allocations to the Classes of Class B Certificates of (i) the principal portion of Debt Service Reductions, (ii) the interest portion of Realized Losses (other than Excess Losses), (iii) any interest shortfalls resulting from delinquencies for which the Servicer, the Master Servicer or the Trustee does not advance, (iv) any interest shortfalls or losses resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as more fully described under "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the Prospectus and (v) any interest shortfalls resulting from the timing of the receipt of Unscheduled Principal Receipts (other than Mortgagor Prepayments) with respect to Mortgage Loans will result from the priority of distributions of the Pool Distribution Amount first to the Class A Certificates and then to the Classes of Class B Certificates in numerical order as described above under "--Distributions."

  The allocation of the principal portion of Realized Losses (other than Excess Losses) in respect of the Mortgage Loans allocated on or after the Cross-Over Date will be effected through the adjustment on any Determination Date of the Class A Non-PO Principal Balance and the Principal Balance of the Class A-PO Certificates such that (i) the Class A Non-PO Principal Balance equals the Adjusted Pool Amount less the Adjusted Pool Amount (PO Portion) as of the preceding Distribution Date and (ii) the Principal Balance of the Class A-PO Certificates equals the Adjusted Pool Amount (PO Portion) as of the preceding Distribution Date. The principal portion of such Realized Losses allocated to the Class A Certificates (other than the Class A-PO Certificates) will be allocated to such outstanding Classes of Class A Certificates pro rata in accordance with their Principal Balances or, in the case of a Class of Accrual Certificates, their initial Principal Balance, if lower. The interest portion of any Realized Loss allocated on or after the Cross-Over Date will be allocated among the outstanding Classes of Class A Certificates pro rata in accordance with their respective Interest Accrual Amounts, without regard to any reduction pursuant to this sentence. Any such losses will be allocated among the outstanding Class A Certificates within each Class pro rata in accordance with their respective Percentage Interests.

  If the Pool Distribution Amount is not sufficient to cover the amount of principal payable to the holders of the Class A Certificates on a particular Distribution Date, then the percentage of principal payments on the Mortgage Loans to which the holders of the Class A Certificates (other than the Class A-PO Certificates) will be entitled (i.e., the Class A Percentage) on and after the next Distribution Date will be proportionately increased, thereby reducing, as a relative matter, the respective interest of the Class B Certificates in future payments of principal on the Mortgage Loans in the Trust Estate.

  Special Hazard Losses, Fraud Losses and Bankruptcy Losses other than Excess Losses, will be allocated solely to the Classes of Class B Certificates in reverse numerical order. Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the Special Hazard Loss Amount, the Fraud Loss Amount and the Bankruptcy Loss Amount, respectively, are "Excess Special Hazard Losses," "Excess Fraud Losses" and "Excess Bankruptcy Losses," respectively, and are referred to herein collectively as "Excess Losses."

  Any Excess Losses will be allocated (i) with respect to the principal portion of such losses (a) to the outstanding Classes of the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates pro rata based on their outstanding Principal Balances in proportion to the Non-PO Fraction of such losses and (b) in respect of Discount Mortgage Loans, to the Class A-PO Certificates in proportion to the PO Fraction of such losses and (ii) with respect to the interest portion of such losses, to the Class A and Class B Certificates pro rata based on interest accrued by reducing their respective Interest Accrual Amounts. The principal portion of any such losses so allocated to the Class A Certificates (other than the Class A-PO Certificates) will be allocated to such outstanding Classes of Class A Certificates pro rata in accordance with their then-outstanding Principal Balances or, in the case of a Class of Accrual Certificates, their initial Principal Balance, if lower. Any losses allocated to a Class of Certificates will be allocated among the outstanding Certificates within such Class pro rata in accordance with their respective Percentage Interests.

  Upon initial issuance of the Certificates, the "Special Hazard Loss Amount" with respect thereto will be equal to approximately [ ]% (approximately $[ ]) of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. As of any Distribution Date, the Special Hazard Loss Amount will equal the initial Special Hazard Loss Amount less the sum of (A) any Special Hazard Losses allocated solely to the Class B Certificates and (B) the Adjustment Amount. The "Adjustment Amount" on each anniversary of the Cut-Off Date will be equal to the amount, if any, by which the Special Hazard Amount, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greatest of (i) 1.00% (or, if greater than 1.00%, the highest percentage of Mortgage Loans by principal balance in any California zip code) times the aggregate principal balance of all the Mortgage Loans on such anniversary,
(ii) twice the principal balance of the single Mortgage Loan having the largest principal balance, and (iii) that amount which is necessary to maintain the original ratings assigned to the Class A, Class B-1, Class B-2 and Class B-3 Certificates by the applicable Rating Agenc[y][ies], as evidenced by letters to that effect delivered by such Rating Agenc[y][ies] to the Servicer and the Trustee. On and after the Cross-Over Date, the Special Hazard Loss Amount will be zero.

  Upon initial issuance of the Certificates, the "Fraud Loss Amount" with respect thereto will be equal to approximately [ ]% (approximately $[ ]) of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Fraud Loss Amount will equal the initial Fraud Loss Amount minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates through the related Determination Date. As of any Distribution Date from the first through fifth anniversary of the Cut-Off Date, the Fraud Loss Amount will be an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the aggregate amounts allocated solely to the Class B Certificates with respect to Fraud Losses since the most recent anniversary of the Cut-Off Date through the related Determination Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date, the Fraud Loss Amount will be zero.

  Upon initial issuance of the Certificates, the "Bankruptcy Loss Amount" with respect thereto will be equal to approximately [ ]% (approximately $[ ]) of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal the initial Bankruptcy Loss Amount minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates through the related Determination Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Loss Amount as of the business day next preceding the most recent anniversary of the Cut-Off Date and (b) an amount, if any, calculated pursuant to the terms of the Pooling and Servicing Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Loss Amount, over
(2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates since such anniversary. The Bankruptcy Loss Amount and the related coverage levels described above may be reduced or modified upon written confirmation from each Rating Agency that such reduction or modification will not adversely affect the then-current ratings assigned to the Certificates by it. Such a reduction or modification may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses. On and after the Cross-Over Date, the Bankruptcy Loss Amount will be zero.

  Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the Servicer has notified the Trustee in writing that the Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and when (A) the related Mortgage Loan is not in default with regard to the payments due thereunder or
(B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Standard Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Servicer, in either case without giving effect to any Debt Service Reduction.

  As a result of the mechanism described above, the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses will be borne solely by the Class B Certificates to a lesser extent (i.e., only up to the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount, respectively) than the risk of other Realized Losses, which will be allocated first to the Class B Certificates in reverse numerical order to the full extent of their initial Principal Balances.

                     DESCRIPTION OF THE MORTGAGE LOANS(1)

General

  The mortgage loans to be included in the Trust Estate will be fixed interest rate, conventional, monthly pay, fully amortizing, one-to four-family, residential first mortgage loans having original terms to stated maturity of approximately [ ] years (the "Mortgage Loans"), which may include loans secured by shares ("Co-op Shares") issued by private non-profit housing corporations ("Cooperatives"), and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such Cooperatives' buildings. The Trust Estate is expected to include [ ] Mortgage Loans, having an aggregate unpaid principal balance as of the Cut-Off Date (the "Cut-Off Date Aggregate Principal Balance") of approximately $[ ], and secured by first liens (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties"). The Mortgage Loans will have the additional characteristics described below and in the Prospectus.

  As of the Cut-Off Date, it is expected that [ ] of the Mortgage Loans, representing approximately [ ]% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, will be Buy-Down Loans. As of the Cut-Off Date, it is expected that [ ] of the Mortgage Loans will be secured by Co-op Shares. See "The Trust Estates--Mortgage Loans" in the Prospectus.

  Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans--"Due-on-Sale" Clauses" and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

  As of the Cut-Off Date, each Mortgage Loan is expected to have an unpaid principal balance of not less than approximately $[ ] or more than approximately $[ ], and the average unpaid principal balance of the Mortgage Loans is expected to be approximately $[ ]. The latest stated maturity date of any of the Mortgage Loans is expected to be [ , ]; however, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. Based on information supplied by the mortgagors in connection with their loan applications at origination, [ ] of the Mortgaged Properties are expected to be owner occupied primary residences. See "The Mortgage Loan Programs--Mortgage Loan Underwriting" in the Prospectus.

  As of the Cut-Off Date, there were [ ] Discount Mortgage Loans having an aggregate unpaid principal balance of approximately $[ ], a range of unpaid principal balances of approximately $[ ] to approximately $[ ] an average unpaid principal balance of approximately $[ ], a range of Mortgage Interest Rates from [ ]% to [ ]% per annum, a weighted average Mortgage Interest Rate of approximately [ ]% per annum, a range of remaining terms to stated maturity of [ ] months to [ ] months, a weighted average remaining term to stated maturity of approximately [ ] months, a range of original Loan-to-Value Ratios of [ ]% to [ ]%, a weighted average original Loan-to-Value Ratio of approximately [ ]% and the following geographic concentration of Mortgaged Properties securing Mortgage Loans in excess of [ ]% of the aggregate unpaid principal balance of the Discount Mortgage Loans: approximately [ ]% in [STATES].
--------
(1) The description in this Prospectus Supplement of the Trust Estate and the properties securing the Mortgage Loans to be included in the Trust Estate are based upon the expected characteristics of the Mortgage Loans at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on or before such date. Notwithstanding the foregoing, any of such Mortgage Loans may be excluded from the Trust Estate (i) as a result of principal prepayment thereof in full or (ii) if, as a result of delinquencies or otherwise, the Depositor otherwise deems such exclusion necessary or desirable. In either event, other Mortgage Loans may be included in the Trust Estate. The Depositor believes that the information set forth herein with respect to the expected characteristics of the Mortgage Loans on the Cut-Off Date is representative of the characteristics as of the Cut-Off Date of the Mortgage Loans to be included in the Trust Estate as it will be constituted at the time the Certificates are issued, although the Cut-Off Date Aggregate Principal Balance, the range of Mortgage Interest Rates and maturities, and certain other characteristics of the Mortgage Loans in the Trust Estate may vary.

  As of the Cut-Off Date, there were [ ] Mortgage Loans that were not Discount Mortgage Loans ("Premium Mortgage Loans") having an aggregate unpaid principal balance of approximately $[ ], a range of unpaid principal balances of approximately $[ ] to approximately $[ ], an average unpaid principal balance of approximately $[ ], a range of Mortgage Interest Rates from [ ]% to [ ]% per annum, a weighted average Mortgage Interest Rate of approximately [ ]% per annum, a range of remaining terms to stated maturity of [ ] months to [ ] months, a weighted average remaining term to stated maturity of approximately [ ] months, a range of original Loan-to-Value Ratios of [ ]% to [ ]%, a weighted average original Loan-to-Value Ratio of approximately [ ]% and the following geographic concentration of Mortgaged Properties securing Mortgage Loans in excess of [ ]% of the aggregate unpaid principal balance of the Premium Mortgage Loans: approximately [ ]% in [STATES].

  Certain geographic regions, including California, have, in recent years, experienced and such regions or others in the future may experience natural disasters, including, without limitation, earthquakes, fires, floods and hurricanes. Any deterioration in housing prices in the states in which the Mortgaged Properties are located and any deterioration in the economic conditions in such states which adversely affects the ability of borrowers to make payments on the Mortgage Loans may increase the likelihood of losses on the Mortgage Loans. A concentration of the Mortgage Loans in such states may therefore result in a greater risk of loss than had such concentration not been present. Such losses, if they occur, may have an adverse effect on the yield to maturity of the Offered Certificates and more particularly on the Class B Certificates offered hereby, especially the Class B-3 Certificates.

  As to Mortgaged Properties in regions that have recently experienced natural disasters, neither the Depositor nor the Servicer has undertaken the physical inspection of such Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in an affected region has not occurred. In the Pooling and Servicing Agreement, the Depositor will represent and warrant that, as of the date of issuance of the Certificates, each Mortgaged Property is undamaged by flood, water, fire, earthquake or earth movement, windstorm, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Depositor makes no representation) so as to adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use for which such premises were intended. In the event of a breach of such representation with respect to a Mortgaged Property which materially and adversely affects the interests of Certificateholders in the related Mortgage Loan, the Depositor will be obligated to repurchase or substitute for such Mortgage Loan, as described under "The Mortgage Loan Programs--Representations and Warranties" and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee" in the Prospectus. Repurchase of any such Mortgage Loan will affect in varying degrees the yields and weighted average lives of the Classes of Offered Certificates and could adversely affect the yield of any Offered Certificates purchased at a premium.

Mortgage Loan Underwriting

  The Mortgage Loans were originated in conformity with the underwriting standards described in the Prospectus under the heading "The Mortgage Loan Programs--Mortgage Loan Underwriting" (the "Underwriting Standards") as applied by the Seller or by eligible originators to whom the Seller had delegated all underwriting functions. In certain instances, exceptions to the Underwriting Standards may have been granted by the Seller. See "The Mortgage Loan Programs--Mortgage Loan Underwriting" in the Prospectus.

Mortgage Loan Data

  Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-Off Date (except as otherwise indicated).

                            MORTGAGE INTEREST RATES

                                                             Percentage of Cut-
                              Number of    Aggregate Unpaid  Off Date Aggregate
   Mortgage Interest Rate   Mortgage Loans Principal Balance  Principal Balance
   ----------------------   -------------- ----------------- ------------------
   %.......................                       $                      %
   %.......................
   %.......................
   %.......................
   %.......................
   %.......................
   %.......................
   %.......................
   %.......................
   %.......................
   %.......................
   %.......................
   %.......................
   %.......................
   %.......................
   %.......................
   %.......................
                                 ---              ---              ------
     Total.................                       $                100.00%
                                 ===              ===              ======

  As of the Cut-Off Date, the weighted average Mortgage Interest Rate of the Mortgage Loans is expected to be approximately [ ]% per annum. The Net Mortgage Interest Rate of each Mortgage Loan will be equal to the Mortgage Interest Rate of such Mortgage Loan minus the applicable Servicing Fee Rate for such Mortgage Loan. As of the Cut-Off Date, the weighted average Net Mortgage Interest Rate of the Mortgage Loans is expected to be approximately [ ]% per annum.

                      MORTGAGE LOAN DOCUMENTATION LEVELS

                                                             Percentage of Cut-
                              Number of    Aggregate Unpaid  Off Date Aggregate
   Documentation Level      Mortgage Loans Principal Balance  Principal Balance
   -------------------      -------------- ----------------- ------------------
   Full Documentation......                       $                      %
   Limited or Reduced
    Documentation..........
                                 ---              ---              ------
     Total.................                       $                100.00%
                                 ===              ===              ======

  Documentation levels vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Mortgage Loan. Asset, income and mortgage verifications were obtained for Mortgage Loans processed with "full documentation." In most instances, a verification of the borrower's employment was obtained. However, for all of the Mortgage Loans, a credit report on the borrower and a property appraisal were obtained. See "The Mortgage Loan Programs--Mortgage Loan Underwriting" in the Prospectus.

                      REMAINING TERMS TO STATED MATURITY

                                                             Percentage of Cut-
   Remaining Stated           Number of    Aggregate Unpaid  Off Date Aggregate
   Term (Months)            Mortgage Loans Principal Balance  Principal Balance
   ----------------         -------------- ----------------- ------------------
                                                  $                      %








                                 ---              ---              ------
     Total.................                       $                100.00%
                                 ===              ===              ======

  As of the Cut-Off Date, the weighted average remaining term to stated maturity of the Mortgage Loans is expected to be approximately [ ] months.

                             YEARS OF ORIGINATION

                                                             Percentage of Cut-
                              Number of    Aggregate Unpaid  Off Date Aggregate
     Year of Origination    Mortgage Loans Principal Balance  Principal Balance
     -------------------    -------------- ----------------- ------------------
                                                 $                       %
                                 ---             ----              ------
     Total.................                      $                 100.00%
                                 ===             ====              ======

  It is expected that the earliest month and year of origination of any Mortgage Loan was [ ] and the latest month and year of origination was [ ].

                             MORTGAGED PROPERTIES

                                                              Percentage of Cut-
                               Number of    Aggregate Unpaid  Off Date Aggregate
      Property               Mortgage Loans Principal Balance  Principal Balance
      --------               -------------- ----------------- ------------------
   Single-family detached..                       $                       %
   Two- to four-family
    units..................
   Condominiums............
   Planned unit
    developments...........
   Townhouses..............
   Cooperative Units.......
                                  ---             ----              ------
     Total.................                       $                 100.00%
                                  ===             ====              ======

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                               Aggregate     Percentage of Cut-
                              Number of     Unpaid Principal Off Date Aggregate
       Geographic Area      Mortgage Loans      Balance       Principal Balance
       ---------------      -------------- ----------------- ------------------
                                                 $                       %
                                                 ----              ------
     Total.................                      $                 100.00%
                                                 ====              ======

  No more than approximately [ ]% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans is expected to be secured by Mortgaged Properties located in any one five-digit zip code.

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                             Percentage of Cut-
   Original Loan-to-          Number of    Aggregate Unpaid  Off Date Aggregate
   Value Ratio              Mortgage Loans Principal Balance  Principal Balance
   -----------------        -------------- ----------------- ------------------
   50% or less.............                      $                       %
   50.01-55.00%............
   55.01-60.00%............
   60.01-65.00%............
   65.01-70.00%............
   70.01-75.00%............
   75.01-80.00%............
   80.01-85.00%............
   85.01-90.00%............
   90.01-95.00%............
                                 ---             ----              ------
     Total.................                      $                 100.00%
                                 ===             ====              ======

  As of the Cut-Off Date, the minimum and maximum Loan-to-Value Ratios at origination of the Mortgage Loans are expected to be [ ]% and [ ]%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is expected to be approximately [ ]%. The Loan-to-Value Ratio of a Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and
(ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. There can be no assurance that such appraisal, which is based on the independent judgment of an appraiser and not an arms-length sales transaction, is an accurate representation of the market value of a Mortgaged Property. See "The Trust Estates--Mortgage Loans" in the Prospectus. No assurance can be given that the values of the Mortgaged Properties securing the Mortgage Loans have remained or will remain at the levels used in calculating the Loan-to-Value Ratios shown above. The Seller has taken no action to establish the current value of any Mortgaged Property. See "Risk Factors--Risks of the Mortgage Loans" in the Prospectus. It is expected that [ ] of the Mortgage Loans having Loan-to-Value Ratios at origination in excess of [ ]%, representing approximately [ ]% (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans, were originated without primary mortgage insurance.

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                                               Percentage of Cut-
   Original Mortgage Loan      Number of     Aggregate Unpaid  Off Date Aggregate
    Principal Balance        Mortgage Loans  Principal Balance  Principal Balance
   ----------------------   --------------- ------------------ ------------------
   Less than or equal
    to$200,000.............                        $                       %
   $200,001-$250,000.......
   $250,001-$300,000.......
   $300,001-$350,000.......
   $350,001-$400,000.......
   $400,001-$450,000.......
   $450,001-$500,000.......
   $500,001-$550,000.......
   $550,001-$600,000.......
   $600,001-$650,000.......
   $650,001-$700,000.......
   $700,001-$750,000.......
   $800,001-$850,000.......
   $900,001-$950,000.......
                                  ---              ----              ------
     Total.................                        $                 100.00%
                                  ===              ====              ======

  As of the Cut-Off Date, the average unpaid principal balance of the Mortgage
Loans is expected to be approximately $[ ]. As of the Cut-Off Date, the weighted average Loan-to-Value Ratio at origination and the maximum Loan-to-
Value Ratio at origination of the Mortgage Loans which had original principal balances in excess of $[ ] are expected to be approximately [ ]% and [ ]%, respectively. See "The Trust Estates--Mortgage Loans" in the Prospectus.

                         ORIGINATORS OF MORTGAGE LOANS

                                                               Percentage of Cut-
                               Number of     Aggregate Unpaid  Off Date Aggregate
   Originator               Mortgage Loans  Principal Balance   Principal Balance
   ----------               --------------- ------------------ ------------------
   Seller or Affiliates....                        $                       %
   Other Originators.......
                                  ---              ----              ------
     Total.................                        $                       %
                                  ===              ====              ======

  No single "Other Originator" is expected to have accounted for more than [ ]% of the Cut-Off Date Aggregate Principal Balance.

                          PURPOSES OF MORTGAGE LOANS

                                                             Percentage of Cut-
                              Number of    Aggregate Unpaid  Off Date Aggregate
   Loan Purpose             Mortgage Loans Principal Balance  Principal Balance
   ------------             -------------- ----------------- ------------------
   Purchase................                      $
   Rate/Term Refinance.....
   Equity Take Out
    Refinance..............
                                 ---             ----              ------
     Total.................                      $                 100.00%
                                 ===             ====              ======

  In general, in the case of a Mortgage Loan made for "rate/term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Mortgage Loan made for "equity take out" refinance purposes, all or a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial. See "The Mortgage Loan Programs--Mortgage Loan Underwriting" in the Prospectus.

Mandatory Repurchase or Substitution of Mortgage Loans

  The Depositor is required, with respect to Mortgage Loans that are found by the Trustee to have defective documentation, or in respect of which the Seller has breached a representation or warranty, either to repurchase such Mortgage Loans or, if within two years of the date of initial issuance of the Certificates, to substitute new Mortgage Loans therefor. Any Mortgage Loan so substituted must, among other things, have an unpaid principal balance equal to or less than the Scheduled Principal Balance of the Mortgage Loan for which it is being substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan for which a new Mortgage Loan is being substituted), a Loan-to-Value Ratio less than or equal to, and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is being substituted. See "Prepayment and Yield Considerations" herein and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee" in the Prospectus.

                    DELINQUENCY AND FORECLOSURE EXPERIENCE

  Historically, a variety of factors, including the appreciation of real
estate values, have limited [   ]'s foreclosure and delinquency experience on
its portfolio of mortgage loans. Factors beyond [   ]'s control, such as
national or local economic conditions or downturns in the real estate markets in its lending areas, may result in increased rates of delinquencies and foreclosure losses in the future.

  The information in the table below has not been adjusted to eliminate the effect of the significant growth in the size of the portfolio of mortgage
loans originated by [    ] during the periods shown.

  Accordingly, foreclosures and delinquencies as percentages of aggregate principal balance of mortgage loans serviced for each period may be higher than those that would be shown if a group of mortgage loans were artificially isolated at a point in time and the information disclosed the activity only in that isolated group. However, since most of the mortgage loans in the
portfolio of jumbo mortgage loans serviced by [    ] during the periods shown
are not fully seasoned, the foreclosure and delinquency information for such an isolated group would also be distorted to some degree.

  The following table summarizes the delinquency and foreclosure experience on the dates indicated on non-conforming and FHLMC- and FNMA-conforming first
deed of trust or mortgage loans serviced by [   ] (excluding certain recent
bulk acquisitions of servicing rights) which were originated in a manner
consistent with the underwriting criteria of [   ] described in this
Prospectus Supplement under "Description of the Mortgage Loans -- Mortgage
Loan Underwriting." [   ]'s portfolio of non-conforming and FHLMC- and FNMA-
conforming, first deed of trust and mortgage loans described below contains fixed- and adjustable-rate mortgage loans having a variety of original terms to maturity and payment characteristics. Accordingly, this portfolio may differ significantly from the Mortgage Loans at any time in terms of interest rates, principal balances, geographic distribution, loan-to-value ratios and other possibly relevant characteristics. It is highly likely that the delinquency and foreclosure experience with respect to the Mortgage Loans will differ from that reflected in the table below. Likewise, it is highly likely that any losses experienced on liquidation of defaulted Mortgage Loans will occur at different rates than those shown below. The actual delinquency and foreclosure experience on the Mortgage Loans, substantially all of which are non-conforming loans, will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability and willingness of mortgagors to make required payments.

                    Delinquency and Foreclosure Experience
                               on Mortgage Loans

                              At   ,199            At   ,199            At   ,199            At   ,199
                         -------------------- -------------------- -------------------- --------------------
                         Number/%             Number/%             Number/%             Number/%
                            of    Outstanding    of    Outstanding    of    Outstanding    of    Outstanding
                         Mortgage  Principal  Mortgage  Principal  Mortgage  Principal  Mortgage  Principal
                          Loans     Amount     Loans     Amount     Loans     Amount     Loans     Amount
                         -------- ----------- -------- ----------- -------- ----------- -------- -----------
Total Portfolio.........
Delinquencies*
 One installment
  delinquent............
 Percent Delinquent.....
 Two installments
  delinquent............
 Percent Delinquent.....
 Three or more
  installments
  delinquent............
 Percent Delinquent.....
In Foreclosure..........
 Percent in
  Foreclosure...........
Delinquent and in
 Foreclosure............
 Percent Delinquent and
  in Foreclosure**......

--------
 * A mortgage loan is deemed to have "one installment delinquent " if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, "two installments delinquent" if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.
** The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

                      PREPAYMENT AND YIELD CONSIDERATIONS

  The rate of distributions in reduction of the principal balance of any Class of the Offered Certificates, the aggregate amount of distributions on any Class of the Offered Certificates and the yield to maturity of any Class of the Offered Certificates purchased at a discount or premium will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Estate and the amount and timing of mortgagor defaults resulting in Realized Losses. Prepayments (which, as used herein, include all unscheduled payments of principal, including payments as the result of liquidations, purchases and repurchases) of the Mortgage Loans in the Trust Estate will result in distributions to Certificateholders then entitled to distributions in respect of principal of amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of prepayment on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below and in the Prospectus under "Prepayment and Yield Considerations"), no assurance can be given as to such rate or the rate of principal payments on any Class of the Offered Certificates or the aggregate amount of distributions on any Class of the Offered Certificates.

  The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Seller of Mortgage Loans as a result of defective documentation or breaches of representations and warranties and optional purchase by the Servicer of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "Description of the Mortgage Loans-- Mandatory Repurchase or Substitution of Mortgage Loans" and "Pooling and Servicing Agreement--Optional Termination" herein and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee," "--Optional Purchases" and "--Termination; Optional Purchase of Mortgage Loans" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The rate of payments (including prepayments) on pools of mortgage loans is also influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. The rate of prepayment on the Mortgage Loans may also be influenced by programs or incentives offered by mortgage
loan originators (including [         ]), servicers (including [         ])
and mortgage loan brokers to encourage refinancing through such originators, servicers and brokers, including, but not limited to, general or targeted solicitations (which may be based on characteristics including, but not limited to, the mortgage loan interest rate or payment history and the geographic location of the Mortgaged Property), reduced or nominal origination fees or closing costs, pre-approved applications, waiver of pre-closing interest accrued with respect to a refinanced loan prior to the pay-off of such loan, or other financial incentives. See "Prepayment and Yield Considerations--Weighted Average Life of Certificates" in the Prospectus. In
addition, [         ] or third parties may enter into agreements with
borrowers providing for the bi-weekly payment of principal and interest on the related mortgage loan, thereby accelerating payment of the mortgage loan resulting in partial prepayments.

  Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment or, in the case of self-employed mortgagors or mortgagors relying on commission income, substantial fluctuations in income, significant declines in real estate values and adverse economic conditions either generally or in particular geographic areas, mortgagors' equity in the Mortgaged Properties, including the use of second or "home equity" mortgage loans by mortgagors or the use of the properties as second or vacation homes, and servicing decisions, such as, without limitation, the decision as to whether to foreclose on a Mortgage Loan or to modify the terms of the related Mortgage Note and decisions as to the timing of any foreclosure. In addition, all of the Mortgage Loans contain due-on-sale clauses which will generally be exercised upon the sale of the related Mortgaged Properties. Consequently, acceleration of mortgage payments as a result of any such sale will affect the level of prepayments on the Mortgage Loans. The extent to which defaulted Mortgage Loans are assumed by transferees of the related Mortgaged Properties will also affect the rate of principal payments. The rate of prepayment and, therefore, the yield to maturity of the Offered Certificates will be affected by the extent to which (i) the Seller elects to repurchase, rather than substitute for, Mortgage Loans which are found by the Trustee to have defective documentation or with respect to which the Seller has breached a representation or warranty,
(ii) a Servicer elects to encourage the refinancing of any defaulted Mortgage Loan rather than to permit an assumption thereof by a mortgagor or (iii) the Servicer agrees to modify the payment terms of a Mortgage Note rather than foreclose on the related Mortgage Loan. See "Servicing of the Mortgage Loans-- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

  As described under "Description of the Certificates--Principal (Including Prepayments)" herein, all or a disproportionate percentage of principal prepayments on the Mortgage Loans (including liquidations and repurchases of Mortgage Loans) will be distributed, to the extent of the Non-PO Fraction, to the holders of the Class A Certificates (other than the Class A-PO Certificates) then entitled to distributions in respect of principal during the nine years beginning on the first Distribution Date, and, to the extent that such principal prepayments are made in respect of a Discount Mortgage Loan, to the Class A-PO Certificates in proportion to the interest of the Class A-PO Certificates in such Discount Mortgage Loan represented by the PO Fraction.

  The yield to maturity of the Offered Certificates will be sensitive in varying degrees to the rate and timing of principal payments (including prepayments, which may be made at any time without penalty) on the Mortgage Loans. Investors in the Offered Certificates should consider the associated risks, including, in the case of Offered Certificates purchased at a discount, particularly the Class A-12 Certificates, the risk that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans could result in an actual yield that is lower than anticipated and, in the case of Offered Certificates purchased at a premium, or the Class A-3 and Class A-18 Certificates, which have no Principal Balances, that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans could result in an actual yield that is lower than anticipated. Investors purchasing Offered Certificates at a premium should also consider the risk that a rapid rate of payments in respect of principal (including prepayments) on the Mortgage Loans could result in the failure of such investors to fully recover their initial investments. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.

  The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor who purchases an Offered Certificate at a price other than par, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

  The yield to maturity on the Classes of Class B Certificates with higher numerical designations will generally be more sensitive to losses than the Classes with lower numerical designations because the entire amount of such losses (except for the portion of Excess Losses allocated to the Class A Certificates and Classes of Class B Certificates with lower numerical designations) will be allocable to the Classes of Class B Certificates in reverse numerical order, except as provided herein. To the extent not covered by Periodic Advances, delinquencies on Mortgage Loans will also have a relatively greater effect on the yield to maturity on the Classes of Class B Certificates with higher numerical designations because amounts otherwise distributable to holders of the Class B Certificates will be made available to protect the holders of the Class A Certificates against interruptions in distributions due to such unadvanced mortgagor delinquencies. Such unadvanced delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class B Certificates.

  The actual yield to maturity experienced by an investor may also be affected by the occurrence of interest shortfalls resulting from Unscheduled Principal Receipts to the extent, if any, to which such interest shortfalls are not covered by Compensating Interest or the subordination. See "Description of the Certificates--Interest" herein.

  The yield to maturity on the Offered Certificates and more particularly on the Class B-1, Class B-2 and especially the Class B-3 Certificates, may be affected by the geographic concentration of the Mortgaged Properties securing the Mortgage Loans. In recent periods, California, the New York metropolitan area, the Washington D.C. metropolitan area and several other regions in the United States have experienced significant declines in housing prices. In addition, California and several other regions have experienced natural disasters, including earthquakes, floods and hurricanes, which may adversely affect property values. See "Description of the Mortgage Loans." Any deterioration in housing prices in California, as well as the other states in which the Mortgaged Properties are located, and any deterioration of economic conditions in such states which adversely affects the ability of borrowers to make payments on the Mortgage Loans, may increase the likelihood of losses on the Mortgage Loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of the Offered Certificates and more particularly on the Class B Certificates offered hereby, especially the Class B 3 Certificates.

  No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.

  An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

  Due to the special tax treatment of residual interests, the after-tax return of the Class A-R and Class A-LR Certificates may be significantly lower than would be the case if the Class A-R and Class A-LR Certificates were taxed as debt instruments, or may be negative. See "Federal Income Tax Considerations" herein.

  As referred to herein, the "weighted average life" of a Class of Offered Certificates (other than the Class A-3 and Class A-18 Certificates) refers to the average amount of time that will elapse from the date of issuance of such Class until each dollar in reduction of the Principal Balance of such Class is distributed to the investor. The weighted average life of a Class A-3 Certificate is the average amount of time that will elapse between the date of issuance of the Certificates and the date on which each dollar in reduction of the Principal Balance of the Class A-1 Certificates (a portion of the Principal Balance of which corresponds to the notional amount of the Class A-3 Certificates) is distributed to the investors in the Class A-1 Certificates. The weighted average life of a Class A-18 Certificate is the average amount of time that will elapse between the date of issuance of the Certificates and the date on which each dollar in reduction of the Principal Balance of the Class A-17 Certificates (the Principal Balance of which corresponds to the notional amount of the Class A-18 Certificates) is distributed to the investors in the Class A-17 Certificates.

  The weighted average lives of the Companion Certificates will be highly sensitive to the rate of prepayments on the Mortgage Loans. Specifically, on each Distribution Date up to and including the Distribution Date on which the Principal Balances of the Companion Certificates are reduced to zero, after the PAC Principal Amounts have been distributed for such Distribution Date any Excess Principal Payments for such Distribution Date will be applied to such Companion Certificates before being distributed to the PAC Certificates in the priorities set forth above under "Description of the Certificates --
 Principal (Including Prepayments) -- Allocation of Amount to be Distributed on the Class A Certificates." Further, the Companion Certificates will receive no distributions in reduction of principal on such Distribution Date from the Class A Non-PO Principal Amount if the portion of the Class A Non-PO Principal Amount available to make distributions of principal to the PAC Certificates in accordance with the priorities set forth under "Description of the Certificates -- Principal (Including Prepayments) -- Allocation of Amount to be Distributed on the Class A Certificates" is equal to or less than the PAC Principal Amounts on such Distribution Date.

  Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Standard Prepayment Assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA, i.e., no prepayments. SPA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

  The tables set forth below have been prepared on the basis of the characteristics of the Mortgage Loans that are expected to be included in the Trust Estate, as described under "Description of the Mortgage Loans." The tables set forth below have been prepared assuming, among other things, the following (the "Structuring Assumptions"): (i) the scheduled payment in each month for each Mortgage Loan has been based on its outstanding balance as of the first day of the month preceding the month of such payment, its Mortgage Interest Rate and its remaining term to stated maturity, so that such scheduled payments would amortize the remaining balance by its remaining term to maturity, (ii) scheduled monthly payments of the principal and interest on the Mortgage Loans will be timely received on the first day of each month
(with no defaults), commencing in      199 , (iii) the Depositor does not
repurchase any Mortgage Loan, as described under "Description of the Mortgage Loans--Mandatory Repurchase or Substitution of Mortgage Loans" herein, and the Servicer does not exercise its option to purchase the Mortgage Loans and thereby cause a termination of the Trust Estate, (iv) principal prepayments in full on the Mortgage Loans will be received on the last day of each month
commencing in      199  at the respective constant percentages of SPA set
forth in the tables and there are no partial principal prepayments or Prepayment Interest Shortfalls, (v) the Certificates will be issued on
199  and (vi) distributions to Certificateholders will be made on the 25th day
of each month, commencing in      199 .

  It is highly unlikely that the Mortgage Loans will prepay at any constant rate, that all of the Mortgage Loans will prepay at the same rate or that the Mortgage Loans will not experience any losses. In addition, there may be differences between the characteristics of the mortgage loans ultimately included in the Trust Estate and the Mortgage Loans which are assumed to be included, as described above. Any difference may have an effect upon the actual percentages of initial Principal Balances (or initial Class A-3 and Class A-18 Notional Amounts, in the case of the Class A-3 and Class A-18 Certificates) of the Classes of Certificates outstanding, the actual weighted average lives of the Classes of Certificates and the date on which the Principal Balance (or Class A-3 and Class A-18 Notional Amounts, in the case of the Class A-3 and Class A-18 Certificates) of any Class of Certificates is reduced to zero.

  Based upon the foregoing assumptions, the following tables indicate the weighted average life of each Class of Offered Certificates, and set forth the percentages of the initial Principal Balance (or initial Class A-3 and Class A-18 Notional Amounts, in the case of the Class A-3 and Class A-18 Certificates) of each Class of Offered Certificates that would be outstanding after each of the dates shown at the constant percentages of SPA presented.

         Percentage of Initial Principal Balance(/1/) Outstanding For:

                    Class A-1 and Class A-3        Class A-2
                      Certificates at the     Certificates at the
                     Following Percentages   Following Percentages
                              of                      of
                              SPA                     SPA
                    ----------------------- -----------------------
Distribution Date   0%   %   %   %   %   %  0%   %   %   %   %   %
-----------------   --- --- --- --- --- --- --- --- --- --- --- ---
Weighted Average
 life (years)(/2/)

                           Class A-4
                      Certificates at the            Class A-5
                     Following Percentages      Certificates at the
                              of             Following Percentages of
                              SPA                       SPA
                    ----------------------- ---------------------------
Distribution Date    0%  %   %   %   %   %   0%  %   %   %   %   %   %
-----------------   --- --- --- --- --- --- --- --- --- --- --- --- ---
Weighted Average
 life (years)(/2/)

---------------------
(1) With respect to the Class A-3 Certificates, percentages are expressed as a percentage of the initial Class A-3 Notional Amount.
(2) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal bal-ance or notional amount by the number of years from the date of the issu-ance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distribution in reduc-tion of principal balance or notional amount referred to in clause (i).

           Percentage of Initial Principal Balance Outstanding For:

                      Class A-6               Class A-7               Class A-8
                 Certificates at the     Certificates at the     Certificates at the
                Following Percentages   Following Percentages   Following Percentages
                         of                      of                      of
                         SPA                     SPA                     SPA
               ----------------------- ----------------------- -----------------------
Distribution
Date            0%  %   %   %   %   %  0%   %   %   %   %   %  0%   %   %   %   %   %
------------   --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- ---
Weighted
 Average Life
 (years)(/1/)

                      Class A-9              Class A-10              Class A-11
                 Certificates at the     Certificates at the     Certificates at the
                Following Percentages   Following Percentages   Following Percentages
                         of                      of                      of
                         SPA                     SPA                     SPA
               ----------------------- ----------------------- -----------------------
Distribution
Date           0%   %   %   %   %   %  0%   %   %   %   %   %  0%   %   %   %   %   %
------------   --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- ---
Weighted
 Average LIfe
 (years)(/1/)

---------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal bal-ance by the number of years from the date of the issuance of such Certifi-cate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

         Percentage of Initial Principal Balance(/1/) Outstanding For:

                        Class A-12      Class A-13, Class A-14
                    Certificates at the     and Class A-15
                         Following        Certificates at the
                      Percentages of     Following Percentages
                            SPA                   of
                    -------------------           SPA
Distribution                            -----------------------
Date                0%   %   %   %   %   0%  %   %   %   %   %
------------        --- --- --- --- --- --- --- --- --- --- ---
Weighted Average
 Life (years)(/2/)

                                                  Class A-17 and
                                                    Class A-18
                                                 Certificates at
                            Class A-16                  the
                        Certificates at the          Following
                     Following Percentages of     Percentages of
                                SPA                     SPA
                    --------------------------- -------------------
Distribution
Date                0%   %   %   %   %   %   %  0%   %   %   %   %
------------        --- --- --- --- --- --- --- --- --- --- --- ---
Weighted Average
 Life (years)(/2/)

---------------------
(1) With respect to the Class A-18 Certificates, percentages are expressed as a percentage of the initial Class A-18 Notional Amount.
(2) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal bal-ance or notional amount by the number of years from the date of the issu-ance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in re-duction of principal balance or notional amount referred to in clause (i).

           Percentage of Initial Principal Balance Outstanding For:

                           Class A-19                    Class A-20
                       Certificates at the           Certificates at the
                      Following Percentages         Following Percentages
                               of                            of
                               SPA                           SPA
                     ----------------------------  ----------------------------
Distribution
Date                 0%     %     %     %     %    0%     %     %     %     %
------------         ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
Weighted Average
 Life (years)(/1/)

                            Class A-R                    Class A-LR
                       Certificate at the            Certificate at the
                      Following Percentages         Following Percentages
                               of                            of
                               SPA                           SPA
                     ----------------------------  ----------------------------
Distribution
Date                 0%     %     %     %     %    0%     %     %     %     %
------------         ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
Weighted Average
 Life (years)(/1/)

---------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal bal-ance by the number of years from the date of the issuance of such Certifi-cate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

           Percentage of Initial Principal Balance Outstanding For:

                                                            Class B-1, Class B-
                                                              2 and Class B-3
                                                            Certificates at the
                                                                 Following
                                                            Percentages of SPA
                                                            -------------------
Distribution Date                                           0%   %   %   %   %
-----------------                                           --- --- --- --- ---
Weighted Average Life (years)(1)...........................

---------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

  Interest accrued on the Offered Certificates will be reduced by the amount of any interest portions of Realized Losses allocated to such Certificates as described under "Description of the Certificates--Interest" herein. The yield on the Offered Certificates will be less than the yield otherwise produced by their respective Pass-Through Rates and the prices at which such Certificates are purchased because the interest which accrues on the Mortgage Loans during each month will not be passed through to Certificateholders until the 25th day of the month following the end of such month (or if such 25th day is not a business day, the following business day).

  The Depositor intends to file certain additional yield tables and other computational materials with respect to one or more Classes of Offered Certificates with the Securities and Exchange Commission in a Report on Form 8-K. See "Incorporation of Certain Information by Reference" in the Prospectus. Such tables and materials will have been prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Sensitivity of the Class A-3, Class A-12 and Class A-18 Certificates

  The yield to maturity to investors in the Class A-3, Class A-12 and Class A-18 Certificates will be highly sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans, which rate may fluctuate significantly from time to time. An investor should fully consider the associated risks, including the risk that a rapid rate of principal payments (including prepayments), in the case of the Class A-3 and Class A-18 Certificates, could result in the failure of an investor in the Class A-3 and Class A-18 Certificates to fully recover its initial investment or the risk that a relatively low rate of principal payments (including prepayments), in the case of the Class A-12 Certificates, will have a negative effect on the yield to maturity to an investor in the Class A-12 Certificates.

  The following tables indicate the sensitivities to various rates of prepayment on the Mortgage Loans of the pre-tax yields to maturity on a corporate bond equivalent ("CBE") basis of the Class A-3, Class A-12 and Class A-18 Certificates. Such calculations are based on distributions made in accordance with "Description of the Certificates" above, on the Structuring Assumptions and on the further assumption that the Class A-3, Class A-12 and
Class A-18 Certificates will be purchased on     , 199  at a purchase price
equal to, in the case of the Class A-3 Certificates, approximately   % of the
initial Class A-3 Notional Amount plus accrued interest thereon from     ,
199  to (but not including)     , 199 , in the case of the Class A-12
Certificates, approximately      % of initial Principal Balance of the Class
A-12 Certificates and in the case of the Class A-18 Certificates,
approximately   % of the initial Class A-18 Notional Amount plus accrued
interest thereon from     , 199  to (but not including)     , 199 .

 Sensitivity of the Pre-Tax Yield to Maturity of the Class A-3 Certificates to
                                  Prepayments

                                                         Percentages of PSA
                                                     ---------------------------
                                                      %   %   %   %   %   %
                                                     --- --- --- --- --- ---
Pre-Tax Yield to Maturity (CBE).....................

Sensitivity of the Pre-Tax Yield to Maturity of the Class A-12 Certificates to
                                  Prepayments

                                                           Percentages of PSA
                                                         -----------------------
                                                          %   %   %   %   %
                                                         --- --- --- --- ---
Pre-Tax Yield to Maturity (CBE).........................

Sensitivity of the Pre-Tax Yield to Maturity of the Class A-18 Certificates to
                                  Prepayments

                                                           Percentages of PSA
                                                         -----------------------
                                                          %   %   %   %   %   %
                                                         --- --- --- --- --- ---
Pre-Tax Yield to Maturity (CBE).........................

  The pre-tax yields to maturity set forth in the preceding tables were calculated by (i) determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-3, Class A-12 and Class A-18 Certificates would cause the discounted present value of such assumed stream of cash flows to equal an assumed purchase price for the Class
A-3 Certificates equal to approximately      % of the initial Class A-3
Notional Amount plus accrued interest from     , 199  to (but not including)
    , 199 , for the Class A-12 Certificates an assumed purchase price equal to
approximately      % of the initial Principal Balance of the Class A-12
Certificates and for the Class A-18 Certificates an assumed purchase price
equal to approximately     % of the initial Class A-18 Notional Amount plus
accrued interest from    , 199  to (but not including)     , 199 ; and (ii)
converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account the interest rates at which investors may be able to reinvest funds received by such investors as distributions on the Class A-3, Class A-12 or Class A-18 Certificates and consequently do not purport to reflect the return on any investment in the Class A-3, Class A-12 or Class A-18 Certificates when such reinvestment rates are considered.

  Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that the Mortgage Loans will not experience any losses. The Mortgage Loans initially included in the Trust Estate may differ from those currently expected to be included in the Trust Estate, and thereafter may be changed as a result of permitted substitutions. As a result of these factors, the pre-tax yields to maturity on the Class A-3, Class A-12 and Class A-18 Certificates are likely to differ from those shown in such tables, even if all of the Mortgage Loans prepay at the indicated percentages of SPA.

Yield Considerations with Respect to the Class B-2 and Class B-3 Certificates

  Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this Prospectus Supplement, the standard default assumption ("SDA"), represents an assumed rate of default each month relative to the then-outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then-outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the following tables, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the following tables, "0% SDA" assumes default rates equal to 0% of SDA (no defaults). SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the Mortgage Loans.

  The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class B-2 and Class B-3 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses. The tables set forth below are based upon, among other things, the Structuring Assumptions (other than the assumption that no defaults shall have occurred with respect to the Mortgage Loans) and the additional assumption that liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month (other than on a Due Date) at the percentages of SDA set forth in the table.

  In addition, it was assumed that (i) Realized Losses on liquidations of 20% or 40% of the outstanding principal balance of such liquidated Mortgage Loans, as indicated in the tables below (referred to as a "Loss Severity Percentage"), will occur at the time of liquidation, (ii) there are no Special Hazard Losses, Fraud Losses or Bankruptcy Losses and (iii) the Class B-2 and
Class B-3 Certificates are purchased on [      , 199 ] at assumed purchase
prices equal to [  ]% and [  ]%, respectively, of the Principal Balances
thereof plus accrued interest from [      , 199 ] to (but not including) [
 , 199 ].

  It is highly unlikely that the Mortgage Loans will have the precise characteristics referred to herein or that they will prepay or liquidate at any of the rates specified or that the Realized Losses will be incurred according to one particular pattern. The assumed percentages of SDA and SPA and the loss severities shown in the tables below are for illustrative purposes only and the Seller makes no representations with respect to the reasonableness of such assumptions or that the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans will in any way correspond to any of the assumptions made herein. For these reasons, and because the timing of cash flows is critical to determining yield, pre-tax yields to maturity of the Class B-2 and Class B-3 Certificates are likely to differ from the pre-tax yields to maturity shown below in the tables.

  The pre-tax yields to maturity set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class B-2 and Class B-3 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the aggregate assumed purchase prices of the Class B-2 and Class B-3 Certificates set forth above. In all cases, monthly rates were then converted to the semi-annual corporate bond equivalent yields shown below. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class B-2 and Class B-3 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class B-2 and Class B-3 Certificates when such reinvestment rates are considered.

          Sensitivity of Pre-Tax Yields to Maturity of the Class B-2
                Certificates to Prepayments and Realized Losses

                                       Loss            Percentage of SPA
                                     Severity  ---------------------------------
Percentage of SDA                   Percentage 0%  [ ]% [ ]% [ ]% [ ]% [ ]% [ ]%
-----------------                   ---------- --- ---- ---- ---- ---- ---- ----
[ ]%...............................
[ ]%...............................
[ ]%...............................
[ ]%...............................
[ ]%...............................
[ ]%...............................
[ ]%...............................

          Sensitivity of Pre-Tax Yields to Maturity of the Class B-3
                Certificates to Prepayments and Realized Losses

                                       Loss            Percentage of SPA
                                     Severity  ---------------------------------
Percentage of SDA                   Percentage 0%  [ ]% [ ]% [ ]% [ ]% [ ]% [ ]%
-----------------                   ---------- --- ---- ---- ---- ---- ---- ----
[ ]%...............................
[ ]%...............................
[ ]%...............................
[ ]%...............................
[ ]%...............................
[ ]%...............................
[ ]%...............................

  The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date.

                           Aggregate Realized Losses

                                       Loss            Percentage of SPA
                                     Severity  ---------------------------------
Percentage of SDA                   Percentage 0%  [ ]% [ ]% [ ]% [ ]% [ ]% [ ]%
-----------------                   ---------- --- ---- ---- ---- ---- ---- ----
[ ]%...............................
[ ]%...............................
[ ]%...............................
[ ]%...............................
[ ]%...............................
[ ]%...............................

  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in Class B-2 and Class B-3 Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

                        POOLING AND SERVICING AGREEMENT

General

  The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the date of initial issuance of the Certificates (the "Pooling and Servicing Agreement") among the Depositor, the Servicer and the Trustee. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. See "Description of the Certificates," "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement" in the Prospectus.

  The Trust Estate created pursuant to the Pooling and Servicing Agreement will consist of (i) the Mortgage Loans as described under "Description of the Mortgage Loans," (ii) such assets as from time to time are identified as deposited in any account held for the benefit of the Certificateholders, (iii) any Mortgaged Properties acquired on behalf of the Certificateholders by foreclosure or by deed in lieu of foreclosure after the date of original issuance of the Certificates and (iv) the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained pursuant to the Pooling and Servicing Agreement.

Distributions

  Distributions (other than the final distribution in retirement of the Offered Certificates of each Class) will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. However, with respect to any holder of an Offered Certificate evidencing at least a $[ ] initial Principal Balance or notional amount, distributions will be made on each Distribution Date by wire transfer in immediately available funds. The final distribution in respect of each Class of Offered Certificates will be made only upon presentation and surrender of the related Certificate at the office or agency appointed by the Trustee specified in the notice of final distribution with respect to the related Class. See "Description of the Certificates--General" in the Prospectus.

  DTC will receive distributions on the Book-Entry Certificates from the Trustee and transmit them to participants for distribution to Beneficial Owners or their nominees.

Voting

  With respect to any provisions of the Pooling and Servicing Agreement providing for the action, consent or approval of the holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class A-3 and Class A-18 Certificates will each be entitled to % of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the aggregate remaining Voting Interest represented by all Certificates based on the outstanding Principal Balance of such Class. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such holder's Certificates. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such holder's Percentage Interest in such Class. Unless Definitive Certificates are issued as described above, Beneficial Owners of Book-Entry Certificates may exercise their voting rights only through Participants.

Trustee

  The Trustee for the Certificates will be [          ], a national banking
association. The corporate trust office of the Trustee is located at [
]. See "The Pooling and Servicing Agreement

--The Trustee" in the Prospectus. In addition, the Trustee will be required to make Periodic Advances to the limited extent described herein if the Servicer fails to make a Periodic Advance required by the related Pooling and Servicing Agreement. The Trustee will calculate distributions on, and the allocation of losses to, the Certificateholders based on information supplied to it by the Servicer. See "Description of the Certificates--Periodic Advances" herein. Under the Pooling and Servicing Agreement, any good faith interpretation of the Trustee of any provisions of the Pooling and Servicing Agreement relating to the distributions to be made on or the allocation of any losses to the Certificates which the Trustee concludes are ambiguous or unclear will be binding on Certificateholders.

Special Servicing Agreements

  The Pooling and Servicing Agreement may permit the Servicer to enter into a special servicing agreement with an unaffiliated holder of a Class of Class B Certificates or of a class of securities representing interests in one or more Classes of Class B Certificates and/or other subordinated mortgage pass-through certificates. Pursuant to such an agreement, such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. Such commencement or delay at such holder's direction will be taken by the Servicer only after such holder deposits a specified amount of cash with the Servicer. Such cash will be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted pursuant to its normal servicing procedures.

Optional Termination

  At its option, the Servicer may purchase from the Trust Estate all of the Mortgage Loans, and thereby effect early retirement of the Certificates, on any Distribution Date when the Pool Scheduled Principal Balance is less than [ ]% of the Cut-Off Date Aggregate Principal Balance. Any such purchase will be made only in connection with a "qualified liquidation" of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Section 860F(a)(4)(A) of the Code. The purchase price will be equal to the unpaid principal balance of each Mortgage Loan plus the fair market value of other property (including any Mortgaged Property title to which has been acquired by the Trust Estate ("REO Property")) in the Trust Estate plus accrued interest. In the event the Trust Estate is liquidated as described above, holders of the Certificates, to the extent funds are available, will receive the unpaid principal balance of their Certificates and any accrued and unpaid interest thereon. The amount, if any, remaining in the Certificate Account after the payment of all principal and interest on the Certificates and expenses of the Upper-Tier REMIC and Lower-Tier REMIC will be distributed to the holder of the Class A-LR Certificate. See "Description of the Certificates--Additional Rights of the Class A-R and Class A-LR Certificateholders" herein and "The Pooling and Servicing Agreement--Termination; Optional Purchase of Mortgage Loans" in the Prospectus. The exercise of the foregoing option will be in the Servicer's sole discretion. Without limitation, the Servicer may enter into agreements with third parties to (i) exercise such option at the direction of such third party or (ii) forbear from the exercise of such option.

Servicer Custodial Account

  The Servicer is required to establish and maintain a custodial account for principal and interest (the "Servicer Custodial Account"), into which it will deposit all collections of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any) on the Mortgage Loans, interest (net of Servicing Fees) on the Mortgage Loans, related insurance proceeds, advances made from the Servicer's own funds and the proceeds of any purchase of a related Mortgage Loan for breach of a representation or warranty or the sale of a Mortgaged Property in connection with liquidation of the related Mortgage Loan. The Servicer Custodial Account is required to be held in a depository institution and invested in the manner specified in the Pooling and Servicing Agreement. Funds in such account must be held separate and apart from the assets of the Servicer and generally may not be commingled with funds held by the Servicer with respect to mortgage loans other than the Mortgage Loans.

  Not later than the Remittance Date, the Servicer is obligated to remit to the Certificate Account all amounts on deposit in the Servicer Custodial Account as of the close of business on the business day preceding the Remittance Date other than the following:

    (a) amounts received as late payments of principal or interest respecting which the Servicer previously has made one or more unreimbursed Periodic Advances;

    (b) any unreimbursed Periodic Advances of the Servicer with respect to Liquidated Loans;

    (c) those portions of each payment of interest on a particular Mortgage Loan which represent the applicable Servicing Fee, as adjusted where applicable in respect of Compensating Interest as described under "Description of the Certificates--Interest";

    (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

    (e) all Unscheduled Principal Receipts received by the Servicer after the Unscheduled Principal Receipt Period with respect to such Distribution Date, and all related payments of interest on such amounts;

    (f) all amounts representing certain expenses reimbursable to the Servicer and any other amounts permitted to be retained by the Servicer or withdrawn by the Servicer from the Servicer Custodial Account pursuant to the Pooling and Servicing Agreement;

    (g) all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees which the Servicer is entitled to retain as additional servicing compensation; and

    (h) reinvestment earnings on payments received in respect of the Mortgage Loans or on other amounts on deposit in the Servicer Custodial Account.

Servicing Compensation and Payment of Expenses

  The primary compensation payable to the Servicer is the aggregate of the Servicing Fees applicable to the Mortgage Loans. The Servicing Fee applicable to each Mortgage Loan is expressed as a fixed percentage (the "Servicing Fee Rate") of the Scheduled Principal Balance of such Mortgage Loan as of the first day of each month. The Servicing Fee Rate for each Mortgage Loan will be a fixed percentage rate per annum. The Servicing Fee Rate for each Mortgage Loan will be the per annum rate equal to (i) the related Mortgage Interest Rate less (ii) [ ]%; provided, however, that the Servicing Fee Rate will not be less than [ ]% per annum with respect to any Mortgage Loan. The Servicing Fee Rates for the Mortgage Loans are expected to range from [ ]% per annum to [ ]% per annum and, as of the Cut-Off Date, the weighted average Servicing Fee Rate is expected to be approximately [ ]% per annum. In addition to the Servicing Fees, late payment fees, loan assumption fees and prepayment fees with respect to the Mortgage Loans, and any interest or other income earned on collections with respect to the Mortgage Loans pending remittance to the Certificate Account, will be paid to, or retained by, the Servicer as additional servicing compensation. No Fixed Retained Yield (as defined in the Prospectus) will be retained with respect to any of the Mortgage Loans.

  The Servicer will pay all routine expenses, including fees of the Trustee incurred in connection with its responsibilities under the Pooling and Servicing Agreement, subject to certain rights of reimbursement as described in the Prospectus. The servicing fees and other expenses of the Upper-Tier REMIC and Lower-Tier REMIC will be allocated to the holders of the Class A-R and Class A-LR Certificates, respectively. Unless and until applicable authority provides otherwise, the Depositor intends to treat all such expenses as incurred by the Lower-Tier REMIC and, therefore as allocable to the holder of the Class A-LR Certificates. See ""Federal Income Tax Considerations'' herein and ""Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Limitations on Deduction of Certain Expenses" in the Prospectus.

Servicer Defaults

  The Trustee will have the right pursuant to the Pooling and Servicing Agreement to terminate the Servicer in certain events, including the breach by the Servicer of any of its material obligations under the Pooling and

Servicing Agreement. In the event of such termination, the Trustee is required to assume certain of the Servicer's servicing obligations under the Pooling and Servicing Agreement, including the obligation to make Periodic Advances (limited as provided herein under the heading "Description of the Certificates--Periodic Advances"), until such time as a successor servicer is appointed. Any successor Servicer, including the Trustee, will be entitled to compensation arrangements similar to those provided to the Servicer. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the Prospectus.

                       FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion represents the opinion of [Cadwalader, Wickersham & Taft] [Kennedy Covington Lobdell & Hickman, L.L.P.] as to the material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

  The Trust Estate will consist of two segregated asset groupings, each of which will qualify as a REMIC for federal income tax purposes. One REMIC (the "Lower-Tier REMIC") will issue certain uncertificated interests (each, a "Lower-Tier REMIC Regular Interest"), each of which will be designated as a regular interest in the Lower-Tier REMIC, and the Class A-LR Certificate, which will be designated as the residual interest in the Lower-Tier REMIC. The assets of the Lower-Tier REMIC will include the Mortgage Loans, together with the amounts held by the Trustee in a separate account in which collections on the Mortgage Loans will be deposited (the "Certificate Account"), the hazard insurance policies and primary mortgage insurance policies, if any, relating to the Mortgage Loans and any property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure.

  The second REMIC (the "Upper-Tier REMIC") will issue all Classes of the Class A Certificates (other than the Class A-LR Certificate) and all Class B Certificates. Each Class of Offered Certificates (other than the Class A-R and Class A-LR Certificates) (collectively, the "Regular Certificates"), together with each Class of Certificates not offered hereby, will be designated as regular interests in the Upper-Tier REMIC, and the Class A-R Certificate will be designated as the residual interest in the Upper-Tier REMIC. The regular interests and the residual interest in the Upper-Tier REMIC are referred to herein collectively as the "Upper-Tier Certificates." The Class A-R and Class A-LR Certificates are "Residual Certificates" for purposes of the Prospectus. The assets of the Upper-Tier REMIC will include the uncertificated Lower-Tier REMIC Regular Interests and a separate account in which distributions on the uncertificated Lower-Tier REMIC Regular Interests will be deposited. The aggregate amount distributed to the holders of the Upper-Tier Certificates, payable from such separate account, will be equal to the aggregate distributions in respect of the Mortgage Loans on the uncertificated Lower-Tier REMIC Regular Interests.

  The Offered Certificates will be treated as "a regular or residual interest in a REMIC" for a domestic building and loan association, "real estate assets" for a real estate investment trust and, other than the Class A-R and Class A-LR Certificates, "qualified mortgages" for a REMIC and "permitted assets" for a financial asset securitization investment trust, to the extent described in the Prospectus.

Regular Certificates

  The Regular Certificates generally will be treated as newly-originated debt instruments for federal income tax purposes. Beneficial Owners (or, in the case of Definitive Certificates, holders) of the Regular Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting.

  The Class A-12 Certificates will be issued with original issue discount in an amount equal to the excess of the initial Principal Balance thereof over their issue price. The Class A- , Class A- , Class A- , Class A- , Class A-and Class A- Certificates will be issued with original issue discount in an amount equal to the excess of the sum of all distributions of principal and interest (whether current or accrued) expected to be received thereon over their respective issue prices (including accrued interest). It is anticipated that the Class B- Certificates will be issued with original issue discount in an amount equal to the excess of their initial Principal Balance (plus [ ] day[s] of interest at the Pass-Through Rate thereon) over their issue price (including accrued interest). It is also anticipated that the Class A- , Class A- , Class A- , Class A- , Class A- and Class A- Certificates will be issued at a premium and that the Class A- , Class A- , Class A- , Class A- , Class A-
 , Class B- and Class B- Certificates will be issued with de minimis original issue discount for federal income tax purposes. Finally, it is anticipated that the Class A-PO, Class B-4, Class B-5 and Class B-6 Certificates, which are not offered hereby, will be issued with original issue discount for federal income tax purposes.

  Although unclear for federal income tax purposes, it is anticipated that the Class A-3 and Class A-18 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their issue price (including accrued interest). Any "negative" amounts of original issue discount on the Class A-3 or Class A-18 Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class A-3 or Class A-18 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Class A-3 and Class A-18 Certificates. See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates --
 Taxation of Regular Certificates -- Original Issue Discount" in the Prospectus. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any net reduction in the income accrual for the taxable year below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amounts of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation.

  The Prepayment Assumption (as defined in the Prospectus) that the Servicer intends to use in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by Beneficial Owners (or holders) to amortize premium, will be
calculated using    % of SPA. No representation is made as to the actual rate
at which the Mortgage Loans will prepay.

Residual Certificates

  The holders of the Class A-R and Class A-LR Certificates must include the taxable income or loss of the Upper-Tier REMIC and Lower-Tier REMIC, respectively, in determining their federal taxable income. The Class A-R and Class A-LR Certificates will remain outstanding for federal income tax purposes until there are no Certificates of any other Class outstanding. Prospective investors are cautioned that the Class A-R and Class A-LR Certificateholders' REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holders during certain periods, in which event, the holders thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the Upper-Tier and Lower-Tier REMIC includible by holders of the Class A-R and Class A-LR Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holders to use net operating losses to offset such income from the REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

  Each of the Class A-R and Class A-LR Certificates will be considered a "noneconomic residual interest," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the Class A-R and Class A-LR Certificates are subject to certain restrictions on transfer and any prospective transferee thereof will be required to furnish to the Trustee an affidavit as described herein under "Description of the Certificates--Restrictions on Transfer of the Class A-R and Class B Certificates." See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates," "--Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income" and "--Tax-Related Restrictions on Transfer of Residual Certificates--Noneconomic Residual Interests" in the Prospectus.

  An individual, trust or estate that holds the Class A-R or Class A-LR Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the respective REMIC in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class A-R or Class A-LR Certificate may not be recovered until termination of the respective REMIC. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class A-R or Class A-LR Certificate are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service anticipates providing guidance with respect to the federal tax treatment of such consideration. Any transferee receiving consideration with respect to the Class A-R Certificate should consult its tax advisors.

  Due to the special tax treatment of residual interests, the effective after-tax return of the Class A-R and Class A-LR Certificates may be significantly lower than would be the case if the Class A-R and Class A-LR Certificates were taxed as debt instruments, or may be negative.

  See "Federal Income Tax Consequences" in the Prospectus.

                             ERISA CONSIDERATIONS

  Neither the Class A-R nor Class A-LR Certificate may be purchased by or transferred to a Plan or a person acting on behalf of or investing the assets of a Plan. See "Description of the Certificates--Restrictions on Transfer of the Class A-R, Class A-LR and Class B Certificates" herein.

  Because the Class B Certificates are subordinated to the Class A Certificates, the Class B Certificates may not be transferred unless the transferee has delivered (i) a representation letter to the Trustee and the Depositor stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to the conditions described herein, that the source of funds used to purchase the Class B Certificates is an "insurance company general account" or (ii) an opinion of counsel and such other documentation as described herein under "Description of the Certificates--Restrictions on Transfer of the Class A-R, Class A-LR and Class B Certificates" herein.

  Accordingly, the following discussion applies to the Class A Certificates (other than the Class A-R and Class A-LR Certificate) offered hereby and does not purport to discuss the considerations under ERISA, Code Section 4975 or Similar Law with respect to the purchase, acquisition or resale of the Class A-R, Class A-LR or Class B Certificates.

  As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on ERISA Plans and certain persons who perform services for ERISA Plans. Comparable duties and restrictions may exist under Similar Law on governmental plans and certain persons who perform services for governmental plans. For example, unless exempted, investment by a Plan in the Class A Certificates may constitute a prohibited transaction under ERISA, the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by an ERISA Plan in the Class A Certificates, including the individual administrative exemption described below and Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). For a further discussion of the individual administrative exemption and PTE 83-1, including the necessary conditions to their applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the Class A Certificates, see "ERISA Considerations" in the Prospectus.

  On [   ], the DOL issued to the Underwriter an individual administrative
exemption, Prohibited Transaction Exemption [    ] (the "Exemption"), from
certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Class A Certificates by an ERISA Plan, provided that specified conditions are met.

  Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Class A Certificates is the condition that the ERISA Plan investing in the Class A Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

  Before purchasing a Class A Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions (including PTE 83-1), and whether the conditions of any such exemption will be applicable to the Class A Certificates, and a fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive relief under Similar Law. Any fiduciary of an ERISA Plan considering whether to purchase a Class A Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

                               LEGAL INVESTMENT

  The Class A and Class B-1 Certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not constitute "mortgage related securities" under SMMEA. Prospective purchasers whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Offered Certificates and should consult their own legal, tax and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the Offered Certificates. See "Legal Investment" in the Prospectus.

                               SECONDARY MARKET

  There will not be any market for the Offered Certificates prior to the issuance thereof. The Underwriter intends to act as a market maker in the Offered Certificates subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so. There can be no assurance that a secondary market in the Offered Certificates will develop or, if such a market does develop, that it will provide holders of Offered Certificates with liquidity of investment at any particular time or for the life of the Offered Certificates. As a source of information concerning the Certificates and the Mortgage Loans, prospective investors in Certificates may obtain copies of the reports included in monthly statements to Certificateholders described under "The Pooling and Servicing Agreement--Reports to Certificateholders" in the Prospectus upon written request to the Trustee at the Corporate Trust Office.

                                 UNDERWRITING

  Subject to the terms and conditions of the underwriting agreement dated
[    ] and the terms agreement dated [   , 199 ] (together, the "Underwriting
Agreement") among the Depositor and [Underwriter] (the "Underwriter"), as underwriter, the Offered Certificates are being purchased from the Depositor by the Underwriter upon issuance thereof. The Underwriter is committed to purchase all of the Offered Certificates if any Offered Certificates are purchased. The Underwriter has advised the Seller that it proposes to offer the Offered Certificates, from time to time, for sale in negotiated transactions or otherwise at prices determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately [ ]% of the aggregate initial Principal Balance of the Class A Certificates offered hereby, approximately [ ]% of the aggregate initial Principal Balance of the Class B-1 Certificates, approximately [ ]% of the aggregate initial Principal Balance of the Class B-2 Certificates and approximately [ ]% of the aggregate initial Principal Balance of the Class B-3 Certificates plus, in each case, accrued interest thereon at the rate of [ ]%
per annum, from [  , 199 ] to (but not including) [   , 199 ], before
deducting expenses payable by the Depositor estimated to be $[   ]. The
Underwriter is [not] an affiliate of the Seller. The Underwriter has advised the Depositor that it has not allocated the purchase price paid to the Depositor for the Classes of Class A Certificates among such Classes. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

  [This Prospectus Supplement and Prospectus may be used by Banc of America Securities LLC, which is an affiliate of the Depositor, to the extent required, in connection with market making transactions in the Offered Certificates. Banc of America Securities LLC may act as principal or agent in such transaction.]

  The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities under the Securities Act or contribute to payments which such Underwriter may be required to make in respect thereof.

                                 LEGAL MATTERS

  The validity of the Offered Certificates and certain tax matters with respect thereto will be passed upon for the Depositor by [Cadwalader, Wickersham & Taft, New York, New York] [Kennedy Covington Lobdell & Hickman, L.L.P., Charlotte, North Carolina]. Certain legal matters will be passed upon
for the Underwriter by [     ], [  ].

                                USE OF PROCEEDS

  The net proceeds to be received from the sale of the Offered Certificates will be applied by the Depositor to the purchase from the Seller of the Mortgage Loans underlying the Certificates.

                                    RATINGS

  It is a condition to the issuance of the Class A Certificates offered hereby
that each Class will have been rated [  ] by [     ] and [  ] by [     ]. It
is a condition to the issuance of the Class B-1 Certificates that they will
have been rated at least [  ] by [     ] and [  ] by [  ]. It is a condition
to the issuance of the Class B-2 and Class B-3 Certificates that they will
have been rated [  ] and [  ], respectively by [     ]. A security rating is
not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

  The ratings assigned by [     ] to mortgage pass-through certificates
address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure.
[     ]'s ratings reflect its analysis of the riskiness of the mortgage loans and its analysis of the structure of the transaction as set forth in the
operative documents. [     ]'s ratings do not address the effect on the
certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. In addition, the ratings of the Class A-R and Class A-LR Certificates do not assess the likelihood of return to an investor in the Class A-R or Class A-LR Certificate, except to the extent of the Principal Balance thereof and interest thereon.

  The ratings of [     ] on mortgage pass-through certificates address the
likelihood of the receipt by certificateholders of all distributions of principal and interest to which such certificateholders are entitled.
[     ]'s rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any.
[     ]'s ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated and consequently any adverse effect the timing of such prepayments could have on an investor's anticipated yield.

  The Depositor has not requested a rating on the Offered Certificates of any
Class by any rating agency other than [     ] and [     ], although data with
respect to the Mortgage Loans may have been provided to other rating agencies solely for their informational purposes. There can be no assurance that any rating assigned by any other rating agency to the Offered Certificates will be
as high as those assigned by [     ] and [     ].

                              INDEX OF SIGNIFICANT
                       PROSPECTUS SUPPLEMENT DEFINITIONS

A
Accretion Termination Date..........   S-23
Accrual Distribution Amount.........   S-24
Adjusted Pool Amount................   S-22
Adjusted Pool Amount (PO Portion)...   S-22
Adjustment Amount...................   S-36
Aggregate Non-PO Principal Balance..   S-22
Aggregate Principal Balance.........   S-22
B
Bankruptcy Loss.....................   S-27
Bankruptcy Loss Amount..............   S-36
Beneficial Owner....................   S-18
Book-Entry Certificates.............   S-18
C
CBE.................................   S-56
Cede................................   S-18
Certificate Account.................   S-63
Certificates........................    S-5
Class A Certificates................    S-5
Class A Non-PO Optimal Principal
 Amount.............................   S-25
Class A Non-PO Principal Amount.....   S-24
Class A Non-PO Principal Balance....   S-22
Class A Non-PO Principal
 Distribution Amount................   S-24
Class A Percentage..................   S-27
Class A Prepayment Percentage.......   S-27
Class A Principal Balance...........   S-22
Class A-PO Deferred Amount..........   S-25
Class A-PO Distribution Amount......   S-24
Class A-PO Optimal Principal
 Amount.............................   S-25
Class A-3 Notional Amount...........   S-21
Class A-18 Notional Amount..........   S-21
Class B Certificates................    S-5
Class B Optimal Principal Amount....   S-25
Class B Percentage..................   S-28
Class B Prepayment Percentage.......   S-28
Class B Principal Balance...........   S-22
Class B-1 Principal Distribution
 Amount.............................   S-25
Class B-2 Principal Distribution
 Amount.............................   S-25
Class B-3 Principal Distribution
 Amount.............................   S-25
Class Percentage....................   S-25
Class Prepayment Percentage.........   S-25
Closing Date........................    S-5
Code................................   S-12
Compensating Interest...............   S-23

Co-op Shares.........................  S-38
Cooperatives.........................  S-38
Cross-Over Date......................  S-34
Current Fractional Interest..........  S-28
Cut-Off Date.........................   S-7
Cut-Off Date Aggregate Principal
 Balance.............................  S-38
D
Debt Service Reduction...............  S-27
Deficient Valuation..................  S-27
Definitive Certificates..............  S-18
Depositor............................   S-5
Determination Date...................  S-18
Discount Mortgage Loan...............  S-27
Distribution Date....................  S-18
DOL..................................  S-66
DTC..................................  S-18
E
ERISA................................  S-12
ERISA Plan...........................  S-33
Excess Bankruptcy Losses.............  S-35
Excess Fraud Losses..................  S-35
Excess Losses........................  S-35
Excess Principal Payments............  S-31
Excess Special Hazard Losses.........  S-35
Exemption............................  S-66
F
Fixed Program Loans..................  S-45
Fraud Loss...........................  S-27
Fraud Loss Amount....................  S-36
I
Interest Accrual Amount..............  S-20
Interest Shortfall Amount............  S-23
L
Liquidated Loan......................  S-26
Liquidated Loan Loss.................  S-26
Loss Severity Percentage.............  S-57
Lower-Tier REMIC.....................  S-63
Lower-Tier REMIC Regular Interest....  S-63
M
Mortgage Loans.......................  S-38
Mortgaged Properties.................  S-38
Mortgages............................  S-38
Mortgagor Prepayments................  S-23

N
Negative Adjustment..................  S-64
Net Mortgage Interest Rate...........  S-22
Non-PO Fraction......................  S-27
Non-Supported Interest Shortfalls....  S-23
O
Offered Certificates.................   S-5
OID..................................  S-12
Original Fractional Interest.........  S-28
Original Subordinated Principal
 Balance.............................  S-28
P
PAC Principal Amount.................  S-29
Partial Liquidation Proceeds.........  S-20
Pass-Through Rate....................  S-21
Percentage Interest..................  S-20
Periodic Advance.....................  S-32
Plan.................................  S-33
PO Fraction..........................  S-27
Pool Balance (Non-PO Portion)........  S-27
Pool Balance (PO Portion)............  S-27
Pool Distribution Amount.............  S-19
Pool Distribution Amount Allocation..  S-20
Pooling and Servicing Agreement......  S-59
Premium Mortgage Loan................  S-27
Premium Mortgage Loans...............  S-39
Prepayment Interest Shortfalls.......  S-23
Principal Balance....................  S-21
Program Loans........................  S-45
Prospectus...........................   S-5
PTE 83-1.............................  S-66
PTE 95-60............................  S-34
R
Rating Agencies......................   S-5
Realized Loss........................  S-26
Record Date..........................  S-19
Regular Certificates.................  S-63

REMIC................................ S-12
Remittance Date...................... S-19
REO Property......................... S-60
Residual Certificates................ S-63
S
Scheduled Principal Balance.......... S-26
SDA.................................. S-57
Securities Act....................... S-66
Seller...............................  S-5
Servicer.............................  S-5
Servicer Custodial Account........... S-60
Servicing Fee Rate................... S-61
Similar Law.......................... S-33
SMMEA................................ S-66
SPA.................................. S-50
Special Hazard Loss.................. S-26
Special Hazard Loss Amount........... S-36
Structuring Assumptions.............. S-50
Subordinated Certificates............  S-5
Subordinated Percentage.............. S-28
Subordinated Prepayment Percentage... S-28
T
Trust ...............................  S-5
Trustee..............................  S-5
U
U.S. Person.......................... S-33
Underwriter.......................... S-66
Underwriting Agreement............... S-66
Underwriting Standards............... S-39
Unscheduled Principal Receipt
 Period.............................. S-26
Unscheduled Principal Receipts....... S-19
Upper-Tier Certificates.............. S-63
Upper-Tier REMIC..................... S-63
W
Weighted Average Life................ S-49

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. The + +Depositor may not sell these securities until the registration statement + +filed with the Securities and Exchange Commission is effective. This prospec- + +tus is not an offer to sell these securities and is not soliciting an offer + +to buy these securities in any state where the offer or sale is not permit- +
+ted.                                                                          +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS, SUBJECT TO COMPLETION, DATED JUNE 17, 1999

                   Bank of America Mortgage Securities, Inc.
                                   Depositor

                       Mortgage Pass-Through Certificates
                    (Issuable in Series by separate Trusts)

                                  -----------


------------------ Each Trust--
 You should
 carefully         . will issue a series of mortgage pass-through certificates,
 consider the        which will consist of one or more classes of certificates;
 risk factors        and
 beginning
 on page 10        . will own--
 of this
 prospectus.          . a pool or pools of fixed or adjustable interest rate,
                        conventional mortgage loans, each of which is secured by
 Neither the            a first lien on a one- to four-family residential
 certificates           property; and
 of any
 series nor           . other assets described in this prospectus and the
 the related            accompanying prospectus supplement.
 underlying
 mortgage          Each Pool of Mortgage Loans--
 loans will
 be insured        . will be sold to the related Trust by the Depositor, who
 or guaranteed       will have in turn purchased them from affiliated or
 by any              unaffiliated sellers;
 governmental
 agency or         . will be underwritten to such standards as described in this
 instrumentality.    prospectus or the accompanying prospectus supplement; and

 The               . will be serviced by servicers affiliated or unaffiliated
 certificates        with the Depositor.
 of each
 series will       Each Series of Certificates--
 represent
 interests in      . will represent interests in the related Trust;
 the related
 Trust only        . may provide credit support by "subordinating" certain
 and will not        classes to other classes of certificates; any subordinated
 represent           classes will be entitled to payment subject to the payment
 interests in        of more senior classes and may bear losses before more
 or obligations      senior classes;
 of the
 Depositor or      . may be entitled to one or more of the other types of credit
 any other           support described in this prospectus; and
 entity.
                   . will be paid only from the assets of the related Trust.
 This prospectus
 may be used
 to offer and
 sell any series
 of certificates
 only if
 accompanied
 by the
 prospectus
 supplement
 for that series.
------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  -----------

                   The date of this Prospectus is      , 1999

                 Important Notice About Information Presented
               in this Prospectus and the Prospectus Supplement

  Information is provided to you about the Certificates in two separate documents that progressively provide more detail: (a) this Prospectus, which provides general information, some of which may not apply to a particular Series of Certificates, including your Series, and (b) the accompanying Prospectus Supplement, which will describe the specific terms of your Series of Certificates, including:

  .the principal balances and/or interest rates of each Class; .the timing and priority of interest and principal payments; .statistical and other information about the Mortgage Loans; .information about credit enhancement, if any, for each Class; .the ratings for each Class; and .the method for selling the Certificates.

  If the terms of a particular Series of Certificates vary between this Prospectus and the Prospectus Supplement, you should rely on the information in the Prospectus Supplement.

  You should rely only on the information provided in this Prospectus and the accompanying Prospectus Supplement including the information incorporated by reference. No one has been authorized to provide you with different information. The Certificates are not being offered in any state where the offer is not permitted. The Depositor does not claim the accuracy of the information in this Prospectus or the accompanying Prospectus Supplement as of any date other than the dates stated on their respective covers.

  Cross-references are included in this Prospectus and in the accompanying Prospectus Supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus Supplement provide the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this Prospectus are defined under the caption "Index of Significant Definitions" beginning on page 97 in this Prospectus.

                               ----------------

                               TABLE OF CONTENTS

                                   PROSPECTUS


                                                                           Page
                                                                           ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
 PROSPECTUS SUPPLEMENT....................................................   2
SUMMARY OF PROSPECTUS.....................................................   6
RISK FACTORS..............................................................  10
  Limited Liquidity.......................................................  10
  Limited Assets for Payment of Certificates..............................  10
  Credit Enhancement is Limited in Amount and Coverage....................  10
  Real Estate Market Conditions Affect Mortgage Loan Performance..........  11
  Geographic Concentration May Increase Risk of Loss......................  11
  General Economic Conditions May Increase Risk of Loss...................  12
  Yield is Sensitive to Rate of Principal Prepayment......................  12
  Bankruptcy of the Depositor or a Seller May Delay or Reduce Collections
   on Mortgage Loans......................................................  13
  Book-Entry System for Certain Classes of Certificates May Decrease
   Liquidity and Delay Payment............................................  13
  Cash Flow Agreements are Subject to Counterparty Risk...................  13
THE TRUST ESTATES.........................................................  14
  General.................................................................  14
  Mortgage Loans..........................................................  14
    Fixed Rate Loans......................................................  15
    Adjustable Rate Loans.................................................  16
    Net 5 Loans...........................................................  16
    Graduated Payment Loans...............................................  16
    Subsidy Loans.........................................................  17
    Buy-Down Loans........................................................  18
    Balloon Loans.........................................................  18
    Pledged Asset Mortgage Loans..........................................  18
THE DEPOSITOR.............................................................  18
THE MORTGAGE LOAN PROGRAMS................................................  19
  General.................................................................  19
  Mortgage Loan Underwriting..............................................  19
  Representations and Warranties..........................................  21
DESCRIPTION OF THE CERTIFICATES...........................................  22
  General.................................................................  22
  Definitive Form.........................................................  22

                                                                           Page
                                                                           ----
  Book-Entry Form.........................................................  23
  Distributions to Certificateholders.....................................  25
    General...............................................................  25
    Distributions of Interest.............................................  26
    Distributions of Principal............................................  26
  Categories of Classes of Certificates...................................  28
  Other Credit Enhancement................................................  31
    Limited Guarantee.....................................................  31
    Financial Guaranty Insurance Policy or Surety Bond....................  31
    Letter of Credit......................................................  31
    Pool Insurance Policy.................................................  32
    Special Hazard Insurance Policy.......................................  32
    Mortgagor Bankruptcy Bond.............................................  32
    Reserve Fund..........................................................  32
    Cross Support.........................................................  32
  Cash Flow Agreements....................................................  32
PREPAYMENT AND YIELD CONSIDERATIONS.......................................  33
  Pass-Through Rates......................................................  33
  Scheduled Delays in Distributions.......................................  33
  Effect of Principal Prepayments.........................................  33
  Weighted Average Life of Certificates...................................  34
SERVICING OF THE MORTGAGE LOANS...........................................  35
  The Master Servicer.....................................................  35
  The Servicers...........................................................  36
  Payments on Mortgage Loans..............................................  37
  Periodic Advances and Limitations Thereon...............................  39
  Collection and Other Servicing Procedures...............................  40
  Enforcement of "Due-on-Sale Clauses"; Realization Upon Defaulted
   Mortgage Loans.........................................................  41
  Insurance Policies......................................................  42
  Fixed Retained Yield, Servicing Compensation and Payment of Expenses....  43
  Evidence as to Compliance...............................................  44
CERTAIN MATTERS REGARDING THE MASTER SERVICER.............................  45
THE POOLING AND SERVICING AGREEMENT.......................................  46
  Assignment of Mortgage Loans to the Trustee.............................  46

                                                                           Page
                                                                           ----
  Optional Purchases......................................................  48
  Reports to Certificateholders...........................................  48
  List of Certificateholders..............................................  49
  Events of Default.......................................................  49
  Rights Upon Event of Default............................................  49
  Amendment...............................................................  50
  Termination; Optional Purchase of Mortgage Loans........................  51
  The Trustee.............................................................  51

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS...............................  52
  General.................................................................  52
  Foreclosure.............................................................  52
  Foreclosure on Shares of Cooperatives...................................  53
  Rights of Redemption....................................................  54
  Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations
   on Lenders.............................................................  54
  Texas Home Equity Loans.................................................  57
  Soldiers' and Sailors' Civil Relief Act and Similar Laws................  57
  Environmental Considerations............................................  57
  "Due-on-Sale" Clauses...................................................  59
  Applicability of Usury Laws.............................................  60
  Enforceability of Certain Provisions....................................  60

FEDERAL INCOME TAX CONSEQUENCES...........................................  61
  Federal Income Tax Consequences for REMIC Certificates..................  61
  General.................................................................  61
  Status of REMIC Certificates............................................  62
  Qualification as a REMIC................................................  62
  Taxation of Regular Certificates........................................  64
    General...............................................................  64
    Original Issue Discount...............................................  64
    Acquisition Premium...................................................  66
    Variable Rate Regular Certificates....................................  66
    Market Discount.......................................................  68
    Premium...............................................................  68
    Election to Treat All Interest Under the Constant Yield Method........  69
    Treatment of Losses...................................................  69
    Sale or Exchange of Regular Certificates..............................  70
  Taxation of Residual Certificates.......................................  70
    Taxation of REMIC Income..............................................  70
    Basis and Losses......................................................  71
    Treatment of Certain Items of REMIC Income and Expense................  72
    Limitations on Offset or Exemption of REMIC Income....................  73
    Tax-Related Restrictions on Transfer of Residual Certificates.........  74
    Sale or Exchange of a Residual Certificate............................  76
    Mark to Market Regulations............................................  77
  Taxes That May Be Imposed on the REMIC Pool.............................  77
    Prohibited Transactions...............................................  77
    Contributions to the REMIC Pool After the Startup Day.................  77
    Net Income from Foreclosure Property..................................  77
  Liquidation of the REMIC Pool...........................................  78
  Administrative Matters..................................................  78
  Limitations on Deduction of Certain Expenses............................  78
  Taxation of Certain Foreign Investors...................................  79
    Regular Certificates..................................................  79
    Residual Certificates.................................................  79
  Backup Withholding......................................................  80
  Reporting Requirements..................................................  80
  Federal Income Tax Consequences for Certificates as to Which No REMIC
   Election Is Made.......................................................  81
  General.................................................................  81
  Tax Status..............................................................  81
  Premium and Discount....................................................  82
    Premium...............................................................  82
    Original Issue Discount...............................................  82
    Market Discount.......................................................  83
  Recharacterization of Servicing Fees....................................  83
  Sale or Exchange of Certificates........................................  83
  Stripped Certificates...................................................  84
    General...............................................................  84
    Status of Stripped Certificates.......................................  85
    Taxation of Stripped Certificates.....................................  85
  Reporting Requirements and Backup Withholding...........................  87
  Taxation of Certain Foreign Investors...................................  87

ERISA CONSIDERATIONS......................................................  88
  General.................................................................  88
  Certain Requirements Under ERISA and the Code...........................  88

                                                                            Page
                                                                            ----
    General................................................................  88
    Parties in Interest/Disqualified Persons...............................  88
    Delegation of Fiduciary Duty...........................................  89
    Applicability to Non-ERISA Plans ......................................  89
  Administrative Exemptions................................................  89
    Individual Administrative Exemptions...................................  89
    PTE 83-1...............................................................  91
  Non-ERISA Plans and Exempt Plans.........................................  91
  Unrelated Business Taxable Income--Residual Certificates.................  92
LEGAL INVESTMENT...........................................................  92

                                                                            Page
                                                                            ----
PLAN OF DISTRIBUTION.......................................................  93
USE OF PROCEEDS............................................................  95
LEGAL MATTERS..............................................................  95
RATING.....................................................................  95
REPORTS TO CERTIFICATEHOLDERS..............................................  95
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................  95
WHERE YOU CAN FIND MORE INFORMATION........................................  96
INDEX OF SIGNIFICANT DEFINITIONS...........................................  97

                             SUMMARY OF PROSPECTUS

 . This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a Series of Certificates, please read this entire document and the accompanying Prospectus Supplement carefully.

 . This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the Certificates and is qualified by the full description of these calculations, cash flows and other information in this Prospectus and the accompanying Prospectus Supplement.
RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

Issuer

Each series (each, a "Series") of certificates (the "Certificates") will be issued by a separate trust (a "Trust" and the assets owned by such Trust, a "Trust Estate"). Each Trust will be formed pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Depositor, one or more Servicers and/or the Master Servicer and the Trustee specified in the applicable Prospectus Supplement.

Depositor

With respect to each Trust Estate, Bank of America Mortgage Securities, Inc. (the "Depositor") will acquire the Mortgage Loans from affiliated or unaffili-ated mortgage loan originators or sellers (each, a "Seller") and will transfer the Mortgage Loans to the Trust. The Depositor is a direct, wholly-owned sub-sidiary of NationsBank, N.A.

Servicer(s)

One or more entities affiliated or unaffiliated with the Depositor specified in the applicable Prospectus Supplement (each, a "Servicer") will service the Mortgage Loans in each Trust. Each Servicer will perform certain servicing functions with respect to the Mortgage Loans serviced by it pursuant to the related Pooling and Servicing Agreement or a related servicing agreement (each, an "Underlying Servicing Agreement").

Master Servicer

To the extent specified in the related Prospectus Supplement, if there is more than one Servicer of the Mortgage Loans related to a Series or the sole Servicer is not an affiliate of the Depositor, a master servicer, affiliated or unaffiliated with the Depositor, (the "Master Servicer") may be appointed to supervise the Servicers. In addition, the Master Servicer will generally be required to make Periodic Advances with respect to the Mortgage Loans in each Trust Estate if the related Servicer fails to make a required Periodic Ad-vance.

THE MORTGAGE LOANS

Each Trust will own the related Mortgage Loans (other than the Fixed Retained Yield described in this Prospectus, if any) and certain other related proper-ty, as specified in the applicable Prospectus Supplement.

The Mortgage Loans in each Trust Estate:

 . will be conventional, fixed or adjustable interest rate, mortgage loans secured by first liens on some or all of the following types of property, to the extent set forth in the applicable Prospectus Supplement: (i) one-family attached or detached residences, (ii) two- to four-family units, (iii) row houses, (iv) townhouses, (v) condominium units, (vi) units within planned unit developments, (vii) long-term leases with respect to any of the foregoing, and (viii) shares issued by private non-profit housing corporations and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such cooperatives' buildings.

 . will have been acquired by the Depositor, either directly or indirectly through an affiliate from the Sellers;

 . will have been originated by mortgage loan originators which are either affiliated or unaffiliated with the Depositor; and

 . will have been underwritten to the standards specified herein or in the applicable Prospectus Supplement.

See "The Trust Estates" and "The Mortgage Loan Programs--Mortgage Loan Under-writing."

You should refer to the applicable Prospectus Supplement for the precise char-acteristics or expected characteristics of the Mortgage Loans and a description of the other property, if any, included in a particular Trust Estate.

DISTRIBUTIONS ON THE CERTIFICATES

Each Series of Certificates will include one or more classes (each, a "Class"). A Class of Certificates will be entitled, to the extent of funds available, to either:

 . principal and interest payments in respect of the related Mortgage Loans;

 . principal distributions, with no interest distributions;

 . interest distributions, with no principal distributions; or

 . such other distributions as are described in the applicable Prospectus
  Supplement.

Interest Distributions

With respect to each Series of Certificates, interest on the related Mortgage Loans at the weighted average of their mortgage interest rates (net of servic-ing fees and certain other amounts as described in this Prospectus or in the applicable Prospectus Supplement), will be passed through to holders of the re-lated Classes of Certificates in accordance with the particular terms of each such Class of Certificates. The terms of each Class of Certificates will be de-scribed in the related Prospectus Supplement. See "Description of the Certifi-cates--Distributions to Certificateholders--Distributions of Interest."

Except as otherwise specified in the applicable Prospectus Supplement, interest will accrue at the pass-through rate for each Class indicated in the applicable Prospectus Supplement (each, a "Pass-Through Rate") on its outstanding princi-pal balance or notional amount.

Principal Distributions

With respect to a Series of Certificates, principal payments (including prepay-ments) on the related Mortgage Loans will be passed through to holders of the related Certificates or otherwise applied in accordance with the related Pool-ing and Servicing Agreement on each Distribution Date. Distributions in reduc-tion of principal balance will be allocated among the Classes of Certificates of a Series in the manner specified in the applicable Prospectus Supplement. See "Description of the Certificates--Distributions to Certificateholders--Dis-tributions of Principal."

Distribution Dates

Distributions on the Certificates will generally be made on the 25th day (or, if such day is not a business day, the business day following the 25th day) of each month, commencing with the month following the month in which the applica-ble Cut-Off Date occurs (each, a "Distribution Date"). The "Cut-Off Date" for each Series will be the date specified in the applicable Prospectus Supplement.

If so specified in the applicable Prospectus Supplement, distributions on Cer-tificates may be made on a different day of each month or may be made quarter-ly, or semi-annually, on the dates specified in such Prospectus Supplement.

Record Dates

Distributions will be made on each Distribution Date to Certificateholders of record at the close of business on (unless a different date is specified in the applicable Prospectus Supplement) the last business day of the month preceding the month in which such Distribution Date occurs (each, a "Record Date").

CREDIT ENHANCEMENT

Subordination

A Series of Certificates may include one or more Classes of senior certificates (the "Senior Certificates") and one or more Classes of subordinated certifi-cates (the "Subordinated Certificates"). The rights of the holders of Subordi-nated Certificates of a Series to receive distributions will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent and in the manner specified in the applicable Prospectus Supplement.

Subordination is intended to enhance the likelihood of the timely receipt by the Senior Certificateholders of their proportionate share of scheduled monthly principal and interest payments on the related Mortgage Loans and to protect them from losses. This protection will be effected by:

 . the preferential right of the Senior Certificateholders to receive, prior to any distribution being made in respect of the related Subordinated Certifi-cates on each Distribution Date, current distributions on the related Mort-gage Loans of principal and interest due them on each Distribution Date out of the funds available for distributions on such date;

 . the right of such holders to receive future distributions on the Mortgage
  Loans that would otherwise have been payable to the holders of Subordinated Certificates; and/or

 . the prior allocation to the Subordinated Certificates of all or a portion of losses realized on the underlying Mortgage Loans.

Other Types of Credit Enhancement

If so specified in the applicable Prospectus Supplement, the Certificates of any Series, or any one or more Classes of a Series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

 . limited guarantee                    . mortgage pool
 . financial guaranty                       insurance policy
    insurance policy                   . reserve fund
 . surety bond                          . cross-support
 . letter of credit

Any credit support will be described in the applicable Prospectus Supplement.

See "Description of the Certificates--Other Credit Enhancement."

PERIODIC ADVANCES ON DELINQUENT PAYMENTS

In the event that a payment on a Mortgage Loan is delinquent, the Servicer of the Mortgage Loan will be obligated to make cash advances ("Periodic Advanc-es") to the Servicer Custodial Account or the Certificate Account if the Servicer determines that it will be able to recover such amounts from future payments and collections on such Mortgage Loan. A Servicer who makes Periodic Advances will be reimbursed for such Periodic Advances as described in this Prospectus and in the applicable Prospectus Supplement. In certain circum-stances, the Master Servicer or Trustee will be required to make Periodic Ad-vances upon a Servicer default.

See "Servicing of the Mortgage Loans--Periodic Advances and Limitations There-on."

FORMS OF CERTIFICATES

The Certificates will be issued either:

 . in book-entry form ("Book-Entry Certificates") through the facilities of The
  Depository Trust Company ("DTC"); or

 . in fully-registered, certificated form ("Definitive Certificates").

If you own Book-Entry Certificates, you will not receive a physical certifi-cate representing your ownership interest in such Book-Entry Certificates, ex-cept under extraordinary circumstances which are discussed in "Description of the Certificates--Definitive Form" in this Prospectus. Instead, DTC will ef-fect payments and transfers by means of its electronic recordkeeping services, acting through certain participating organizations. This may result in certain delays in your receipt of distributions and may restrict your ability to pledge your securities. Your rights with respect to Book-Entry Certificates may generally only be exercised through DTC and its participating organiza-tions.

See "Description of the Certificates--Book-Entry Form."

OPTIONAL PURCHASE OF ALL MORTGAGE LOANS

If so specified in the Prospectus Supplement with respect to a Series, all, but not less than all, of the Mortgage Loans in the related Trust and any property acquired with respect to such Mortgage Loans may be purchased by the Depositor or such other party as is specified in the applicable Prospectus Supplement. Any such purchase must be made in the manner and at the price specified in such Prospectus Supplement.

If an election is made to treat the related Trust Estate (or one or more seg-regated pools of assets in the

Trust Estate) as a "real estate mortgage investment conduit" (a "REMIC"), any such purchase will be effected only pursuant to a "qualified liquidation," as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

Exercise of the right of purchase will effect the early retirement of the Cer-tificates of that Series.

See "Prepayment and Yield Considerations."

ERISA LIMITATIONS

If you are a fiduciary of any employee benefit plan or another type of retire-ment plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or similar law, you should carefully review with your legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code.

Certain Classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee, the Depositor, any Servicers or the Master Servicer to additional obligations.

See "ERISA Considerations."

TAX STATUS

The treatment of the Certificates for federal income tax purposes will depend on:

 . whether a REMIC election is made with respect to a Series of Certificates;
  and

 . if a REMIC election is made, whether the Certificates are Regular Interests or Residual Interests.

See "Federal Income Tax Consequences."

LEGAL INVESTMENT

The applicable Prospectus Supplement will specify whether the Class or Classes of Certificates offered will constitute "mortgage related securities" for pur-poses of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent such Certifi-cates constitute legal investments for you.

See "Legal Investment" in this Prospectus and "Summary of Terms--Legal Invest-ment" in the applicable Prospectus Supplement.

RATING

Certificates of any Series will not be offered pursuant to this Prospectus and a Prospectus Supplement unless each offered Class is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (a "Rating Agency").

 . A security rating is not a recommendation to buy, sell or hold the Certificates of any Series and is subject to revision or withdrawal at any time by the assigning rating agency.

 . Ratings do not address the effect of prepayments on the yield you may antici-pate when you purchase your Certificates.

                                 RISK FACTORS

  Investors should consider, among other things, the following description of the material risks associated with the purchase of Certificates.

Limited Liquidity

  The liquidity of your Certificates may be limited. You should consider that:

  . a secondary market for the Certificates of any Series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the Certificates of any Series;

  . the Prospectus Supplement for any Series of Certificates may indicate that an underwriter intends to establish a secondary market in such Certificates, but no underwriter will be obligated to do so; and

  . unless specified in the applicable Prospectus Supplement, the Certificates will not be listed on any securities exchange.

Limited Assets for Payment of Certificates

  Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable Prospectus Supplement:

  . Mortgage Loans included in the related Trust Estate will be the sole source of payments on the Certificates of a Series;

  . the Certificates of any Series will not represent an interest in or obligation of the Depositor, the Trustee or any of their affiliates, except for the Depositor's limited obligations with respect to certain breaches of its representations and warranties and, to the extent an affiliate of the Depositor acts as such, its obligations as a Servicer or Master Servicer, if applicable; and

  . neither the Certificates of any Series nor the related Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, the Depositor, the Trustee, any of their affiliates or any other person.

  Consequently, in the event that payments on the Mortgage Loans underlying your Series of Certificates are insufficient or otherwise unavailable to make all payments required on your Certificates, there will be no recourse to the Depositor, the Trustee or any of their affiliates or, except as specified in the applicable Prospectus Supplement, any other entity.

Credit Enhancement is Limited in Amount and Coverage

  With respect to each Series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to in this Prospectus, including, but not limited to: subordination of other Classes of Certificates of the same Series; a limited guarantee; a financial guaranty insurance policy; a surety bond; a letter of credit; a pool insurance policy; a special hazard insurance policy; a mortgagor bankruptcy bond; a reserve fund; cross-support; and any combination of the preceding types of credit enhancement. See "Description of the Certificates--Other Credit Enhancement."

  Regardless of the form of credit enhancement provided:

  . the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

  . may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses; and

  . all or a portion of the credit enhancement for any Series of Certificates will generally be permitted to be reduced, terminated or substituted for, in the sole discretion of the Servicer or the Master Servicer, if each applicable Rating Agency indicates that the then-current ratings will not be adversely affected.

  If losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain Classes).

  The rating of any Class of Certificates by a Rating Agency may be lowered following its issuance as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis.

  Neither the Depositor nor any of its affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Class of Certificates.

  See "Description of the Certificates--Other Credit Enhancement."

Real Estate Market Conditions Affect Mortgage Loan Performance

  An investment in securities such as the Certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the mortgagor's financial condition. There is no assurance that the values of the Mortgaged Properties securing the Mortgage Loans underlying any Series of Certificates have remained or will remain at their levels on the dates of origination of the related Mortgage Loans.

  If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans contained in a particular Trust Estate and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in a Servicer's servicing portfolio.

  If losses on Mortgage Loans underlying a Series are not covered by credit enhancement, Certificateholders of the Series will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. See "The Trusts Estates-- Mortgage Loans" and "The Mortgage Loan Programs--Mortgage Loan Underwriting."

Geographic Concentration May Increase Risk of Loss

  The Mortgage Loans underlying certain Series of Certificates may be concentrated in certain regions. Such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage loans in such areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although Mortgaged Properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under "Servicing of the Mortgage Loans--Insurance Policies," no Mortgaged Properties will otherwise be required to be insured against earthquake damage or any other loss not covered by Standard Hazard Insurance Policies, as described under "Servicing of the Mortgage Loans-- Insurance Policies."

See "The Mortgage Pool" in the related Prospectus Supplement for further information regarding the geographic concentration of the Mortgage Loans underlying the Certificates of any Series. See also "The Mortgage Loan Programs--Mortgage Loan Underwriting" and "Prepayment and Yield
Considerations--Weighted Average Life of Certificates."

General Economic Conditions May Increase Risk of Loss

  Adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values (including the purposes for which the Mortgage Loans were made and the uses of the Mortgaged Properties) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Estate. See "The Mortgage Loan Programs--Mortgage Loan Underwriting" and "Prepayment and Yield Considerations--Weighted Average Life of Certificates." If such losses are not covered by the applicable credit enhancement, holders of Certificates of the Series evidencing interests in the related Trust Estate will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. See "The Trust Estates--Mortgage Loans" and "The Mortgage Loan Programs--Mortgage Loan Underwriting."

Yield is Sensitive to Rate of Principal Prepayment


  The yield on the Certificates of each Series will depend in part on the rate of principal payment on the Mortgage Loans (including prepayments, liquidations due to defaults and mortgage loan repurchases). Such yield may be adversely affected, depending upon whether a particular Certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. In particular:

  . the yield on Classes of Certificates entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related Mortgage Loans; and

  . the yield on certain Classes of Certificates may be relatively more sensitive to the rate of prepayment of specified Mortgage Loans than other Classes of Certificates.

  The rate of prepayments on Mortgage loans is influenced by a number of factors, including:

  . prevailing mortgage market interest rates;

  . local and national economic conditions;

  . homeowner mobility; and

  . the ability of the borrower to obtain refinancing.

  In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate Servicing Fees or other mechanisms specified in the applicable Prospectus Supplement. Your yield will be also adversely affected to the extent that losses on the Mortgage Loans in the related Trust Estate are allocated to your Certificates and may be adversely affected to the extent of unadvanced delinquencies on the Mortgage Loans in the related Trust. Classes of Certificates identified in the applicable Prospectus Supplement as Subordinated Certificates are more likely to be affected by delinquencies and losses than other Classes of Certificates.

  See "Prepayment and Yield Considerations."

Bankruptcy of the Depositor or a Seller May Delay or Reduce Collections on Mortgage Loans

  Neither the United States Bankruptcy Code nor similar applicable state laws (the "Insolvency Laws") prohibit the Depositor from filing a voluntary application for relief under the Insolvency Laws. However, the transactions contemplated hereby and by the related Prospectus Supplement will be structured such that the voluntary or involuntary application for relief under the Insolvency Laws by the Depositor is unlikely and such filings by a Seller which is an affiliate of the Depositor from whom the Depositor acquires the Mortgage Loans should not result in consolidation of the assets and liabilities of the Depositor with those of such Seller. These steps include the creation of the Depositor as a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the Depositor's business and restrictions on the ability of the Depositor to commence voluntary or involuntary cases or proceedings under the Insolvency Laws without the prior unanimous affirmative vote of all its directors. However, there can be no assurance that the activities of the Depositor would not result in a court concluding that the assets and liabilities of the Depositor should be consolidated with those of such Seller.

  Each Seller will transfer its related Mortgage Loans to the Depositor and the Depositor will transfer the Mortgage Loans to the related Trust Estate. If a Seller were to become a debtor in a bankruptcy case, a creditor or trustee (or the debtor itself) may take the position that the contribution or transfer of the Mortgage Loans by the Seller to the Depositor should be characterized as a pledge of such Mortgage Loans to secure a borrowing of such debtor, with the result that the Depositor is deemed to be a creditor of such Seller, secured by a pledge of the applicable Mortgage Loans. If such an attempt were successful, delays in payments of collections on the Mortgage Loans could occur or reductions in the amount of such payments could result, or such a trustee in bankruptcy could elect to accelerate payment of the obligation to the Depositor and liquidate the Mortgage Loans.

Book-Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment

  Since transactions in the Classes of Book-Entry Certificates of any Series generally can be effected only through DTC, DTC Participants and Indirect DTC
Participants:

  . your ability to pledge Book-Entry Certificates to someone who does not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate;

  . you may experience delays in your receipt of payments on Book-Entry
    Certificates because distributions will be made by the Trustee, or a Paying Agent on behalf of the Trustee, to Cede, as nominee for DTC; and

  . the liquidity of Book-Entry Certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates.

  See "Description of the Certificates--Book-Entry Form."

Cash Flow Agreements are Subject to Counterparty Risk

  The assets of a Trust Estate may, if specified in the related Prospectus Supplement, include agreements, such as interest rate swap, cap, floor or similar agreements (each a "Cash Flow Agreement"), which will require the provider of such instrument (the "Counterparty") to make payments to the Trust Estate under the circumstances described in the Prospectus Supplement. If payments on the Certificates of the related Series depend in part on payments to be received under a Cash Flow Agreement, the ability of the Trust Estate to make payments on the Certificates will be subject to the credit risk of the Counterparty. The Prospectus Supplement for a Series of Certificates will describe any mechanism, such as the payment of "breakage fees," which may exist to facilitate replacement of a Cash Flow Agreement upon the default or credit impairment of the related Counterparty. However, there can be no assurance that any such mechanism will result in the ability of the Master Servicer to obtain a replacement Cash Flow Agreement.

                               THE TRUST ESTATES

General

  The Trust Estate for each Series of Certificates will consist primarily of mortgage loans (the "Mortgage Loans") evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other instruments creating first liens (the "Mortgages") on some or all of the following eight types of property (as so secured, the "Mortgaged Properties"), to the extent set forth in the applicable Prospectus Supplement: (i) one-family attached or detached residences, (ii) two- to four-family units, (iii) row houses, (iv) townhouses, (v) condominium units, (vi) units within planned unit developments, (vii) long-term leases with respect to any of the foregoing, and
(viii) shares issued by private non-profit housing corporations ("cooperatives") and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such cooperatives' buildings. In addition, a Trust Estate will also include (i) amounts held from time to time in the related Certificate Account, (ii) the Depositor's interest in any primary mortgage insurance, hazard insurance, title insurance or other insurance policies relating to a Mortgage Loan, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale, (iv) if applicable, and to the extent set forth in the applicable Prospectus Supplement, any reserve fund or funds, (v) if applicable, and to the extent set forth in the applicable Prospectus Supplement, contractual obligations of any person to make payments in respect of any form of credit enhancement or any interest subsidy agreement and (vi) such other assets of the kind described herein as may be specified in the applicable Prospectus Supplement. The Trust Estate will not include the portion of interest on the Mortgage Loans which constitutes the Fixed Retained Yield, if any. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses."

Mortgage Loans

  The Mortgage Loans will have been acquired by the Depositor from affiliates of the Depositor or unaffiliated mortgage loan originators or sellers (each, a "Seller"). The Mortgage Loans will have been originated by affiliated or unaffiliated mortgage loan originators. Each Mortgage Loan will have been underwritten either to the standards set forth herein or to such other standards set forth in the applicable Prospectus Supplement. See "The Mortgage Loan Programs--Mortgage Loan Underwriting."

  Each of the Mortgage Loans will be secured by a Mortgage on a Mortgaged Property located in any of the 50 states or the District of Columbia.

  If specified in the applicable Prospectus Supplement, the Mortgage Loans may be secured by leases on real property under circumstances that the applicable Seller determines in its discretion are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a lease on real property is secured not by a fee simple interest in the Mortgaged Property but rather by a lease under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling located thereon. Generally, a Mortgage Loan will be secured by a lease only if the use of leasehold estates as security for mortgage loans is customary in the area where the Mortgaged Property is located, the lease is not subject to any prior lien that could result in termination of the lease and the term of the lease ends at least five years beyond the maturity date of the related Mortgage Loan. The provisions of each lease securing a Mortgage Loan will expressly permit (i) mortgaging of the leasehold estate, (ii) assignment of the lease without the lessor's consent and (iii) acquisition by the holder of the Mortgage, in its own or its nominee's name, of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure, unless alternative arrangements provide the holder of the Mortgage with substantially similar protections. No lease will contain provisions which (i) provide for termination upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default,
(ii) provide for termination in the event of damage or destruction as long as the Mortgage is in existence or (iii) prohibit the holder of the Mortgage from being insured under the hazard insurance policy or policies related to the premises.

  The Prospectus Supplement will set forth the geographic distribution of Mortgaged Properties and the number and aggregate unpaid principal balances of the Mortgage Loans by category of Mortgaged Property. The Prospectus Supplement for each Series will also set forth the range of original terms to maturity of the Mortgage Loans in the Trust Estate, the weighted average remaining term to stated maturity at the Cut-Off Date of such Mortgage Loans, the earliest and latest months of origination of such Mortgage Loans, the range of Mortgage Interest Rates borne by such Mortgage Loans, if such Mortgage Loans have varying Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate at the Cut-Off Date of such Mortgage Loans, the range of loan-to-value ratios at the time of origination of such Mortgage Loans and the range of principal balances at origination of such Mortgage Loans.

  A Mortgage Loan will generally provide for level monthly installments (except, in the case of Balloon Loans, the final payment) consisting of interest equal to one-twelfth of the applicable Mortgage Interest Rate times the unpaid principal balance, with the remainder of such payment applied to principal (an "Actuarial Mortgage Loan"). No adjustment is made if payment on an Actuarial Mortgage Loan is made earlier or later than the Due Date, although the mortgagor may be subject to a late payment charge. If so specified in the applicable Prospectus Supplement, some Mortgage Loans may provide for payments that are allocated to principal and interest according to the daily simple interest method (each, a "Simple Interest Mortgage Loan"). A Simple Interest Mortgage Loan provides for the amortization of the amount financed under the Mortgage Loan over a series of equal monthly payments (except, in the case of a Balloon Loan, the final payment). Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Mortgage Loan multiplied by the stated Mortgage Interest Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Mortgage Loan. As payments are received under a Simple Interest Mortgage Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Mortgage Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. The next scheduled payment, however, will result in an allocation of a greater amount to interest if such payment is made on its scheduled due date. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. Accordingly, if the borrower consistently makes scheduled payments after the scheduled due date, the Mortgage Loan will amortize more slowly than scheduled. If a Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

  The information with respect to the Mortgage Loans and Mortgaged Properties described in the preceding three paragraphs may be presented in the Prospectus Supplement for a Series as ranges in which the actual characteristics of such Mortgage Loans and Mortgaged Properties are expected to fall. In all such cases, information as to the final characteristics of the Mortgage Loans and Mortgaged Properties will be available in a Current Report on Form 8-K which will be filed with the Commission within 15 days of the initial issuance of the related Series.

  The Mortgage Loans in a Trust Estate will generally have monthly payments due on the first of each month (each, a "Due Date") but may, if so specified in the applicable Prospectus Supplement, have payments due on a different day of each month and will be of one of the following types of mortgage loans:

  a. Fixed Rate Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fixed-rate, fully-amortizing Mortgage Loans providing for level monthly payments of principal and interest and terms at origination or modification of not more than 30 years. If specified in the applicable Prospectus Supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of such Mortgage Loans and upon the satisfaction of other conditions specified in the applicable Prospectus Supplement.

If so specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will require the Depositor or another party to repurchase each such converted Mortgage Loan at the price set forth in the applicable Prospectus Supplement. A Trust Estate containing fixed-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Estate and which are subject to no further conversions.

  b. Adjustable Rate Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain adjustable-rate, fully-amortizing Mortgage Loans having an original or modified term to maturity of not more than 40 years with a related Mortgage Interest Rate which generally adjusts initially either one, three or six months, one, three, five, seven or ten years subsequent to the initial Due Date, and thereafter at either one-month, six-month, one-year or other intervals over the term of the Mortgage Loan to equal the sum of a fixed margin set forth in the related Mortgage Note (the "Note Margin") and an index. The applicable Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the adjustable-rate Mortgage Loans in the related Trust Estate. The applicable Prospectus Supplement will also indicate any periodic or lifetime limitations on the adjustment of any Mortgage Interest Rate.

  If specified in the applicable Prospectus Supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates after origination of such Mortgage Loans and upon the satisfaction of the conditions specified in the applicable Prospectus Supplement. If specified in the applicable Prospectus Supplement, the Depositor or another party will generally be required to repurchase each such converted Mortgage Loan at the price set forth in the applicable Prospectus Supplement. A Trust Estate containing adjustable-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the Trust Estate.

  If so specified in the applicable Prospectus Supplement, a Trust Estate may contain adjustable-rate Mortgage Loans which have Mortgage Interest Rates that generally adjust monthly or may adjust at other intervals as specified in the applicable Prospectus Supplement. The scheduled monthly payment will be adjusted as and when described in the applicable Prospectus Supplement (at intervals which may be different from those at which the Mortgage Interest Rate is adjusted) to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis. Increases in the scheduled monthly payment may be subject to certain limitations, as specified in the applicable Prospectus Supplement, which may result in negative amortization of principal. If an adjustment to the Mortgage Interest Rate on such a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the current scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable ("Deferred Interest") will be added to the principal balance of such Mortgage Loan.

  c. Net 5 Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans having an original term to maturity of not more than 30 years with a Mortgage Interest Rate which adjusts initially five years subsequent to the initial payment date, and thereafter at one-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and index, and providing for monthly payments of interest only prior to the date of the initial Mortgage Interest Rate adjustment and monthly payments of principal and interest thereafter sufficient to fully-amortize the Mortgage Loans over their remaining terms to maturity ("Net 5 Loans"). The related Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the Net 5 Loans in the related Trust Estate. The related Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Interest Rate at the time of any adjustment.

  d. Graduated Payment Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fixed-rate, graduated-payment Mortgage Loans having original or modified terms to maturity of not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Interest Rate on such Mortgage Loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year specified thereafter to the extent necessary to amortize the Mortgage Loan over the remainder of its term or other shorter period. Mortgage Loans incorporating such graduated payment features may include (i) "Graduated Pay Mortgage Loans," pursuant to which amounts constituting Deferred Interest are added to the principal balances of such Mortgage Loans, (ii) "Tiered Payment Mortgage Loans," pursuant to which, if the amount of interest accrued in any month exceeds the current scheduled payment for such month, such excess amounts are paid from a subsidy account (usually funded by a home builder or family member) established at closing and (iii) "Growing Equity Mortgage Loans," for which the monthly payments increase at a rate which has the effect of amortizing the loan over a period shorter than the stated term.

  e. Subsidy Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements ("Subsidy Loans") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans with the present value of the resulting difference in payment ("Subsidy Payments") being provided by the employer of the mortgagor, generally on an annual basis. Subsidy Payments will generally be placed in a custodial account ("Subsidy Account") by the related Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

  Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination thereof. The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points and five percentage points below the Mortgage Interest Rates specified in the related Mortgage Notes. Generally, under a graduated program, the subsidized rate for a Mortgage Loan will increase approximately one percentage point per year until it equals the full Mortgage Interest Rate. For example, if the initial subsidized interest rate is five percentage points below the Mortgage Interest Rate in year one, the subsidized rate will increase to four percentage points below the Mortgage Interest Rate in year two, and likewise until year six, when the subsidized rate will equal the Mortgage Interest Rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points) below the Mortgage Interest Rates for specified periods, generally not in excess of ten years. Subsidy Loans are also offered pursuant to combination fixed/graduated programs. The subsidy agreements relating to such Subsidy Loans generally will provide for an initial fixed subsidy of up to five percentage points below the related Mortgage Interest Rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the Mortgage Interest Rate.

  Generally, employers may terminate subsidy programs in the event of (i) the mortgagor's death, retirement, resignation or termination of employment, (ii) the full prepayment of the Subsidy Loan by the mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan pursuant to the "due-on-sale" clause contained in the Mortgage, or (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the Mortgage Interest Rate of such Subsidy Loan, the employer may request that the mortgagor refinance such Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to refinance such Subsidy Loan. In the event the mortgagor refinances such Subsidy Loan, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations." In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor's reduced monthly housing expense as a consequence of payments under a subsidy agreement is used by certain Sellers in determining certain expense-to-income ratios utilized in underwriting a Subsidy Loan. See "The Mortgage Loan Programs--Mortgage Loan Underwriting."

  f. Buy-Down Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy-down plans ("Buy-Down Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if so specified in the applicable Prospectus Supplement, placed in a custodial account (the "Buy-Down Fund") by the related Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, by virtue of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan, and such amounts will be deposited in the Servicer Custodial Account or the Certificate Account, net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable Prospectus Supplement.

  g. Balloon Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans which are amortized over a fixed period not exceeding 30 years but which have shorter terms to maturity ("Balloon Loans") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). The borrower of such Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period. In the event the related mortgagor refinances a Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations" herein.

  h. Pledged Asset Mortgage Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fixed-rate mortgage loans having original terms to stated maturity of not more than 30 years which are either (i) secured by a security interest in additional collateral (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower); which is in turn secured by a security interest in collateral (usually securities) owned by such guarantor (any such loans, "Pledged Asset Mortgage Loans," and any such collateral, "Additional Collateral"). Generally, the amount of such Additional Collateral will not exceed 30% of the amount of such loan, and the requirement to maintain Additional Collateral will terminate when the principal amount of the loan is paid down to a predetermined amount.

  A Trust Estate may also include other types of first-lien, residential Mortgage Loans to the extent set forth in the applicable Prospectus Supplement.

                                 THE DEPOSITOR

  Bank of America Mortgage Securities, Inc. (the "Depositor") was incorporated in the State of Delaware on May 6, 1996 and filed a Certificate of Amendment of Certificate of Incorporation changing its name to "Bank of America Mortgage Securities, Inc." on January 8, 1999. The Depositor is a wholly-owned subsidiary of NationsBank, N.A. It is not expected that the Depositor will have any business operations other than offering Certificates and related activities.

  The Depositor maintains its principal executive office at 345 Montgomery Street, Lower Level #2, Unit #8152, San Francisco, California 94104. Its telephone number is (415) 622-3676.

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                          THE MORTGAGE LOAN PROGRAMS

General

  The Depositor will purchase the Mortgage Loans, either directly or through its affiliates, from Sellers. The Sellers may be affiliated or unaffiliated with the Depositor. The Mortgage Loans will generally have been underwritten in accordance with the underwriting standards set forth below. In the event the Mortgage Loans in a particular Trust Estate have been originated in accordance with underwriting standards which vary materially from those described below, the underwriting standards will be described in the related Prospectus Supplement.

Mortgage Loan Underwriting

  The underwriting guidelines are intended to evaluate the mortgagor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. The underwriting guidelines are applied in a standard procedure which is intended to comply with applicable federal and state laws and regulations. With respect to the underwriting guidelines described below, as well as any other underwriting guidelines that may be applicable to the Mortgage Loans, such underwriting standards generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting guidelines does not imply that each specific criteria was satisfied individually. A Seller will have considered a Mortgage Loan to be originated in accordance with a given set of underwriting guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines. A Mortgage Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or the Mortgage Loan is considered to be in substantial compliance with the underwriting standards.

  Initially, a prospective mortgagor is required to fill out a detailed application designed to provide pertinent credit information. As part of the description of the prospective mortgagor's financial condition, the applicant is required to provide current information describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the applicant's credit history with merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained either from the applicant's employer wherein the employer reports the length of employment with that organization, the current salary and an indication as to whether it is expected that the applicant will continue such employment in the future or through analysis of copies of federal withholding (IRS W-2) forms, current payroll earnings statements and account statements of the applicant. If a prospective mortgagor is self-employed, the applicant is required to submit copies of signed tax returns. The applicant also authorizes deposit verification at all financial institutions where the applicant has accounts. A Seller may, as part of its overall evaluation of the applicant's creditworthiness, use a credit scoring system or mortgage scoring system to evaluate in a statistical manner the expected performance of a Mortgage Loan based on the pertinent credit information concerning the applicant provided through national credit bureaus, certain other information provided by the applicant and an assessment of specific mortgage loan characteristics, including loan-to-value ratio and type of loan product.

  Certain Sellers may use an automated process to assist in making credit decisions on certain mortgage loans. A prospective borrower's credit history is assigned a score based on standard criteria designed to predict the possibility of a default by the prospective borrower on a mortgage loan. An application from a prospective borrower whose score indicates a high probability of default will receive scrutiny from a senior underwriter who may override a decision based on the credit score. An application from a prospective borrower whose score indicates a lower probability of default is subject to less stringent underwriting guidelines and documentation standards to verify the information in the application.

  In addition, certain Sellers may maintain alternative underwriting guidelines for certain qualifying Mortgage Loans underwritten through an underwriting program ("Limited or Reduced Documentation Guidelines") designed to streamline the loan underwriting process. Certain reduced loan documentation programs may not require income, employment or asset verifications. Generally, in order to be eligible for a reduced loan documentation program, the Mortgaged Property must have a loan-to-value ratio which supports the amount of the Mortgage Loan and the mortgagor must have a good credit history. Eligibility for such program may be determined by use of a credit scoring model.

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

  Once all applicable employment and deposit documentation and the credit report are received, a determination is made as to whether the prospective mortgagor has sufficient monthly income available to meet the mortgagor's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property (such as property taxes, hazard insurance and maintenance and utility costs) and to meet other financial obligations and monthly living expenses.

  To determine the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraisal is conducted by either a staff appraiser of the applicable Seller or an independent appraiser. The appraiser is required to inspect the property and verify that it is in acceptable condition and that construction, if recent, has been completed. The appraisal is based on various factors including the appraiser's estimate of values, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the property.

  Appraisers may be required by a Seller to note on their appraisal any environmental hazard the appraiser becomes aware of while appraising the property. Properties with contaminated water or septic may be ineligible for financing by certain originators. EPA Lead Paint requirements for notice and an inspection period are standard for properties built before 1978. Properties containing other hazards may be eligible for financing if the appraiser can value the property showing the impact of the hazard, and the borrower executes a "hold harmless" letter to the lender.

  The title insurance policy may include Environmental Protection Lien Endorsement coverage (ALTA Form 8.1 or its equivalent) excepting only Superliens which may arise after the loan is made. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations."

  With respect to certain mortgage loans, the underwriting of such mortgage loans may be based on data obtained by parties, other than the applicable Seller, that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by a Seller to process loans on its behalf, or independent contractors hired by such Seller to perform underwriting services on its behalf make initial determinations as to the consistency of loans with such Seller's underwriting guidelines. The underwriting of mortgage loans acquired by a Seller pursuant to a delegated underwriting arrangement with a correspondent may not be reviewed prior to acquisition of the mortgage loan by such Seller although the mortgage loan file may be reviewed by such Seller to confirm that certain documents are included in the file. Instead, such Seller may rely on (i) the correspondent's representations that such mortgage loan was underwritten in accordance with such Seller's underwriting standards and (ii) a post-purchase review of a sampling of all mortgage loans acquired from such originator. In addition, in order to be eligible to sell mortgage loans to such Seller pursuant to a delegated underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

  Certain states where the Mortgaged Properties securing the Mortgage Notes are located are "anti-deficiency" states where, in general, lenders providing credit on one-to-four-family properties must look solely to the property for repayment in the event of foreclosure, see "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders." The underwriting guidelines in all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

  Except as described in the related Prospectus Supplement, Mortgage Loans originated with Loan-to-Value Ratios in excess of 80% will be covered by primary mortgage insurance. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator prior to origination, or (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value

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

Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan.

  Certain of the Mortgage Loans may be purchased by the Depositor either directly or through an affiliate in negotiated transactions, and such negotiated transactions may be governed by contractual agreements. The contractual agreements with Sellers may provide the commitment by the Depositor or an affiliate to accept the delivery of a certain dollar amount of mortgage loans over a specific period of time; this commitment may allow for the delivery of mortgage loans one at a time or in multiples as aggregated by the Seller. Many of the contractual agreements allow the delegation of all underwriting functions to the Seller, who will represent that the Mortgage Loans have been originated in accordance with underwriting standards agreed to by the Depositor or its affiliate. In the event such standards differ naturally from those set forth above, the related Prospectus Supplement will describe such standards.

Representations and Warranties

  In connection with the transfer of the Mortgage Loans related to any Series by the Depositor to the Trust Estate, the Depositor will generally make certain representations and warranties regarding the Mortgage Loans. If so indicated in the applicable Prospectus Supplement, the Depositor may, rather than itself making representations and warranties, cause the representations and warranties made by the Seller in connection with its sale of Mortgage Loans to the Depositor or to another affiliate of the Depositor to be assigned to the Trust Estate. In such cases, the Seller's representations and warranties may have been made as of a date prior to the date of execution of the Pooling and Servicing Agreement. Such representations and warranties (whether made by the Depositor or another party) will generally include the following with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be: (i) the schedule of Mortgage Loans appearing as an exhibit to such Pooling and Servicing Agreement is correct in all material respects at the date or dates respecting which such information is furnished as specified therein; (ii) immediately prior to the transfer and assignment contemplated by the Pooling and Servicing Agreement, the Depositor is the sole owner and holder of the Mortgage Loan, free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same; (iii) to the knowledge of the representing party, no Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense; (iv) the Mortgage Loan is covered by a title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received); (v) the Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property; (vi) the Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which no representation is made), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended; (vii) all payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date; and
(viii) any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with.

  No representations or warranties are made by the Depositor or any other party as to the environmental condition of any Mortgaged Property including the absence, presence or effect of hazardous wastes or hazardous substances on such Mortgaged Property or any effect from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations."

  See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee" for a description of the limited remedies available in connection with breaches of the foregoing representations and warranties.

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                        DESCRIPTION OF THE CERTIFICATES

General

  Each Series of Certificates will include one or more Classes. Any Class of Certificates may consist of two or more non-severable components, each of which may exhibit any of the principal or interest payment characteristics described herein with respect to a Class of Certificates. A Series may include one or more Classes of Certificates entitled, to the extent of funds available, to (i) principal and interest distributions in respect of the related Mortgage Loans, (ii) principal distributions, with no interest distributions, (iii) interest distributions, with no principal distributions or (iv) such other distributions as are described in the applicable Prospectus Supplement.

  Each Series of Certificates will be issued on the date specified in the applicable Prospectus Supplement (the "Closing Date") pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among the Depositor, the Servicer(s) (or, if applicable, the Master Servicer), and the Trustee named in the applicable Prospectus Supplement. An illustrative form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe material provisions common to the Certificates and to each Pooling and Servicing Agreement. The summaries are subject to, and are qualified by reference to, the further material provisions of the Pooling and Servicing Agreement for each specific Series of Certificates, as described in the applicable Prospectus Supplement. Wherever particular sections or defined terms of the Pooling and Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference from the form of Pooling and Servicing Agreement filed as an exhibit to the Registration Statement.

  Distributions to holders of Certificates (the "Certificateholders") of all Series (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto (which in the case of Book-Entry Certificates will be Cede as nominee for DTC) as it appears on the certificate register, except that, with respect to any holder of a Certificate evidencing not less than a certain minimum denomination set forth in the applicable Prospectus Supplement, distributions will be made by wire transfer in immediately available funds, provided that the Trustee or the Paying Agent acting on behalf of the Trustee shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or other entity for such purpose, as specified in the final distribution notice to Certificateholders.

  Each Series of Certificates will represent ownership interests in the related Trust Estate. An election may be made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a Series of Certificates as a REMIC. If such an election is made, such Series will consist of one or more Classes of Certificates that will represent "regular interests" within the meaning of Code Section 860G(a)(1) (such Class or Classes collectively referred to as the "Regular Certificates") and one Class of Certificates with respect to each REMIC that will be designated as the "residual interest" within the meaning of Code Section 860G(a)(2) (the "Residual Certificates") representing the right to receive distributions as specified in the Prospectus Supplement for such Series. See "Federal Income Tax Consequences."

  The Depositor may sell certain Classes of the Certificates of a Series, including one or more Classes of Subordinated Certificates, in privately negotiated transactions exempt from registration under the Securities Act. Alternatively, if so specified in a Prospectus Supplement relating to such Subordinated Certificates, the Depositor may offer one or more Classes of the Subordinated Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

Definitive Form

  Certificates of a Series that are issued in fully-registered, certificated form are referred to herein as "Definitive Certificates." Distributions of principal of, and interest on, the Definitive Certificates will be made

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directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement. The Definitive Certificates of a Series offered hereby and by means of the applicable Prospectus Supplements will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the applicable Prospectus Supplement. No service charge will be made for any transfer or exchange of Definitive Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

  In the event that an election is made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, the "residual interest" thereof will be issued as a Definitive Certificate. No legal or beneficial interest in all or any portion of any "residual interest" may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (i) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee or middleman) thereof and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest. Further, the transferee must state in the affidavit that it
(a) historically has paid its debts as they have come due, (b) intends to pay its debts as they come due in the future and (c) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (a), (b) and (c) of the preceding sentence are false. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates."

Book-Entry Form

  Each Class of the Book-Entry Certificates of a Series initially will be represented by one or more physical certificates registered in the name of Cede & Co. ("Cede"), as nominee of DTC, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. No person acquiring an interest in a Book-Entry Certificate (a "Beneficial Owner") will be entitled to receive a Definitive Certificate representing such person's interest in the Book-Entry Certificate, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.

  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC Participants") and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (which may include any underwriter identified in the Prospectus Supplement applicable to any Series), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants").

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of

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and interest on the Book-Entry Certificates. DTC Participants and Indirect DTC
Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective
Beneficial Owners.

  Beneficial Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Trustee, or a Paying Agent on behalf of the Trustee, through DTC Participants. DTC will forward such distributions to its DTC Participants, which thereafter will forward them to Indirect DTC Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, any Servicer, or the Master Servicer or any Paying Agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its DTC Participants.

  Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee, or a Paying Agent on behalf of the Trustee, to Cede, as nominee for DTC.

  DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified Voting Interests only at the direction of and on behalf of DTC Participants whose holdings of Book-Entry Certificates evidence such specified Voting Interests. DTC may take conflicting actions with respect to Voting Interests to the extent that DTC Participants whose holdings of Book-Entry Certificates evidence such Voting Interests authorize divergent action.

  None of the Depositor, any Servicer, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

  The Book-Entry Certificates will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Trustee is advised in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Trustee is unable to locate a qualified successor, (ii) the Servicer(s) or the Master Servicer, as applicable, optionally, elect to terminate the book-entry system through DTC,
(iii) after the occurrence of a dismissal or resignation of the Servicer(s) or the Master Servicer, as applicable, under the Pooling and Servicing Agreement, Beneficial Owners representing not less than 51% of the Voting Interests of the outstanding Book-Entry Certificates advise the Trustee through DTC, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Beneficial Owners' best interest or
(iv) under such other circumstances as described in the related Prospectus Supplement.

  Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to

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Beneficial Owners. The procedures relating to payment on and transfer of
Certificates initially issued as Definitive Certificates will thereafter apply to those Book-Entry Certificates that have been reissued as Definitive Certificates.

Distributions to Certificateholders

  General. On each Distribution Date, each holder of a Certificate of a Class will be entitled to receive its Certificate's Percentage Interest of the portion of the Pool Distribution Amount allocated to such Class. The undivided percentage interest (the "Percentage Interest") represented by any Certificate of a Class in distributions to such Class will be equal to the percentage obtained by dividing the initial principal balance (or notional amount) of such Certificate by the aggregate initial principal balance (or notional amount) of all Certificates of such Class.

  In general, the funds available for distribution to Certificateholders of a Series of Certificates with respect to each Distribution Date for such Series (the "Pool Distribution Amount") will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds, if any) and interest on or in respect of the related Mortgage Loans received by the related Servicer after the Cut-Off Date (except for amounts due on or prior to the Cut-Off Date), or received by the related Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the business day preceding the Determination Date in the month in which such Distribution Date occurs, plus all Periodic Advances with respect to payments due to be received on the Mortgage Loans on the Due Date preceding such Distribution Date, but excluding the following:

    (a) amounts received as late payments of principal or interest respecting which one or more unreimbursed Periodic Advances has been made;

    (b) that portion of Liquidation Proceeds with respect to a Mortgage Loan which represents any unreimbursed Periodic Advances;

    (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee, (iii) the applicable Master Servicing Fee, if any, (iv) the Trustee Fee and (v) any other amounts described in the applicable Prospectus Supplement;

    (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

    (e) all proceeds (including Liquidation Proceeds other than, in certain cases as specified in the applicable Prospectus Supplement, Liquidation Proceeds which were received prior to the related Servicer's determination that no further recoveries on a defaulted Mortgage Loan will be forthcoming ("Partial Liquidation Proceeds")) of any Mortgage Loans, or property acquired in respect thereof, that were liquidated, foreclosed, purchased or repurchased pursuant to the applicable Pooling and Servicing Agreement, which proceeds were received on or after the Due Date occurring in the month in which such Distribution Date occurs and all principal prepayments in full, partial principal prepayments and Partial Liquidation Proceeds received by the related Servicer on or after the Determination Date (or, with respect to any such amount, and if specified in the applicable Prospectus Supplement, the Due Date) occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

    (f) that portion of Liquidation Proceeds which represents any unpaid Servicing Fees, Master Servicing Fee or any Trustee Fee to which the related Servicer, the Trustee or the Master Servicer, respectively, is entitled and any unpaid Fixed Retained Yield;

    (g) if an election has been made to treat the applicable Trust Estate as a REMIC, any Net Foreclosure Profits with respect to such Distribution Date;

    (h) all amounts representing certain expenses reimbursable to the Master Servicer or any Servicer and other amounts permitted to be withdrawn by the Master Servicer or such Servicer from the Certificate Account, in each case pursuant to the applicable Pooling and Servicing Agreement;

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

    (i) all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees which the related Servicer is entitled to retain pursuant to the applicable Underlying Servicing Agreement or applicable Pooling and Servicing Agreement;

    (j) reinvestment earnings on payments received in respect of the Mortgage Loans; and

    (k) any recovery of an amount in respect of principal which had previously been allocated as a realized loss to such Series of Certificates.

  The applicable Prospectus Supplement for a Series will describe any variation in the calculation of the Pool Distribution Amount for such Series.

  "Net Foreclosure Profits" with respect to a Distribution Date will be the excess of (i) the amount by which any aggregate profits on liquidated Mortgage Loans with respect to which net Liquidation Proceeds exceed the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate over (ii) aggregate realized losses on liquidated Mortgage Loans with respect to which net Liquidation Proceeds are less than the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate.

  Distributions of Interest. With respect to each Series of Certificates, interest on the related Mortgage Loans at the weighted average of the applicable Net Mortgage Interest Rates thereof, will be passed through monthly to holders of the related Classes of Certificates in the aggregate, in accordance with the particular terms of each such Class of Certificates. The "Net Mortgage Interest Rate" for each Mortgage Loan in a given period will equal the mortgage interest rate for such Mortgage Loan in such period, as specified in the related Mortgage Note (the "Mortgage Interest Rate"), less the portion thereof, if any, not contained in the Trust Estate (the "Fixed Retained Yield"), and less amounts payable to the Servicer for servicing the Mortgage Loan (the "Servicing Fee"), the fee payable to the Master Servicer, if any (the "Master Servicing Fee"), the fee payable to the Trustee (the "Trustee Fee") and any related expenses specified in the applicable Prospectus Supplement.

  Interest will accrue on the principal balance (or notional amount, as described below) of each Class of Certificates entitled to interest at the Pass-Through Rate for such Class indicated in the applicable Prospectus Supplement (which may be a fixed rate or an adjustable rate) from the date and for the periods specified in such Prospectus Supplement. To the extent the Pool Distribution Amount is available therefor, interest accrued during each such specified period on each Class of Certificates entitled to interest (other than a Class that provides for interest that accrues, but is not currently payable, referred to hereinafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the applicable Prospectus Supplement until the principal balance (or notional amount) of such Class has been reduced to zero. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will generally be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be solely for convenience in expressing the calculation of interest and for certain other purposes.

  With respect to any Class of Accrual Certificates, any interest that has accrued but is not paid on a given Distribution Date will be added to the principal balance of such Class of Certificates on that Distribution Date. Distributions of interest on each Class of Accrual Certificates will commence only after the occurrence of the events or the existence of the circumstance specified in such Prospectus Supplement and, prior to such time, or in the absence of such circumstances, the principal balance of such Class will increase on each Distribution Date by the amount of interest that accrued on such Class during the preceding interest accrual period but that was not required to be distributed to such Class on such Distribution Date. Any such Class of Accrual Certificates will thereafter accrue interest on its outstanding principal balance as so adjusted.

  Distributions of Principal. The principal balance of any Class of Certificates entitled to distributions of principal will generally be the original principal balance of such Class specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and any losses on the related Mortgage Loans allocated to such Class of Certificates and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of a Series of Certificates representing interests in a Trust Estate containing adjustable-rate Mortgage Loans, increased by any Deferred Interest allocable to such Class. The principal balance of a Class of Certificates generally represents the maximum specified dollar amount (exclusive of any interest that may accrue on such Class to which the holder thereof is entitled from the cash flow on the related Mortgage Loans at such time) and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to, such Class. Certificates with no principal balance will not receive distributions in respect of principal. The applicable Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Certificates entitled to distributions of principal.

  If so provided in the applicable Prospectus Supplement, one or more Classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the months of such payments or of other unscheduled principal receipts or recoveries in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of principal prepayments or other unscheduled receipts or recoveries in respect of principal to such Class or Classes of Senior Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Estate. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

  If specified in the applicable Prospectus Supplement, the rights of the holders of the Subordinated Certificates of a Series of Certificates for which credit enhancement is provided through subordination to receive distributions with respect to the Mortgage Loans in the related Trust Estate will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent described below, except as otherwise set forth in such Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

  The protection afforded to the holders of Senior Certificates of a Series of Certificates for which credit enhancement is provided by the subordination feature described above will be effected by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account, (ii) by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Subordinated Certificates and/or (iii) by the prior allocation to the Subordinated Certificates of all or a portion of losses realized on the related Mortgage Loans.

  Losses realized on liquidated Mortgage Loans (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses as described below) will be allocated to the holders of Subordinated Certificates through a reduction of the amount of principal payments on the Mortgage Loans to which such holders are entitled before any corresponding reduction is made in respect of the Senior Certificate.

  A "Special Hazard Loss" is a loss on a liquidated Mortgage Loan occurring as a result of a hazard not insured against under a standard hazard insurance policy of the type described herein under "Servicing of the Mortgage Loans-- Insurance Policies." A "Fraud Loss" is a loss on a liquidated Mortgage Loan as to which there was fraud in the origination of such Mortgage Loan. A "Bankruptcy Loss" is a loss on a liquidated Mortgage Loan attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. Special Hazard Losses in excess of the amount specified in the applicable Prospectus Supplement (the "Special Hazard Loss Amount") are "Excess Special Hazard Losses." Fraud Losses in excess of the amount specified in the applicable Prospectus Supplement (the "Fraud Loss Amount") are "Excess Fraud Losses." Bankruptcy losses in excess of the amount specified in the applicable Prospectus Supplement (the "Bankruptcy Loss Amount") are "Excess Bankruptcy Losses." Any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to a Series will be allocated on a pro rata basis among the related Classes of Senior and Subordinated Certificates. An allocation of a loss on a "pro rata basis" among two or more Classes of Certificates means an allocation on a pro rata basis to each such Class of Certificates on the basis of their then-outstanding principal balances in the case of the principal portion of a loss or based on the accrued interest thereon in the case of an interest portion of a loss.

  Since the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount for a Series of Certificates are each expected to be less than the amount of principal payments on the Mortgage Loans to which the holders of the Subordinated Certificates of such Series are initially entitled (such amount being subject to reduction, as described above, as a result of allocation of losses on liquidated Mortgage Loans that are not Special Hazard Losses, Fraud Losses or Bankruptcy Losses), the holders of Subordinated Certificates of such Series will bear the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses to a lesser extent than they will bear other losses on liquidated Mortgage Loans.

  Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Mortgage Loans in a Trust Estate were exceptionally high and were concentrated in a particular month.

  The holders of Subordinated Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same Series.

Categories of Classes of Certificates

  The Certificates of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Certificates may identify the Classes which comprise such Series by reference to the following categories or another category specified in the Prospectus Supplement.

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

                                PRINCIPAL TYPES

Categories of Classes      Definitions

Accretion Directed
 Class...................  A Class that receives principal payments from amounts that would otherwise be distributed as interest on specified Accrual Classes. Such principal payments may be in lieu of or in addition to principal payments from principal receipts on the Mortgage Loans for the related Series.

Companion Class
 (also sometimes referred
 to as a
 "Support Class")........  A Class that is entitled to receive principal payments on any Distribution Date only if scheduled payments have been made on specified Planned Amortization Classes, Targeted Amortization Classes and/or Scheduled Amortization Classes.

Component Class..........  A Class consisting of two or more specified components (each, a "Component"), as described in the applicable Prospectus Supplement. The Components of a Class of Component Certificates may have different principal and/or interest payment characteristics but together constitute a single class and do not represent severable interests. Each Component of a Class of Component Certificates may be identified as falling into one or more of the categories in this chart.

Lockout Class............  A senior Class that is designed not to participate in or to participate to a limited extent in (i.e., to be "locked out" of ), for a specified period, the receipt of (1) principal prepayments on the Mortgage Loans that are allocated disproportionately to the senior Classes of such Series as a group pursuant to a "shifting interest" structure and/or (2) scheduled principal payments on the Mortgage Loans that are allocated to the senior Classes as a group. A Lockout Class will typically not be entitled to receive, or will be entitled to receive only a restricted portion of, distributions of principal prepayments and/or scheduled principal prepayments, as applicable, for a period of several years, during which time all or a portion of such principal payments that it would otherwise be entitled to receive in the absence of a "lockout" structure will be distributed in reduction of the Principal Balance of other senior Classes. Lockout Classes are designed to minimize weighted average life volatility during the lockout period.

Notional Amount Class....  A Class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Pass-Through Class.......  A Class of Senior Certificates that is entitled to receive a specified percentage of the principal payments that are distributable to the Senior Certificates or applicable group of Senior Certificates (other than any Ratio Strip Class) in the aggregate on a Distribution Date and that is not designated as a Sequential Pay Class.

Planned Amortization
 Class (also sometimes
 referred to as
 a "PAC")................  A Class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Loans. These two

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

                           rates are the endpoints for the "structuring range" for the Planned Amortization Class. The Planned Amortization Classes in any Series of Certificates may be subdivided into different categories (e.g., Planned Amortization Class I ("PAC I"), Planned Amortization Class II ("PAC II") and so forth) derived using different structuring ranges. A PAC is designed to provide protection against prepayments occurring at a constant rate within the structuring range.

Ratio Strip Class........  A Class that is entitled to receive a constant proportion, or "ratio strip," of the principal payments on the underlying Mortgage Loans.

Scheduled Amortization
 Class...................  A Class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Amortization Class or Targeted Amortization Class. The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying Mortgage Loans. In the former case, the two rates are the endpoints for the "structuring range" for the Scheduled Amortization Class and such range generally is narrower than that for a Planned Amortization Class. Typically, the Support Class for the applicable Series of Certificates generally will represent a smaller percentage of the Scheduled Amortization Class than a Support Class generally would represent in relation to a Planned Amortization Class or a Targeted Amortization Class. A Scheduled Amortization Class is generally less sensitive to prepayments than a Companion Class, but more sensitive than a Planned Amortization Class or a Targeted Amortization Class.

Senior Class.............  A Class that is entitled to receive payments of principal and interest on each Distribution Date prior to the Classes of Subordinated Certificates.

Sequential Pay Class.....  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that, in most cases, are entitled to receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. Sequential Pay Classes may receive principal payments concurrently with one or more other Sequential Pay Classes. A single Class that is entitled to receive principal payments before or after other Classes in the same Series of Certificates may be identified as a Sequential Pay Class.

Subordinated Class.......  A Class that is entitled to receive payments of principal and interest on each Distribution Date only after the Senior Certificates and certain Classes of Subordinated Certificates with higher priority of distributions have received their full principal and interest entitlements.

Targeted Amortization
 Class (also sometimes
 referred to as
 a "TAC")................  A Class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Loans. A TAC is designed to provide some protection against prepayments at a rate exceeding the assumed constant prepayment rate used to derive such Class principal balance schedule.

                                INTEREST TYPES

Categories of Class        Definitions

Accrual Class............  A Class that accretes the amount of accrued interest otherwise distributable on such Class, which amount will be added as principal to the principal balance of such Class on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Class is retired.

Fixed Rate Class.........  A Class with an interest rate that is fixed throughout the life of the Class or a Class with more than one interest rate where such rate is fixed for a specified period during the life of the Class.

Floating Rate Class......  A Class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

Interest Only Class......  A Class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and little or no principal. Interest Only Classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the Class. It is referred to as nominal since it is extremely small compared to other Classes. A notional amount is the amount used as a reference to calculate the amount of Interest due on an Interest Only Class that is not entitled to any distributions in respect of principal.

Inverse Floating Rate
 Class...................  A Class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index and with changes in the interest rate payable on the related Floating Rate Class.

Principal Only Class.....  A Class that does not bear interest and is entitled to receive only distributions in respect of principal.

Step Coupon Class........  A Class with a fixed interest rate that is reduced to a lower fixed rate after a specified period of time. The difference between the initial interest rate and the lower interest rate will be supported by a reserve fund established on the Closing Date.

Variable Rate Class......  A Class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the Mortgage Loans.

Other Credit Enhancement

  In addition to, or in substitution for, the subordination discussed above, credit enhancement may be provided with respect to any Series of Certificates in any other manner which may be described in the applicable Prospectus Supplement, including, but not limited to, credit enhancement through an alternative form of subordination and/or one or more of the methods described below.

  Limited Guarantee. If so specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

  Financial Guaranty Insurance Policy or Surety Bond. If so specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein.

  Letter of Credit. Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Certificates will be set forth in the Prospectus Supplement relating to such Series.

  Pool Insurance Policy. If so specified in the Prospectus Supplement relating to a Series of Certificates, the Seller will obtain a pool insurance policy for the Mortgage Loans in the related Trust Estate. The pool insurance policy will cover any loss (subject to the limitations described in the applicable Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

  Special Hazard Insurance Policy. If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Depositor will also obtain a special hazard insurance policy for the related Trust Estate in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

  Mortgagor Bankruptcy Bond. If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Estate with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency or Rating Agencies that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Certificates of the related Series, which amount will be set forth in the applicable Prospectus Supplement. The principal terms of any such coverage will be set forth in the Prospectus Supplement.

  Reserve Fund. If so specified in the applicable Prospectus Supplement, credit enhancement with respect to a Series of Certificates may be provided by the establishment of one or more reserve funds (each, a "Reserve Fund") for such Series.

  The Reserve Fund for a Series may be funded (i) by the deposit therein of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the applicable Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the applicable Prospectus Supplement, to which the certain Classes of Certificates would otherwise be entitled or (iii) in such other manner as may be specified in the applicable Prospectus Supplement.

  Cross Support. If specified in the applicable Prospectus Supplement, the beneficial ownership of separate groups of Mortgage Loans included in a Trust Estate may be evidenced by separate Classes of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to certain Classes from mortgage loan payments that would otherwise be distributed to Subordinated Certificates evidencing a beneficial ownership interest in other loan groups within the same Trust Estate. As a result, the amount of credit enhancement available to a Class of Certificates against future losses on the Mortgage Loans in which such Class represents an interest may be reduced as the result of losses on a group of Mortgage Loans in which such Class has no interest. The applicable Prospectus Supplement for a Series that includes a cross support feature will describe the specific operation of any such cross support feature.

Cash Flow Agreements

  If specified in the Prospectus Supplement, the Trust Estate may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series of Certificates will be invested at a specified rate. The Trust Estate may also include certain other agreements, such as interest rate exchange or swap agreements, interest rate cap or floor agreements, or similar agreements provided to reduce the effects of interest rate fluctuations on the assets or on one or more Classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series of Certificates. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                      PREPAYMENT AND YIELD CONSIDERATIONS

Pass-Through Rates

  Any Class of Certificates of a Series may have a fixed Pass-Through Rate, or a Pass-Through Rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Interest Rate of the underlying Mortgage Loans).

  The Prospectus Supplement for each Series will specify the range and the weighted average of the Mortgage Interest Rates and, if applicable, Net Mortgage Interest Rates for the Mortgage Loans underlying such Series as of the Cut-Off Date. If the Trust Estate includes adjustable-rate Mortgage Loans or Net 5 Loans or includes Mortgage Loans with different Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate may vary from time to time as set forth below. See "The Trust Estates." The Prospectus Supplement for a Series will also specify the initial Pass-Through Rate for each Class of Certificates of such Series and will specify whether each such Pass-Through Rate is fixed or is variable.

  The Net Mortgage Interest Rate for any adjustable-rate Mortgage Loan will change with any changes in the index specified in the applicable Prospectus Supplement on which such Mortgage Interest Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Interest Rate. The weighted average Net Mortgage Interest Rate with respect to any Series may vary due to changes in the Net Mortgage Interest Rates of adjustable-rate Mortgage Loans, to the timing of the Mortgage Interest Rate readjustments of such Mortgage Loans and to different rates of payment of principal of fixed- or adjustable-rate Mortgage Loans bearing different Mortgage Interest Rates.

Scheduled Delays in Distributions

  At the date of initial issuance of the Certificates of each Series offered hereby, the initial purchasers of a Class of Certificates may be required to pay accrued interest at the applicable Pass-Through Rate for such Class from the Cut-Off Date for such Series to, but not including, the date of issuance. The effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-Through Rate because the distribution of principal and interest which is due on each Due Date will not be made until the 25th day (or, if such day is not a business day, the first business day following the 25th day) of the month in which such Due Date occurs (or until such other Distribution Date specified in the applicable Prospectus Supplement).

Effect of Principal Prepayments

  When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Liquidation Proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the Pooling and Servicing Agreement and/or Underlying Servicing Agreements relating to a Series may provide, to the extent specified in the applicable Prospectus Supplement, that with respect to certain principal prepayments received, the applicable Servicer or the Master Servicer will be obligated, on or before each Distribution Date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to such Distribution Date resulting from such principal prepayments by mortgagors and (ii) all or a portion of the Servicer's or the Master Servicer's, as applicable, servicing compensation for such Distribution Date specified in the applicable Prospectus Supplement. No comparable interest shortfall coverage will be provided by the Servicer or the Master Servicer with respect to liquidations of any Mortgage Loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of Subordinated Certificateholders or any other credit support arrangements.

  A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a Series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a Series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information with respect to yield on such Certificates will be included in the applicable Prospectus Supplement.

Weighted Average Life of Certificates

  The Mortgage Loans may be prepaid in full or in part at any time. The Mortgage Loans generally will not provide for a prepayment penalty but may so provide if indicated in the related Prospectus Supplement. Fixed-rate Mortgage Loans generally will contain due-on-sale clauses permitting the mortgagee to accelerate the maturities of the Mortgage Loans upon conveyance of the related Mortgaged Properties, and adjustable-rate Mortgage Loans generally will permit creditworthy borrowers to assume the then-outstanding indebtedness on the Mortgage Loans.

  Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The Prospectus Supplement for each Series of Certificates may describe one or more such prepayment standards or models and contain tables setting forth the weighted average life of each Class and the percentage of the original aggregate principal balance of each Class that would be outstanding on specified Distribution Dates for such Series and the projected yields to maturity on certain Classes thereof, in each case based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

  There is no assurance that prepayment of the Mortgage Loans underlying a Series of Certificates will conform to any level of the prepayment standard or model specified in the applicable Prospectus Supplement. A number of factors, including but not limited to homeowner mobility, economic conditions, natural disasters, changes in mortgagors' housing needs, job transfers, unemployment or, in the case of borrowers relying on commission income and self-employed borrowers, significant fluctuations in income or adverse economic conditions, mortgagors' net equity in the properties securing the mortgage loans, including the use of second or "home equity" mortgage loans by mortgagors or the use of the properties as second or vacation homes, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes, competition among mortgage loan originators resulting in reduced refinancing costs, reduction in documentation requirements and willingness to accept higher loan-to-value ratios, and the availability of mortgage funds, may affect prepayment experience. In general, however, if prevailing mortgage interest rates fall below the Mortgage Interest Rates borne by the Mortgage Loans underlying a Series of Certificates, the prepayment rates of such Mortgage Loans are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans. Conversely, if prevailing mortgage interest rates rise above the Mortgage Interest Rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Interest Rates. However, there can be no assurance that prepayments will rise or fall according to such changes in mortgage interest rates. It should be noted that Certificates of a Series may evidence an interest in a Trust Estate with different Mortgage Interest Rates. Accordingly, the prepayment experience of such Certificates will to some extent be a function of the mix of interest rates of the Mortgage Loans. In addition, the terms of the Underlying Servicing Agreements will require the related Servicer

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to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property; provided, however, that any enforcement action that the Servicer determines would jeopardize any recovery under any related primary mortgage insurance policy will not be required and provided, further, that the Servicer may permit the assumption of defaulted Mortgage Loans. See "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans--Due-On-Sale Clauses" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

  At the request of the mortgagor, a Servicer may allow the refinancing of a Mortgage Loan in any Trust Estate serviced by such Servicer by accepting prepayments thereon and permitting a new loan secured by a Mortgage on the same property. Upon such refinancing, the new loan will not be included in the Trust Estate. A mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan. In this regard a Servicer may, from time to time, implement programs designed to encourage refinancing through such Servicer, including but not limited to general or targeted solicitations, or the offering of pre-approved applications, reduced or nominal origination fees or closing costs, or other financial incentives. A Servicer may also encourage refinancing of defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

  The Depositor will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans. In addition, if specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will permit, but not require, the Depositor, and the terms of certain insurance policies relating to the Mortgage Loans may permit the applicable insurer, to purchase any Mortgage Loan which is in default or as to which default is reasonably foreseeable. The proceeds of any such purchase or repurchase will be deposited in the related Certificate Account and such purchase or repurchase will have the same effect as a prepayment in full of the related Mortgage Loan. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee" and "--Optional Purchases." In addition, if so specified in the applicable Prospectus Supplement, the Depositor or another person identified therein will have the option to purchase all, but not less than all, of the Mortgage Loans in any Trust Estate under the limited conditions specified in such Prospectus Supplement. For any Series of Certificates for which an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, any such purchase or repurchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A). See "The Pooling and Servicing Agreement--Termination; Optional Purchase of Mortgage Loans."

                        SERVICING OF THE MORTGAGE LOANS

  The following includes a summary of the material provisions of the form of Pooling and Servicing Agreement that has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Series of Certificates and the applicable Prospectus Supplement.

The Master Servicer

  In the event that there is more than one Servicer with respect to the Mortgage Loans related to a Series or the sole Servicer is not an affiliate of the Depositor, a master servicer may act as the Master Servicer with respect to such Series of Certificates. The Master Servicer may be affiliated or unaffiliated with the Depositor. The Master Servicer generally will be responsible under each Pooling and Servicing Agreement for, among other things, (i) administering and supervising the performance by the Servicers of their duties and responsibilities under the Underlying Servicing Agreements,
(ii) oversight of payments received on Mortgage Loans,

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

(iii) preparation of periodic reports to the Trustee with respect to the foregoing matters, (iv) performing certain of the servicing obligations of a terminated Servicer as described below under "--The Servicers" and (v) making advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described below under the heading "--Periodic Advances and Limitations Thereon," if such amounts are not advanced by a Servicer. The Master Servicer will also perform additional duties as described in the applicable Pooling and Servicing Agreement. The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for such a Series to cover its fees as Master Servicer. The Master Servicer may subcontract with any other entity the obligations of the Master Servicer under any Pooling and Servicing Agreement. The Master Servicer will remain primarily liable for any such contractor's performance in accordance with the applicable Pooling and Servicing Agreement. The Master Servicer may be released from its obligations in certain circumstances. See "Certain Matters Regarding the Master Servicer."

The Servicers

  With respect to any Series, one or more Servicers will provide certain customary servicing functions with respect to the Mortgage Loans pursuant to the related Pooling and Servicing Agreement or separate Underlying Servicing Agreements with the Depositor or an affiliate thereof. Such Servicers are expected to be the Sellers of the Mortgage Loans or affiliates of such Sellers. The rights of the Depositor or such affiliate under the applicable Underlying Servicing Agreements in respect of the Mortgage Loans included in the Trust Estate for any such Series will be assigned (directly or indirectly) to the Trustee for the benefit of Certificateholders of such Series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

  Each Servicer generally will be approved by Fannie Mae ("FNMA") or The Federal Home Loan Mortgage Corporation ("FHLMC") as a servicer of mortgage loans.

  The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies with respect to such Series, from proceeds of liquidation of such Mortgage Loans or otherwise. Each Servicer also will provide such accounting and reporting services as are necessary to provide required information to the Trustee or to enable the Master Servicer to provide required information to the Trustee with respect to the Mortgage Loans included in the Trust Estate for such Series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by such Servicer. The servicing obligations of a Servicer may be delegated to another person as provided in the Pooling and Servicing Agreement or Underlying Servicing Agreement.

  The Trustee, or if so provided in the applicable Pooling and Servicing Agreement, the Master Servicer, may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the Underlying Servicing Agreement or in certain other circumstances. Upon termination of a Servicer by the Trustee or the Master Servicer, the Master Servicer will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer. The Master Servicer's obligations to act as substitute Servicer following the termination of an Underlying Servicing Agreement will not, however, require the Master Servicer to purchase a Mortgage Loan from the Trust Estate due to a breach by the terminated Servicer of a representation or warranty in respect of such Mortgage Loan.

  Each Prospectus Supplement relating to such a Series of Certificates will contain information concerning recent delinquency, foreclosure and loan loss experience on the mortgage loans in a Servicer's servicing portfolio to the extent such information is material and reasonably available to the Depositor.

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

Payments on Mortgage Loans

  The Trustee for each Series will establish and maintain a separate trust account in the name of the Trustee (the "Certificate Account"). Each such account must be maintained with a depository institution (the "Depository") either (i) whose long-term debt obligations (or, in the case of a Depository which is part of a holding company structure, the long-term debt obligations of such parent holding company) are, at the time of any deposit therein rated in at least one of the two highest rating categories by the Rating Agency or Rating Agencies rating the Certificates of such Series, or (ii) that is otherwise acceptable to the Rating Agency or Rating Agencies rating the Certificates of such Series and, if a REMIC election has been made, that would not cause the related Trust Estate (or one or more segregated pools of assets therein) to fail to qualify as a REMIC. To the extent that the portion of funds deposited in the Certificate Account at any time exceeds the limit of insurance coverage established by the Federal Deposit Insurance Corporation (the "FDIC"), such excess will be subject to loss in the event of the failure of the Depository. Such insurance coverage will be based on the number of holders of Certificates, rather than the number of underlying mortgagors. Holders of the Subordinated Certificates of a Series will bear any such loss up to the amount of principal payments on the related Mortgage Loans to which such holders are entitled.

  Pursuant to the applicable Pooling and Servicing Agreement or the Underlying Servicing Agreements, if any, with respect to a Series, each Servicer will be required to establish and maintain one or more accounts (collectively, the "Servicer Custodial Account") into which the Servicer will be required to deposit on a daily basis amounts received with respect to Mortgage Loans serviced by such Servicer included in the Trust Estate for such Series, as more fully described below. Each Servicer Custodial Account must be a separate custodial account insured to the available limits by the FDIC or otherwise acceptable to the applicable Rating Agencies (such acceptable account, an "Eligible Custodial Account") and limited to funds held with respect to a particular Series, unless the Pooling and Servicing Agreement or the Underlying Servicing Agreement specifies that a Servicer may establish an account which is an eligible account to serve as a unitary Servicer Custodial Account both for such Series and for other Series of Certificates as well as other Mortgage Loans serviced by such Servicer.

  Each Servicer will be required to deposit in the Certificate Account for each Series of Certificates on the date the Certificates are issued any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by such Servicer due after the applicable Cut-Off Date but received on or prior thereto. Each Servicer will be required, not later than the 24th calendar day of each month or such earlier day as may be specified in the Pooling and Servicing Agreement or the applicable Underlying Servicing Agreement (the "Remittance Date"), to remit to the Master Servicer for deposit in an Eligible Custodial Account maintained by the Master Servicer in the name of the Trustee (the "Master Servicer Custodial Account") or, if there is no Master Servicer, to remit to the Trustee for deposit in the Certificate Account, the following payments and collections received or made by such Servicer with respect to the Mortgage Loans serviced by such Servicer subsequent to the applicable Cut-Off Date (other than (a) payments due on or before the Cut-Off Date and (b) amounts held for future distribution):

    (i) all payments on account of principal, including prepayments, and interest;

    (ii) all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law ("Liquidation Proceeds") less, to the extent permitted under the applicable Underlying Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of such Mortgage Loans;

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

    (iii) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any such Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the Underlying Servicing Agreement;

    (iv) all Periodic Advances made by the Servicer;

    (v) all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to such Mortgage Loans, in accordance with the terms of the respective agreements applicable thereto;

    (vi) all proceeds of any such Mortgage Loans or property acquired in respect thereof purchased or repurchased pursuant to the Pooling and Servicing Agreement or the Underlying Servicing Agreement; and

    (vii) all other amounts required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement or the Underlying Servicing Agreement.

  Notwithstanding the foregoing, if at any time the sums in (a) any Servicer Custodial Account, other than any Eligible Custodial Account, exceed $100,000 or (b) any such Servicer Custodial Account, in certain circumstances, exceed such amount less than $100,000 as shall have been specified by the Trustee, each Servicer will be required within one business day to withdraw such excess funds from such account and remit such amounts to the Master Servicer Custodial Account or the Certificate Account.

  Notwithstanding the foregoing, each Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee from any payment or other recovery on account of interest as received and prior to deposit in the Servicer Custodial Account or (b) to withdraw from the Servicer Custodial Account the applicable Servicing Fee after the entire payment or recovery has been deposited in such account.

  The Master Servicer or Trustee will deposit in the Certificate Account any Periodic Advances made by the Master Servicer or Trustee, as applicable, in the event of a Servicer default not later than the Distribution Date on which such amounts are required to be distributed. All other amounts deposited in the Master Servicer Custodial Account (other than Master Servicing Fees and, to the extent the Master Servicer is entitled thereto under the applicable Pooling and Servicing Agreement, interest on amounts in the Master Servicer Custodial Account) are required to be remitted by the Master Servicer to the Trustee for deposit in the Certificate Account not later than the business day preceding the applicable Distribution Date. On each Distribution Date, the Trustee will withdraw from the Certificate Account and remit to Certificateholders all amounts allocable to the Pool Distribution Amount for such Distribution Date.

  If a Servicer, the Master Servicer or the Trustee deposits in the Certificate Account for a Series any amount not required to be deposited therein, the Trustee may at any time withdraw such amount from such account for itself or for remittance to such Servicer or the Master Servicer, as applicable. Funds on deposit in the Certificate Account may be invested in certain investments acceptable to the Rating Agencies ("Eligible Investments") maturing in general not later than the business day preceding the next Distribution Date. In the event that an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Trustee has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause the Trust Estate (or any segregated pool of assets) to fail to qualify as a REMIC while any Certificates of the Series are outstanding. All income and gain realized from any such investment will generally be for the account of the Trustee as additional compensation and all losses from any such investment will be deposited by the Trustee out of its own funds to the Certificate Account immediately as realized.

  The Trustee is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling and Servicing Agreement (and, in the case

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

of Servicer or Master Servicer reimbursements by the Trustee, only to the extent funds in the respective Servicer Custodial Account or Master Servicer Custodial Account are not sufficient therefor):

    (i) to reimburse the Master Servicer, itself or any Servicer for Advances;

    (ii) to reimburse any Servicer for liquidation expenses and for amounts expended by the Master Servicer or any Servicer, as applicable, in connection with the restoration of damaged property;

    (iii) to pay to the Master Servicer the applicable Master Servicing Fee and any other amounts constituting additional master servicing compensation, to pay itself the applicable Trustee Fee, to pay any other fees described in the applicable Prospectus Supplement; and to pay to the owner thereof any Fixed Retained Yield;

    (iv) to reimburse the Master Servicer or any Servicer for certain expenses (including taxes paid on behalf of the Trust Estate) incurred by and recoverable by or reimbursable to the Master Servicer or the Servicer, as applicable;

    (v) to pay to the Depositor, a Servicer or the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Depositor or purchased by a Servicer or the Master Servicer all amounts received thereon and not distributed as of the date as of which the purchase price of such Mortgage Loan was determined;

    (vi) to pay to itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all such interest or income to be withdrawn not later than the next Distribution Date);

    (vii) to pay to the Master Servicer, the Servicer and itself from net Liquidation Proceeds allocable to interest, the amount of any unpaid Master Servicing Fee, Servicing Fees or Trustee Fees and any unpaid assumption fees, late payment charges or other mortgagor charges on the related Mortgage Loan;

    (viii) to withdraw from the Certificate Account any amount deposited in such account that was not required to be deposited therein; and

    (ix) to clear and terminate the Certificate Account.

  The Trustee will be authorized to appoint a paying agent (the "Paying Agent") to make distributions, as agent for the Trustee, to Certificateholders of a Series. If the Paying Agent for a Series is not the Trustee for such Series, the Trustee will, on each Distribution Date, deposit in immediately available funds in an account designated by any such Paying Agent the amount required to be distributed to the Certificateholders on such Distribution Date.

  The Trustee will cause any Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will hold all amounts deposited with it by the Trustee for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling and Servicing Agreement.

Periodic Advances and Limitations Thereon

  Generally each Servicer will be required to make (i) Periodic Advances to cover delinquent payments of principal and interest on such Mortgage Loan and
(ii) other advances of cash ("Other Advances" and, collectively with Periodic Advances, "Advances") to cover (a) delinquent payments of taxes, insurance premiums, and other escrowed items and (b) rehabilitation expenses and foreclosure costs, including reasonable attorneys' fees, in either case unless such Servicer has determined that any subsequent payments on that Mortgage Loan or from the borrower will ultimately not be available to reimburse such Servicer for such amounts. The failure of the Servicer to make any required Periodic Advances or Other Advances under an Underlying Servicing Agreement constitutes a default under such agreement for which the Servicer will be terminated. Upon default by a Servicer, the Master Servicer or the Trustee may, in each case if so provided in the Pooling and Servicing Agreement, be required to make Periodic Advances to the extent necessary to make required distributions on certain Certificates or certain Other Advances, provided that the Master Servicer or Trustee, as applicable, determines that funds will ultimately be available to reimburse it from proceeds of the related Mortgaged Property. In the case of Certificates of any Series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Depositor may obtain an endorsement to the mortgage pool insurance policy which obligates the pool insurer to advance delinquent payments of principal and interest. The pool insurer would only be obligated under such endorsement to the extent the mortgagor fails to make such payment and the Master Servicer or Trustee fails to make a required advance.

  The advance obligation of the Master Servicer and Trustee may be further limited to an amount specified by the Rating Agency rating the Certificates. Any such Periodic Advances by the Servicers, the Master Servicer or Trustee, as the case may be, must be deposited into the applicable Servicer Custodial Account or the Certificate Account and will be due no later than the business day before the Distribution Date to which such delinquent payment relates. Advances by the Servicers, the Master Servicer or Trustee, as the case may be, will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Other Advances, future payments on, the Mortgage Loans for which such amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee later proves, or is deemed by the Servicer, the Master Servicer or the Trustee, to be unrecoverable, such Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Certificate Account prior to the distribution of payments to the Certificateholders to the extent provided in the Pooling and Servicing Agreement.

  Any Periodic Advances made by a Servicer, the Master Servicer or the Trustee with respect to Mortgage Loans included in the Trust Estate for any Series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of such Series. However, none of the Master Servicer, the Trustee, any Servicer or any other person will, except as specified in the applicable Prospectus Supplement with respect to credit enhancement described therein, insure or guarantee the Certificates of any Series or the Mortgage Loans included in the Trust Estate for any Certificates.

Collection and Other Servicing Procedures

  Each Servicer will be required by the related Underlying Servicing Agreement to make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the applicable Underlying Servicing Agreement or the Pooling and Servicing Agreement and any applicable agreement governing any form of credit enhancement, to follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for not more than 180 days (or such longer period to which the Master Servicer and any applicable pool insurer or primary mortgage insurer have consented) after the applicable Due Date.

  Under each Underlying Servicing Agreement or the Pooling and Servicing Agreement, each Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (each such account, an "Escrow Account") in which each such Servicer will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Escrow Account, if required, and to clear and terminate such account. Each Servicer will be responsible for the administration of its Escrow Account. A Servicer will be obligated to advance certain amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Alternatively, in lieu of establishing a Escrow Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and each Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

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

Enforcement of "Due-on-Sale Clauses"; Realization Upon Defaulted Mortgage
Loans

  With respect to each Mortgage Loan having a fixed interest rate, the applicable Underlying Servicing Agreement or Pooling and Servicing Agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of such prospective conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, if any, unless it is not exercisable under applicable law or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or would, in the Servicer's judgment, be reasonably likely to result in litigation by the mortgagor and such Servicer, if applicable, has not obtained the Master Servicer's consent to such exercise. In either case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the Mortgage Interest Rate with respect to such Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note.

  Each Underlying Servicing Agreement and Pooling and Servicing Agreement with respect to a Series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the Trust Estate for such Series and to take such reasonable steps as are necessary to permit recovery under such insurance policies with respect to defaulted Mortgage Loans, or losses on the Mortgaged Property securing the Mortgage Loans.

  Each Servicer is obligated to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. Notwithstanding the foregoing, each Servicer is authorized to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the Servicer's judgment, the default is unlikely to be cured and the assuming borrower meets the applicable underwriting guidelines. In connection with any such assumption, the Mortgage Interest Rate and the payment terms of the related Mortgage Note will not be changed. Each Servicer may also, with the consent of the Master Servicer, modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the Trust Estate rather than foreclose on such Mortgage Loans; provided that no such modification shall forgive principal owing under such Mortgage Loan or permanently reduce the interest rate on such Mortgage Loan. Any such modification will be made only upon the determination by the Servicer and, if applicable, the Master Servicer that such modification is likely to increase the proceeds of such Mortgage Loan over the amount expected to be collected pursuant to foreclosure. See also "The Pooling and Servicing Agreement--Optional Purchases," with respect to the Seller's right to repurchase Mortgage Loans that are in default, or as to which default is reasonably foreseeable. Further, a Servicer may encourage the refinancing of such defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

  In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i) that such foreclosure or restoration will increase the proceeds to Certificateholders of such Series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy in respect of such Mortgage Loan. In the event that Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the Certificate Account for such Series an amount equal to all costs and expenses incurred by it.

  No Servicer will be obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See "Certain Legal Aspects of the

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

Mortgage Loans--Environmental Considerations." If a Servicer does not foreclose on a Mortgaged Property, the Certificateholders of the related Series may experience a loss on the related Mortgage Loan. A Servicer will not be liable to the Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. Conversely, a Servicer will not be liable to the Certificateholders if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

  The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and will not be required under the applicable Underlying Servicing Agreement to seek deficiency judgments. In lieu of foreclosure, each Servicer may arrange for the sale by the borrower of the Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling such Mortgaged Property.

  With respect to a Trust Estate (or any segregated pool of assets therein) as to which a REMIC election has been made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable default of any Mortgage Loan secured by such Mortgaged Property, the Trustee or Master Servicer will be required to dispose of such property prior to the close of the third calendar year following the year the Trust Estate acquired such property (or such shorter period as is provided in the applicable Underlying Servicing Agreement) unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Estate will not cause the Trust Estate to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1) or cause the Trust Estate (or any segregated pool of assets therein as to which one or more REMIC elections have been made or will be made) to fail to qualify as a REMIC or (b) applies for and is granted an extension of the applicable period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Estate of any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in such property or the receipt of rental income based on the profits of the lessee of such property. See "Federal Income Tax Consequences."

Insurance Policies

  Each Servicer will be required to cause to be maintained for each Mortgage Loan (other than Mortgage Loans secured by cooperative shares and condominium apartments) a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying such Mortgage Loan against loss by fire, with extended coverage (a "Standard Hazard Insurance Policy"). Such Standard Hazard Insurance Policy will be required to be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of such Mortgage Loan; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Each Servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property or the principal balance of such Mortgage Loan plus accrued interest and liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Servicer Custodial Account for remittance to the Certificate Account by the applicable Servicer.

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

  The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

  In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) each Underlying Servicing Agreement will require the related Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the Underlying Servicing Agreement will require that such flood insurance be in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the improvements, or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.

  Each Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard Hazard Insurance Policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance. Each Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required Standard Hazard Insurance Policy or flood insurance, had it been maintained.

  Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds will adversely affect distributions to the Certificateholders.

Fixed Retained Yield, Servicing Compensation and Payment of Expenses

  Fixed Retained Yield with respect to any Mortgage Loan is that portion, if any, of interest at the Mortgage Interest Rate that is not included in the related Trust Estate and is retained by the Depositor or a Seller. The Prospectus Supplement for a Series will describe the Fixed Retained Yield, if any, with respect to the Mortgage Loans of such Series. If so, the Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of Mortgage Loans attached as an exhibit to the applicable Pooling and Servicing Agreement. If the Seller retaining the Fixed Retained Yield is a Servicer, such Servicer may deduct the Fixed Retained Yield from mortgagor payments as received or deposit such payments in the Servicer Custodial Account or Certificate Account for such Series and then request the Master Servicer or the Trustee to withdraw the Fixed Retained Yield from the Master Servicer Custodial Account or the Certificate Account for remittance to such Servicer. In the case of any Fixed Retained Yield with respect to other Mortgage Loans, serviced by the Master Servicer or the Trustee will make withdrawals from the Master Servicer Custodial Account or the Certificate Account for the purpose of remittances to the Owner of the Fixed Retained Yield. Notwithstanding the foregoing, with respect to any payment of interest received relating to a Mortgage Loan (whether paid by the mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, the owner of the Fixed Retained Yield with respect to such Mortgage Loan will bear a ratable share of such interest shortfall.

  For each Series of Certificates, each Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by such Servicer until termination of the applicable Underlying Servicing Agreement, or the Pooling and Servicing Agreement. A Servicer, at its election, will pay itself the Servicing Fee for a Series

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

with respect to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of such payment in the Servicer Custodial Account for such Series or (b) withdrawing the Servicing Fee from the Servicer Custodial Account after the entire interest payment has been deposited in such account. A Servicer may also pay itself out of the Liquidation Proceeds of a Mortgage Loan or other recoveries with respect thereto, or withdraw from the Servicer Custodial Account or request the Master Servicer or the Trustee to withdraw from the Master Servicer Custodial Account or the Certificate Account for remittance to the Servicer such amounts after the deposit thereof in such accounts, or if such Liquidation Proceeds or other recoveries are insufficient, from Net Foreclosure Profits with respect to the related Distribution Date the Servicing Fee in respect of such Mortgage Loan to the extent provided in the applicable Pooling and Servicing Agreement. The Servicing Fee or the range of Servicing Fees with respect to the Mortgage Loans underlying the Certificates of a Series will be specified in the applicable Prospectus Supplement. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise will be retained by the Servicers.

  Each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by such Servicer underlying a Series, including, without limitation, payment of the Standard Hazard Insurance Policy premiums. The Servicer will be entitled, in certain circumstances, to reimbursement from the Certificate Account of Periodic Advances, of Other Advances made by it to pay taxes, insurance premiums and similar items with respect to any Mortgaged Property or for expenditures incurred by it in connection with the restoration, foreclosure or liquidation of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of such Mortgaged Property) and of certain losses against which it is indemnified by the Trust Estate.

  As set forth in the preceding paragraph, a Servicer may be entitled to reimbursement for certain expenses incurred by it, and payment of additional fees for certain extraordinary services rendered by it (provided that such fees do not exceed those which would be charged by third parties for similar services) in connection with the liquidation of defaulted Mortgage Loans and related Mortgaged Properties. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

Evidence as to Compliance

  Each Servicer will deliver annually to the Trustee or Master Servicer, as applicable, on or before the date specified in the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement, an Officer's Certificate stating that (i) a review of the activities of such Servicer during the preceding calendar year and of performance under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to a random sample of the mortgage loans being serviced by such Servicer pursuant to such Pooling and Servicing Agreement or Underlying Servicing Agreement and/or other similar agreements, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing of such mortgage loans was conducted in compliance with the provisions of the applicable Underlying Servicing Agreement and other similar agreements, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

  The Master Servicer will deliver annually to the Trustee, on or before the date specified in the applicable Pooling and Servicing Agreement, an Officer's Certificate stating that such officer has received, with respect to

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

each Servicer, the Officer's Certificate and accountant's statement described in the preceding paragraph, and, that on the basis of such officer's review of such information, each Servicer has fulfilled all its obligations under the applicable Underlying Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                 CERTAIN MATTERS REGARDING THE MASTER SERVICER

  In the event there is a Master Servicer with respect to a Series of Certificates, such Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement for each Series without the consent of the Trustee, except upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature carried on by it. No such resignation will become effective until the Trustee for such Series or a successor master servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement. If the Master Servicer resigns for any of the foregoing reasons and the Trustee is unable or unwilling to assume responsibility for its duties under the Pooling and Servicing Agreement, it may appoint another institution to so act as described under "The Pooling and Servicing Agreement--Rights Upon Event of Default" below.

  The Pooling and Servicing Agreement will also provide that neither the Master Servicer nor any subcontractor, nor any partner, director, officer, employee or agent of any of them, will be under any liability to the Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, any subcontractor, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Estate and the Master Servicer will be entitled to be reimbursed therefor out of the Certificate Account, and any loss to the Trust Estate arising from such right of reimbursement will be allocated first to the Subordinated Certificate of a Series before being allocated to the related Senior Certificates, or if such Series does not contain Subordinated Certificates, pro rata among the various Classes of Certificates unless otherwise specified in the applicable Pooling and Servicing Agreement.

  Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to such business, or otherwise, of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement for each Series provided that such successor or resulting entity has a net worth of not less than $15,000,000 and is qualified to service mortgage loans for FNMA or FHLMC.

  The Master Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Series; provided that, if the Master Servicer desires to be released

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

from its obligations under the Pooling and Servicing Agreement, (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, (ii) the purchaser is satisfactory to the Trustee for such Series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the Pooling and Servicing Agreement from and after the date of such agreement; and (iii) each applicable Rating Agency's rating of any Certificates for such Series in effect immediately prior to such assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates would not be placed on credit review status by any such Rating Agency. The Master Servicer will be released from its obligations under the Pooling and Servicing Agreement upon any such assignment and delegation, except that the Master Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

                      THE POOLING AND SERVICING AGREEMENT

Assignment of Mortgage Loans to the Trustee

  The Depositor will have acquired the Mortgage Loans included in each Trust Estate pursuant to one or more agreements (each, a "Sale Agreement"). In connection with the conveyance of the Mortgage Loans to the Depositor, a Seller will (i) agree to deliver to the Depositor all of the documents which the Depositor is required to deliver to the Trustee; (ii) make certain representations and warranties to the Depositor which will be the basis of certain of the Depositor's representations and warranties to the Trustee or assign the representations and warranties made by the originator of the Mortgage Loans; and (iii) agree to repurchase or substitute (or assign rights to a comparable agreement of the originator of the Mortgage Loans) for any Mortgage Loan for which any document is not delivered or is found to be defective in any material respect, or which Mortgage Loan is discovered at any time not to be in conformance with the representations and warranties the Seller has made to the Depositor and the breach of such representations and warranties materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, if the Seller cannot deliver such document or cure such defect or breach within 60 days after notice thereof. Such agreement will inure to the benefit of the Trustee and is intended to help ensure the Depositor's performance of its limited obligation to repurchase or substitute for Mortgage Loans. See "The Mortgage Loan Programs--Representations and Warranties" above. To the extent specified in the related Prospectus Supplement, the applicable Seller or other entity specified therein rather than the Depositor will have the limited obligation to repurchase or substitute for Mortgage Loans.

  At the time of issuance of each Series of Certificates, the Mortgage Loans in the related Trust Estate will, pursuant to the applicable Pooling and Servicing Agreement, be assigned to the Trustee for the benefit of the Certificateholders, together with all principal and interest received on or with respect to such Mortgage Loans after the applicable Cut-Off Date other than principal and interest due and payable on or before such Cut-Off Date and interest attributable to the Fixed Retained Yield on such Mortgage Loans, if any. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses." The Trustee or its agent will, concurrently with such assignment, authenticate and deliver the Certificates evidencing such Series to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. Each such schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-Off Date, the maturity date and the Mortgage Interest Rate for each Mortgage Loan in the related Trust Estate.

  In addition, with respect to each Mortgage Loan in a Trust Estate, the mortgage or other promissory note, any assumption, modification or conversion to fixed interest rate agreement, a mortgage assignment in recordable form and the recorded Mortgage (or other documents as are required under applicable law to create perfected security interest in the Mortgaged Property in favor of the Trustee) will be delivered to the Trustee or, if indicated in the applicable Prospectus Supplement, to a custodian; provided that, in instances where recorded documents cannot be delivered due to delays in connection with recording, copies thereof, certified by the Depositor to be true and complete copies of such documents sent for recording, may be delivered and the original recorded documents will be delivered promptly upon receipt. The assignment of each Mortgage will be recorded promptly after the initial issuance of Certificates for the related Trust Estate, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, or another affiliate that sold the Mortgage Loan to the Depositor, or the originator of such Mortgage Loan. Notwithstanding the foregoing, with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the applicable Servicers will be required to take all actions as are necessary to cause the applicable Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

  The Trustee or custodian will hold such documents in trust for the benefit of Certificateholders of the related Series and will review such documents within 90 days of the date of the applicable Pooling and Servicing Agreement. If any document is not delivered or is found to be defective in any material respect, or if the Depositor or other representing party is in breach of any of its representations and warranties, and such breach materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, and the Depositor or other entity specified in the related Prospectus Supplement cannot deliver such document or cure such defect or breach within 90 days after written notice thereof, the Depositor or other entity specified in the related Prospectus Supplement will, within 90 days of such notice, either repurchase the related Mortgage Loan from the Trustee at a price equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Interest Rate (minus any Fixed Retained Yield) through the last day of the month in which such repurchase takes place, or (in the case of a Series for which one or more REMIC elections have been or will be made, unless the maximum period as may be provided by the Code or applicable regulations of the Department of the Treasury ("Treasury Regulations") shall have elapsed since the execution of the applicable Pooling and Servicing Agreement) substitute for such Mortgage Loan a new mortgage loan having characteristics such that the representations and warranties of the Depositor or other representing party made pursuant to the applicable Pooling and Servicing Agreement (except for representations and warranties as to the correctness of the applicable schedule of mortgage loans) would not have been incorrect had such substitute Mortgage Loan originally been a Mortgage Loan. In the case of a repurchased Mortgage Loan, the purchase price will be deposited by the Seller in the related Certificate Account. In the case of a substitute Mortgage Loan, the mortgage file relating thereto will be delivered to the Trustee or the custodian and the Depositor or other entity specified in the related Prospectus Supplement will deposit in the Certificate Account, an amount equal to the excess of (i) the unpaid principal balance of the Mortgage Loan for which it is being substituted (the "Removed Mortgage Loan"), over
(ii) the unpaid principal balance of the substitute Mortgage Loan, together with interest on such excess at the Mortgage Interest Rate (minus any Fixed Retained Yield) to the next scheduled Due Date of the Removed Mortgage Loan. In no event will any substitute Mortgage Loan have (i) an unpaid principal balance greater than the scheduled principal balance calculated in accordance with the amortization schedule (the "Scheduled Principal Balance") of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Removed Mortgage Loan), or (ii) a term greater than, a Mortgage Interest Rate less than, a Mortgage Interest Rate more than two percent per annum greater than or a loan-to-value ratio greater than, the Removed Mortgage Loan. If substitution is to be made for an adjustable-rate Mortgage Loan, the substitute Mortgage Loan will have (i) an unpaid principal balance no greater than the Scheduled Principal Balance of the Removed Mortgage Loan (after giving effect to the scheduled principal payment due in the month of substitution on the Removed Mortgage Loan), (ii) a loan-to-value ratio less than or equal to, and a Mortgage Interest Rate at least equal to, that of the Removed Mortgage Loan, and (iii) will bear interest based on the same index, margin and frequency of adjustment as the Removed Mortgage Loan. The repurchase obligation and the mortgage substitution referred to above will constitute the sole remedies available to the Certificateholders or the Trustee with respect to missing or defective documents or breach of the Depositor's or other representing entity's representations and warranties.

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

  If no custodian is named in the related Pooling and Servicing Agreement, the Trustee will be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans and to conduct the review of such documents described above. Any custodian so appointed will keep and review such documents as the Trustee's agent under a custodial agreement.

Optional Purchases

  Subject to the provisions of the applicable Pooling and Servicing Agreement, the Depositor or the Master Servicer may, at such party's option, repurchase
(i) any Mortgage Loan which is in default or as to which default is reasonably foreseeable if, in the Depositor's or the Master Servicer's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, up to the limit, if any, specified in such Pooling and Servicing Agreement and (ii) any Mortgage Loan as to which the originator of such Mortgage Loan breached a representation or warranty to a Seller regarding the characteristics of such Mortgage Loan, at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the applicable Prospectus Supplement.

Reports to Certificateholders

  Unless otherwise specified or modified in the related Pooling and Servicing Agreement for each Series, the Trustee will prepare and include with each distribution to Certificateholders of record of such Series a statement setting forth the following information, if applicable:

    (i) the amount of such distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments included therein, the amount of such distribution allocable to interest on the related Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans evidenced by each Class after giving effect to the principal distributions on such Distribution Date;

    (ii) the amount of servicing compensation with respect to the related Trust Estate and such other customary information as is required to enable Certificateholders to prepare their tax returns;

    (iii) the amount by which the Servicing Fee or Master Servicing Fee, as applicable, for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

    (iv) the aggregate amount of any Periodic Advances by the Servicer, the Master Servicer or the Trustee included in the amounts actually distributed to the Certificateholders;

    (v) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement:

      (a) the amounts so distributed under any such form of credit enhancement on the applicable Distribution Date; and

      (b) the amount of coverage remaining under any such form of credit enhancement, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

    (vi) in the case of a Class of Certificates with a variable Pass-Through Rate, such Pass-Through Rate;

    (vii) the book value of any collateral acquired by the Trust Estate through foreclosure or otherwise;

    (viii) the unpaid principal balance of any Mortgage Loan as to which the Servicer has notified the Master Servicer and/or the Trustee that such Servicer has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances; and

    (ix) the number and aggregate principal amount of Mortgage Loans one month, two months and three or more months delinquent.

  In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish a report to each Certificateholder of record at any time during such calendar year such information as required by the Code and applicable regulations thereunder to enable Certificateholders to prepare their tax returns. In the event that an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, the Trustee will be required to prepare and sign the federal and applicable state and local income tax returns of the REMIC. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Administrative Matters."

List of Certificateholders

  The Pooling and Servicing Agreement for each Series will require the Trustee to provide access to the most current list of names and addresses of Certificateholders of such Series to any group of five or more
Certificateholders who advise the Trustee in writing that they desire to communicate with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement or under the Certificates.

Events of Default

  Events of Default under the Pooling and Servicing Agreement for each Series include (i) any failure by the Master Servicer or, if a Servicer has executed the Pooling and Servicing Agreement, such Servicer, to make a required deposit which continues unremedied for five days; (ii) any failure by the Master Servicer or a Servicer that has executed the Pooling and Servicing Agreement duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer or such Servicer by the Trustee, or to the Master Servicer or such Servicer and the Trustee by the holders of Certificates of such Series having voting rights allocated to such Certificates ("Voting Interests") aggregating not less than 25% of the Voting Interests allocated to all Certificates for such Series; and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Master Servicer or a Servicer that has executed the Pooling and Servicing Agreement indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Event of Default

  So long as an Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series, the Trustee for such Series or holders of Certificates of such Series evidencing not less than 51% of the Voting Interests in the Trust Estate for such Series may terminate all of the rights and obligations of the Master Servicer or a Servicer executing the Pooling and Servicing Agreement, under the Pooling and Servicing Agreement and in and to the Mortgage Loans (other than the Master Servicer's or such Servicer's right to recovery of the aggregate Servicing Fees or Master Servicing Fees, as applicable, due prior to the date of termination, and other expenses and amounts advanced pursuant to the terms of the Pooling and Servicing Agreement, which rights the Master Servicer or such Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer or such Servicer under the Pooling and Servicing Agreement and will be entitled to monthly compensation not to exceed the aggregate fees together with the other compensation to which the Master Servicer or such Servicer is entitled under the Pooling and Servicing Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, pursuant to the public bid procedure described in the applicable Pooling and Servicing Agreement, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer or such Servicer, under the provisions of the Pooling and Servicing Agreement; provided however, that until such a successor Master Servicer or Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer or such Servicer under the Pooling and Servicing Agreement, the Trustee shall continue as the successor to the Master Servicer or such Servicer as described above. In the event such public bid procedure is utilized, the successor would be entitled to compensation in an amount equal to the aggregate fees, together with the other compensation to which the Master Servicer or such Servicer, is entitled under the Pooling and Servicing Agreement, and the Master Servicer or such Servicer would be entitled to receive the net profits, if any, realized from the sale of its rights and obligations under the Pooling and Servicing Agreement.

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  During the continuance of any Event of Default under the Pooling and
Servicing Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 25% of the Voting Interests for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

  No Certificateholder of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless (i) such holder previously has given to the Trustee for such Series written notice of default and (ii) the holders of Certificates evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Amendment

  Each Pooling and Servicing Agreement may be amended by the Depositor, the Servicer(s) (or the Master Servicer, if applicable) and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity or mistake,
(ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if a REMIC election has been made, to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate (or one or more segregated pools of assets therein) as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Estate pursuant to the Code that would be a claim against the Trust Estate, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account, provided that such change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and that such change will not adversely affect the then current rating assigned to any Certificates, as evidenced by a letter from each Rating Agency to such effect, (v) if a REMIC election has been made, to add to, modify or eliminate any provisions therein restricting transfers of Residual Certificates to certain disqualified organizations described below under "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates," (vi) to make certain provisions with respect to the denominations of, and the manner of payments on, certain Classes of Certificates initially retained by the Depositor or an affiliate, or (vii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related Series. The Pooling and Servicing Agreement may also be amended by the Depositor, the Servicer(s) (or the Master Servicer, if applicable) and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates of each Class affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans that are required to be distributed on any Certificate, without the consent of the holder of such Certificate, (ii) adversely

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

affect in any material respect the interests of the holders of a Class of Certificates of a Series in a manner other than that set forth in (i) above without the consent of the holders of Certificates aggregating not less than 66 2/3% of the Voting Interests evidenced by such Class, or (iii) reduce the aforesaid percentage of Certificates of any Class, the holders of which are required to consent to such amendment, without the consent of the holders of all Certificates of such affected Class then outstanding. Notwithstanding the foregoing, the Trustee will not consent to any such amendment if such amendment would subject the Trust Estate (or any segregated pool of assets therein) to tax or, if a REMIC election has been made, cause the Trust Estate (or any segregated pool of assets therein) to fail to qualify as a REMIC.

Termination; Optional Purchase of Mortgage Loans

  The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate on the Distribution Date following the final payment or other liquidation of the last Mortgage Loan subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in such Pooling and Servicing Agreement. For each Series of Certificates, the Trustee will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Depositor and specified in the notice of termination.

  If so provided in the applicable Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates will permit, but not require, the Depositor or such other party as is specified in the applicable Prospectus Supplement, to purchase from the Trust Estate for such Series all remaining Mortgage Loans at the time and price specified in such Prospectus Supplement. In the event that such party has caused the related Trust Estate (or any segregated pool of assets therein) to be treated as a REMIC, any such purchase will be effected only pursuant to either (a) a "clean up call" as defined in Treasury Regulations Section 1.860G-2(j) or (b) a "qualified liquidation" as defined in Code Section 860F(a)(4)(A). Any qualified liquidation will effect early retirement of the Certificates of that Series, but the right so to purchase may be exercised only after the aggregate principal balance of the Mortgage Loans for such Series at the time of purchase is less than a specified percentage, not exceeding 10%, of the aggregate principal balance at the Cut-Off Date for the Series, or after the date set forth in the applicable Prospectus Supplement. A clean up call will result in the early retirement of one or more Classes of Certificates as specified in the related Prospectus Supplement. Such a clean up call may be effected only when the outstanding principal balance of each Class to be redeemed is 10% or less of the original principal balance of such Class.

The Trustee

  The Trustee under each Pooling and Servicing Agreement (the "Trustee") will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor or any of its affiliates.

  The Trustee generally will be responsible under each Pooling and Servicing Agreement for providing general administrative services for the Trust Estate for any such Series, including, among other things, (i) monitoring the amounts on deposit in various trust accounts; (ii) calculation of the amounts payable to Certificateholders on each Distribution Date; (iii) preparation of federal and applicable state and local tax and information returns; (iv) preparation of reports, if any, required under the Securities and Exchange Act of 1934, as amended; (v) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any Series; and (vi) making Periodic Advances on the Mortgage Loans to the limited extent described under "Servicing of the Mortgage Loans--Periodic Advances and Limitations Thereon," if such amounts are not advanced by a Servicer or the Master Servicer.

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  The Trustee may resign at any time, in which event the Master Servicer or, if there is no Master Servicer, the Servicer(s) will be obligated to appoint a successor trustee. The Master Servicer or, if there is no Master Servicer, the Servicer(s) may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Estate for state tax reasons. Upon becoming aware of such circumstances, the Master Servicer or, if there is no Master Servicer, the Servicer(s) will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 50% of the Voting Interests in the Trust Estate, except that any Certificate registered in the name of the Depositor or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interest in the Trust Estate necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor trustee. The Trustee, and any successor trustee, must have a combined capital and surplus of at least $50,000,000, or be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that the Trustee's and any such successor trustee's separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, as amended, and will be subject to supervision or examination by federal or state authorities.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

  The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

  The Mortgage Loans will be secured by either first mortgages, first deeds of trust or similar security devices creating a first lien, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower (or, in the case of a Mortgage Loan secured by a property that has been conveyed to an inter vivos revocable trust, the settlor of such trust); and the mortgagee, who is the lender. In a mortgage instrument state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Foreclosure

  Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

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  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

  In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency, if such action is permitted by law. See "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" below.

Foreclosure on Shares of Cooperatives

  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

  The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to

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the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

  Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant-stockholders.

  Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" below.

Rights of Redemption

  In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on
Lenders

  Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

  Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted

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Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

  A Servicer generally will not be required under the Pooling and Servicing Agreement or applicable Underlying Servicing Agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action, the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

  A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "--Foreclosure." A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).

  The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

  A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

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

  Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

  The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

  State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

  In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

  A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

  Bankruptcy reform legislation that was passed by the Senate on September 23, 1998 would have amended the Bankruptcy Code (such amendment, the "TILA Amendment") to authorize bankruptcy court judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As proposed, such provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of such legislation, including the Mortgage Loans. The House bill and the conference report did not have a similar provision, and Congress adjourned from its last session without acting on the proposed legislation. However, such legislation may be reintroduced in the current session. If the TILA Amendment were to become law, a violation of the Truth in Lending Act with respect to a Mortgage Loan could result in a total loss with respect to such loan in a bankruptcy proceeding. Any such violation would be a breach of representation and warranty of the depositor, and the depositor would be obligated to repurchase such Mortgage Loan as described herein.

  Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans in a trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

  The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Trust-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

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Texas Home Equity Loans

  Generally, any "cash-out" refinance or other non-purchase money transaction (except for certain rate/term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property invalid. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Property to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan. Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

Soldiers' and Sailors' Civil Relief Act and Similar Laws

  Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates of the related Series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Certain states have enacted comparable legislation which may interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in such states who are active or reserve members of the armed services.

Environmental Considerations

  A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("Superliens"). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected. Environmental contamination on a property is likely to have a negative impact on the value of such property, which may lead to losses on the related Series of Certificates.

  Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure,

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purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

  The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Estate. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

  The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

  A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

  Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

  On September 30, 1996 the President signed into law (the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation

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

Act more clearly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

  If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Estate and occasion a loss to the Trust Estate and to Certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

  Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, at the time the Mortgage Loans were originated no such evaluations were required, nor were any such evaluations required prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any other entity makes any representations or warranties or assumes any liability with respect to: the environmental condition of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property. See "The Mortgage Loan Programs--Representations and Warranties" and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" above.

"Due-on-Sale" Clauses

  The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

  The Garn Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("Window Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October 15, 1982, in which

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

that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision (the "Window Period"). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, FHLMC has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Garn Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

  By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase; (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property; (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property; (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed); (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."

Applicability of Usury Laws

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS as successor to the FHLBB is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

  The Depositor or other entity specified in the related Prospectus Supplement will represent and warrant in the Pooling and Servicing Agreement to the Trustee for the benefit of Certificateholders that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee."

Enforceability of Certain Provisions

  Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

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  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following discussion represents the opinion of Cadwalader, Wickersham & Taft or Kennedy Covington Lobdell & Hickman, L.L.P. as to the material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

  For purposes of this discussion, where the applicable Prospectus Supplement provides for a Fixed Retained Yield with respect to the Mortgage Loans of a Series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate that does not include the Fixed Retained Yield. References to a "holder" or "Certificateholder" in this discussion generally mean the Beneficial Owner of a Certificate.

            Federal Income Tax Consequences for REMIC Certificates

General

  With respect to a particular Series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Estate or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of REMIC Certificates, Cadwalader, Wickersham & Taft or Kennedy Covington Lobdell & Hickman, L.L.P., counsel to the Depositor, has advised the Depositor that in each firm's opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Pooling and Servicing Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Estate will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool.

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

Status of REMIC Certificates

  REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Regular Certificates held by a financial asset securitization investment trust will be "permitted assets" within the meaning of Code Section 860L(a).

  Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is
 . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code
Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

Qualification as a REMIC

  In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

  A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC and regular interests in a Financial Asset Securitization Investment Trust (a "FASIT") within

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

the meaning of Code Section 860L if 95% or more of the value of the assets of the FASIT is at all times attributable to whole mortgage loans such as the Mortgage Loans. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

  Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service.

  In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a Series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that Series will constitute a single class of residual interests on which distributions are made pro rata.

  If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated

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as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

 General

  In general, interest, original issue discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder"), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not previously reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

 Original Issue Discount

  Compound Interest Certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

  Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a "Non-Pro Rata Certificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Seller as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular

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

Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Compound Interest Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

  Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the applicable Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method."

  A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Non-Pro Rata Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period

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

that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

  Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

  In the case of a Non-Pro Rata Certificate, it is anticipated that the Trustee will determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

 Acquisition Premium

  A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "-- Election to Treat All Interest Under the Constant Yield Method."

 Variable Rate Regular Certificates

  Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal

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balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

  Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, it is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

  The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

  Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical

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fixed-rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

 Market Discount

  A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "-- Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

  By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "-- Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

 Premium

  A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular

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Certificate as a "capital asset" within the meaning of Code Section 1221, the
Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. Final Treasury Regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

 Election to Treat All Interest Under the Constant Yield Method

  A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

 Treatment of Losses

  Regular Certificateholders will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such amounts are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinated Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section
166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at

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such time as the principal balance of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

 Sale or Exchange of Regular Certificates

  If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

  Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (as described below). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of such taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Residual Certificates

 Taxation of REMIC Income

  Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Holders"), and

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will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except, in addition to certain other adjustments, that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any Class of the related Series outstanding.

  The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one Class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier Classes of Regular Certificates to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed- rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

 Basis and Losses

  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of

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the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

  A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

  A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

  Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense" and "Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

 Treatment of Certain Items of REMIC Income and Expense

  It is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations. However, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Trustee makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

  Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "--Taxation of Regular Certificates-- Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

  Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued

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portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Regular Certificates--Market Discount."

  Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates-- Premium," a person that holds a Mortgage Loan as a capital asset under Code
Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 Limitations on Offset or Exemption of REMIC Income

  A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

  The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess

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inclusion income from Residual Certificates that have "significant value"
within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by a thrift institution since November 1, 1995.

  In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

 Tax-Related Restrictions on Transfer of Residual Certificates

  Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

  In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

  For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

  For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any

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of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511,
(ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis, and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

  The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Depositor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

  Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a noneconomic residual interest (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and

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Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations."

  Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

  The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

 Sale or Exchange of a Residual Certificate

  Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Basis and Losses") of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

  The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates

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where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

 Mark to Market Regulations

  The Internal Revenue Service has issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

Taxes That May Be Imposed on the REMIC Pool

 Prohibited Transactions

  Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for
(a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding
(i) and (iv) of the preceding sentence, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional prepayment of the remaining principal balance of a Class of Regular Certificates to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a qualified mortgage generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

 Contributions to the REMIC Pool After the Startup Day

  In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

 Net Income from Foreclosure Property

  The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not

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exceeding the close of the third calendar year after the year in which the
REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

  If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

Administrative Matters

  The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. A Servicer or the Master Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit a Servicer or the Master Servicer, as applicable, to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

Limitations on Deduction of Certain Expenses

  An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustment for inflation in subsequent years), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment

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trust. Unless indicated otherwise in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

Taxation of Certain Foreign Investors

 Regular Certificates

  Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person, and the Non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with the appropriate Internal Revenue Service form establishing the applicability of either of these two exemptions. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

  The Internal Revenue Service recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations will be effective January 1, 2001. Current withholding certificates will remain valid until the earlier of December 31, 2000 or the date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

 Residual Certificates

  The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in

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registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

  Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

  Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

  The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular

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Certificates and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."

Federal Income Tax Consequences for Certificates as to Which No REMIC Election
                                    Is Made

General

  In the event that no election is made to treat a Trust Estate (or a segregated pool of assets therein) with respect to a Series of Certificates as a REMIC, the Trust Estate will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no Fixed Retained Yield with respect to the Mortgage Loans underlying the Certificates of a Series, and where such Certificates are not designated as "Stripped Certificates," the holder of each such Certificate in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Estate, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for 1998 ($62,250 in the case of a married individual filing a separate return) (in each case, as adjusted for inflation in subsequent years), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate or as discount income on such Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield with respect to the Mortgage Loans underlying a Series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "-- Recharacterization of Servicing Fees," respectively.

Tax Status

  Cadwalader, Wickersham & Taft or Kennedy Covington Lobdell & Hickman, L.L.P. has advised the Depositor that, except as described below with respect to Stripped Certificates:

    (i) A Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

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    (ii) A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
  Section 856(c)(4)(A) to the extent that the assets of the related Trust Estate consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

    (iii) A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Estate consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

    (iv) A Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meanings of Section 860L(c) to the extent that the assets of the related Trust Estate consist of "debt instruments" within the meaning of Code
  Section 860L(c)(1)(B).

  An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buy-Down Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder's investment for federal income tax purposes.

Premium and Discount

  Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

 Premium

  The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates-- Treatment of Certain Items of REMIC Income and Expense--Premium."

 Original Issue Discount

  The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "--Stripped Certificates" below regarding original issue discount on Stripped Certificates.

  Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a

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Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

 Market Discount

  Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

  If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

  Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Certificates

  Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and

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

decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or
(ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of such taxpayers (39.6%) for property held more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

 General

  Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "--Recharacterization of Servicing Fees" above), and
(iii) a Class of Certificates issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

  In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each Class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made--General," subject to the limitation described therein.

  Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Seller has been advised by counsel that (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the

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OID Regulations. Although it is possible that computations with respect to
Stripped Certificates could be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

  Furthermore, Treasury regulations issued December 28, 1992 provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

 Status of Stripped Certificates

  No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Seller that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Loans is uncertain. See "--Tax Status" above.

 Taxation of Stripped Certificates

  Original Issue Discount. Except as described above under "--General," each Stripped Certificate will be considered to have been issued at an original issue discount for Federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under " Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption, other than qualified stated interest.

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  If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

  As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

  Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

  Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one Class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such Classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

  Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or Classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

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

  Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

  The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Certificates. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."

Taxation of Certain Foreign Investors

  To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons ("foreign persons") generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

  Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a foreign person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "-- Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates."

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                             ERISA CONSIDERATIONS

General

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on those employee benefit plans and arrangements to which they apply and on those persons who are fiduciaries with respect to such employee benefit plans and arrangements. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements. For purposes of this discussion, employee benefit plans and arrangements to which both ERISA and the Code apply are referred to as "ERISA Plans." An individual retirement account established under Code Section 408 (an "IRA") is an ERISA Plan if the IRA is endorsed by or contributed to by the IRA participant's employer or employee organization. Other IRAs, as well as certain employee benefit plans covering only self-employed individuals (collectively, "Non-ERISA Plans"), are not considered ERISA Plans, but such Non-ERISA Plans are subject to ERISA-like requirements as well as the prohibited transaction provisions of the Code. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) (collectively, "Exempt Plans") are exempt from the provisions of Title I of ERISA and the prohibited transaction provisions of the Code. Accordingly, Exempt Plans also are not considered ERISA Plans, but such Exempt Plans may be subject to the provisions and special requirements of other applicable federal, state and local law. Exempt Plans, ERISA Plans and Non-ERISA Plans are collectively referred to as "Benefit Plans."

  Before purchasing any Certificates, an ERISA Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA or the Code, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

Certain Requirements Under ERISA and the Code

 General

  In accordance with ERISA's general fiduciary standards, before investing in a Certificate, an ERISA Plan fiduciary should determine whether to do so is permitted under the governing ERISA Plan instruments and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans, as discussed in "Prepayment and Yield Considerations" herein.

 Parties in Interest/Disqualified Persons

  Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, the Master Servicer, any Servicer or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to an ERISA Plan. If so, the acquisition or holding of Certificates by or on behalf of such ERISA Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

  Special caution should be exercised before the assets of an ERISA Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to such assets, the Depositor, any Servicer, the Master Servicer or the Trustee or an affiliate thereof either: (a) has investment discretion with

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

respect to the investment of such assets of such ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the ERISA Plan.

 Delegation of Fiduciary Duty

  Further, if the assets included in a Trust Estate were deemed to constitute assets of an ERISA Plan, it is possible that an ERISA Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Estate might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

  The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an "equity interest" (such as a Certificate) in such an entity.

  Certain exceptions are provided in the Regulations whereby an investing ERISA Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Estate. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which term is defined to include ERISA Plans, Non-ERISA Plans and Exempt Plans and any entity whose assets include "plan assets" by reason of benefit plan investments in such entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

 Applicability to Non-ERISA Plans

  Since Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, the discussion above with respect to "disqualified persons," prohibited transactions, delegation of fiduciary duty and plan assets applies to Non-ERISA Plans as well as ERISA Plans. However, the administrative exemptions discussed below are not applicable to Non-ERISA Plans.

Administrative Exemptions

 Individual Administrative Exemptions.

  Several underwriters of mortgage-backed securities have applied for and obtained individual administrative prohibited transaction exemptions (each, an "Underwriter's Exemption") which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the applicable Prospectus Supplement will refer to such possibility.

  Among the conditions that must be satisfied for an Underwriter's Exemption to apply are the following:

    (1) The acquisition of Certificates by an ERISA Plan is on terms (including the price for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm's length transaction with an unrelated party.

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

    (2) The rights and interests evidenced by Certificates acquired by the ERISA Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Estate.

    (3) The Certificates acquired by the ERISA Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's, a division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch").

    (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below).

    (5) The sum of all payments made to and retained by the underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer (and any other servicer) represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith.

    (6) The ERISA Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended (the "Securities Act").

  The Trust Estate must also meet the following requirements:

    (i) the assets of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;

    (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the ERISA Plan's acquisition of the Certificates; and

    (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Certificates.

  If the conditions to an Underwriter's Exemption are met, whether or not an ERISA Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in a mortgage pool, the acquisition, holding and resale of the Certificates by ERISA Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

  Moreover, an Underwriter's Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if an ERISA Plan fiduciary causes an ERISA Plan to acquire and hold Certificates in a Trust Estate in which the fiduciary (or its affiliate) is an obligor on the Mortgage Loans held in the Trust Estate provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of Certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Trust Estate; (iii) the ERISA Plan's investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (iv) immediately after the acquisition no more than twenty-five percent of the assets of the ERISA Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

  An Underwriter's Exemption does not apply to ERISA Plans sponsored by the Depositor, the underwriter specified in the applicable Prospectus Supplement, the Master Servicer, the Trustee, any Servicer, any insurer with respect to the Mortgage Loans, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

 PTE 83-1

  Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by ERISA Plans, whether or not the ERISA Plan's assets would be deemed to include an ownership interest in the mortgages in such mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA or the Code.

  The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Estate.

  However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Estate or only of a specified percentage of future principal payments on a Trust Estate, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Estate which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or (d) Certificates which are subordinated to other Classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

  PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

Non-ERISA Plans and Exempt Plans

  Although Non-ERISA Plans and Exempt Plans are not considered ERISA Plans for purposes of the above discussion, Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, and both Non-ERISA Plans and Exempt Plans may be subject to certain other ERISA-like requirements of applicable law. Therefore, before purchasing any Certificates by or on behalf of a Non-ERISA Plan or any Exempt Plan, the prospective purchaser should exercise special caution and should consult with its legal counsel concerning the propriety and implications of such investment under the Code or other applicable law.

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Unrelated Business Taxable Income--Residual Certificates

  The purchase of a Residual Certificate by an IRA or any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of Benefit Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511 through 515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 such as certain governmental plans, as discussed above under the caption "Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates-- Disqualified Organizations." In addition, prior to the transfer of a Residual Certificate, the Trustee or the Depositor may require an opinion of counsel to the effect that the transferee is not a Disqualified Organization and that such transfer will not subject the Trustee, the Depositor, the Master Servicer or any Servicer to additional obligations imposed by ERISA or the Code.

  Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are acting on behalf of a Benefit Plan or any other employee benefit plan or arrangement consult with their counsel regarding the consequences under ERISA, the Code or other applicable law of their acquisition and ownership of Certificates.

  The sale of Certificates to a Benefit Plan or any other employee benefit plan or arrangement is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by employee benefit plans generally or any particular plan or arrangement, or that this investment is appropriate for employee benefit plans generally or any particular plan or arrangement.

                               LEGAL INVESTMENT

  As will be specified in the applicable Prospectus Supplement, certain Classes of Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as (i) they are rated in one of the two highest rating categories by at least one Rating Agency and (ii) are part of a Series representing interests in a Trust Estate consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. As "mortgage related securities," such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

  SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. (S) 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. (S) 1.5), certain "Type IV securities," defined in 12 C.F.R. (S) 1.2(1) to include certain "residential mortgage-related securities." As so defined "residential

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mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703 which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. (S) 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Certificates.

  All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

  Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any of the Certificates, as certain Series or Classes (in particular, Certificates which are entitled solely or disproportionately to distributions of principal or interest) may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

  Except as to the status of certain Classes of Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Certificates of any Class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             PLAN OF DISTRIBUTION

  The Certificates are being offered hereby in Series through one or more of the methods described below. The applicable Prospectus Supplement for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

  The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through a combination of two or more of these methods:

    1. By negotiated firm commitment underwriting and public re-offering by underwriters specified in the applicable Prospectus Supplement;

    2. By placements by the Depositor with investors through dealers; and

    3. By direct placements by the Depositor with investors.

  If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement applicable to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. The Depositor, and, if specified in the applicable Prospectus Supplement, an affiliate of the Depositor, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act.

  Banc of America Securities LLC ("Banc of America Securities") is an affiliate of the Depositor. This Prospectus may be used by Banc of America Securities, to the extent required, in connection with market making transactions in Certificates. Banc of America Securities may act as a principal or agent in such transactions.

  The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and purchasers of Certificates of such Series.

  Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

  If specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters at a price specified or described in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through dealers acting as agent and/or principal. Such offering may be restricted in the matter specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

                                USE OF PROCEEDS

  The net proceeds from the sale of each Series of Certificates will be used by the Depositor for the purchase of the Mortgage Loans represented by the Certificates of such Series.

                                 LEGAL MATTERS

  Certain legal matters, including the federal income tax consequences to Certificateholders of an investment in the Certificates of a Series, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York or Kennedy Covington Lobdell & Hickman, L.L.P., Charlotte, North Carolina, as specified in the related Prospectus Supplement.

                                    RATING

  It is a condition to the issuance of the Certificates of any Series offered pursuant to this Prospectus and a Prospectus Supplement that they be rated in one of the four highest categories by at least one Rating Agency.

  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each securities rating should be evaluated independently of any other rating.

                         REPORTS TO CERTIFICATEHOLDERS

  The Trustee will prepare and forward to the Certificateholders of each Series statements containing information with respect to principal and interest payments and the related Trust Estate, as described herein and in the applicable Prospectus Supplement for such Series. No information contained in such reports will have been examined or reported upon by an independent public accountant. See "The Pooling and Servicing Agreement-- Reports to Certificateholders." In addition, each Servicer for each Series will furnish to the Trustee an annual statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to a random sample of mortgage loans serviced by such Servicer pursuant to the related Underlying Servicing Agreement and/or other similar agreements. See "Servicing of the Mortgage Loans--Evidence as to Compliance." Copies of the statements provided to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Trustee.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The SEC allows the Depositor to "incorporate by reference" information it files with the SEC, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that the Depositor files later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information rather than on any different information included in this Prospectus or the accompanying Prospectus Supplement. The Seller incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the Trust until the termination of the offering of the Certificates.

  As a recipient of this Prospectus, you may request a copy of any document the Depositor incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the Depositor at 345 Montgomery Street, Lower Level #2, Unit #8152, San Francisco, California 94104, Attention: Vice President, telephone number (415) 622-3676.

                      WHERE YOU CAN FIND MORE INFORMATION

  The Depositor filed a registration statement relating to the Certificates with the ("SEC" or the "Commission"). This Prospectus is part of the registration statement, but the Registration Statement includes additional information.

  Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this Prospectus by reference will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to Bank of America Mortgage Securities, Inc., 345 Montgomery Street, Lower Level # 2, Unit #8152, San Francisco, California 94104, Attention: Vice President, telephone number (415) 622-3676.

                        INDEX OF SIGNIFICANT DEFINITIONS

                                   PROSPECTUS
1
1986 Act....................................................................  64
1998 Policy Statement.......................................................  93

A
Accretion Directed Class....................................................  29
Accrual Certificates........................................................  26
Accrual Class...............................................................  30
Actuarial Mortgage Loan.....................................................  15
Additional Collateral.......................................................  18
Advances....................................................................  39
Asset Conservation Act......................................................  58

B
Balloon Loans...............................................................  18
Balloon Period..............................................................  18
Banc of America Securities..................................................  94
Bankruptcy Code.............................................................  55
Bankruptcy Loss.............................................................  27
Bankruptcy Loss Amount......................................................  28
Beneficial Owner............................................................  23
Benefit Plan................................................................  88
Book-Entry Certificates.....................................................   8
Buy-Down Fund...............................................................  18
Buy-Down Loans..............................................................  18

C
Cash Flow Agreement.........................................................  33
Cede........................................................................  23
CERCLA......................................................................  57
Certificate Account.........................................................  37
Certificateholders..........................................................  22
Certificates................................................................   6
Class.......................................................................   7
Cleanup Costs...............................................................  57
Closing Date................................................................  22
Code........................................................................   9
Commission..................................................................  96
Companion Class.............................................................  29
Component...................................................................  29
Component Class.............................................................  29
cooperatives................................................................  14
Counterparty................................................................  13
Cut-Off Date................................................................   7

D
DCR.........................................................................  90
Deferred Interest...........................................................  16
Definitive Certificates.....................................................  22
Department..................................................................  89
Depositor...................................................................  18
Depository..................................................................  37
Disqualified Organization...................................................  74
Distribution Date...........................................................   7
DTC.........................................................................   8
DTC Participants............................................................  23
Due Date....................................................................  15
Due-on-sale.................................................................  59

E
EDGAR.......................................................................  96
electing large partnership..................................................  75
Eligible Custodial Account..................................................  37
Eligible Investments........................................................  38
ERISA.......................................................................  88
ERISA Plans.................................................................  88
Escrow Account..............................................................  40
Excess Bankruptcy Losses....................................................  28
Excess Fraud Losses.........................................................  28
Excess Special Hazard Losses................................................  28
Exempt Plan.................................................................  88

F
FASIT.......................................................................  62
FDIC........................................................................  37
FFIEC.......................................................................  93
FHLBB.......................................................................  59
FHLMC.......................................................................  36
Fitch.......................................................................  90
Fixed Rate Class............................................................  31
Fixed Retained Yield........................................................  26
Floating Rate Class.........................................................  31
FNMA........................................................................  36
foreign persons.............................................................  87
Fraud Loss..................................................................  27
Fraud Loss Amount...........................................................  28

G
Garn Act....................................................................  59
Graduated Pay Mortgage Loans................................................  17
Growing Equity Mortgage Loans...............................................  17

I
Indirect DTC Participants...................................................  23
Insolvency Laws.............................................................  13
Interest Only Class.........................................................  31
Inverse Floating Rate Class.................................................  31
IRA.........................................................................  88

L
Limited or Reduced Documentation Guidelines.................................  19
Liquidation Proceeds........................................................  37
Loan-to-Value Ratio.........................................................  20
Lockout Class...............................................................  29

M
Mark to Market Regulations..................................................  77
Master Servicer.............................................................   6
Master Servicer Custodial Account...........................................  37
Master Servicing Fee........................................................  26
MERS........................................................................  47
Moody's.....................................................................  90
Mortgage Interest Rate......................................................  26
Mortgage Loans..............................................................  14
Mortgage Notes..............................................................  14
Mortgaged Properties........................................................  14
Mortgages...................................................................  14

N
NCUA........................................................................  93
Net 5 Loans.................................................................  16
Net Foreclosure Profits.....................................................  26
Net Mortgage Interest Rate..................................................  26
New Regulations.............................................................  79
Non-ERISA Plan..............................................................  88
Non-Pro Rata Certificate....................................................  64
Non-U.S. Person.............................................................  79
Note Margin.................................................................  16
Notional Amount Class.......................................................  29

O
OCC.........................................................................  92
OID Regulations.............................................................  64
original issue discount.....................................................  64
Other Advances..............................................................  39
OTS.........................................................................  59

P
PAC.........................................................................  29
PAC I.......................................................................  30
PAC II......................................................................  30
Partial Liquidation Proceeds................................................  25
Pass-Through Class..........................................................  29
Pass-Through Entity.........................................................  75
Pass-Through Rate...........................................................   7
Paying Agent................................................................  39
PCBs........................................................................  57
Percentage Interest.........................................................  25
Periodic Advances...........................................................   8
Planned Amortization Class..................................................  29
Pledged Asset Mortgage Loans................................................  18
Pool Distribution Amount....................................................  25
Pooling and Servicing Agreement.............................................  22
Prepayment Assumption.......................................................  65
Principal Only Class........................................................  31
PTE 83-1....................................................................  91

R
Rating Agency...............................................................   9
Ratio Strip Class...........................................................  30
RCRA........................................................................  58
Record Date.................................................................   7
Regular Certificateholder...................................................  64
Regular Certificates........................................................  22
Regulations.................................................................  89
Relief Act..................................................................  57
REMIC.......................................................................  61
REMIC Certificates..........................................................  61
REMIC Pool..................................................................  61
REMIC Regulations...........................................................  61
Remittance Date.............................................................  37
Removed Mortgage Loan.......................................................  47
Reserve Fund................................................................  32
Residual Certificates.......................................................  22
Residual Holders............................................................  70
Restricted Group............................................................  91
Rules.......................................................................  23

S
S&P.........................................................................  90
Sale Agreement..............................................................  46
SBJPA of 1996...............................................................  62
Scheduled Amortization Class................................................  30
Scheduled Principal Balance.................................................  47
SEC.........................................................................  96
Securities Act..............................................................  90
Seller......................................................................  14
Senior Certificates.........................................................   7
Senior Class................................................................  30
Sequential Pay Class........................................................  30
Series......................................................................   6
Servicer....................................................................   6
Servicer Custodial Account..................................................  37
Servicing Fee...............................................................  26
Simple Interest Mortgage Loan...............................................  15
SMMEA.......................................................................  92
Special Hazard Loss.........................................................  27
Special Hazard Loss Amount..................................................  28
Standard Hazard Insurance Policy............................................  42
Startup Day.................................................................  62

Step Coupon Class...........................................................  31
Stripped Certificateholder..................................................  85
Stripped Certificates.......................................................  84
Subordinated Certificates...................................................   7
Subordinated Class..........................................................  30
Subsidy Account.............................................................  17
Subsidy Loans...............................................................  17
Subsidy Payments............................................................  17
Superliens..................................................................  57
Support Class...............................................................  29

T
TAC.........................................................................  30
Targeted Amortization Class.................................................  30
Texas Home Equity Laws......................................................  57
Tiered Payment Mortgage Loans...............................................  17
TILA Amendment..............................................................  56
Title V.....................................................................  60
Treasury Regulations........................................................  47
Trust.......................................................................   6
Trust Estate................................................................   6
Trustee.....................................................................  51
Trustee Fee.................................................................  26

U
U.S. Person.................................................................  76
UCC.........................................................................  54
Underlying Servicing Agreement..............................................   6
Underwriter's Exemption.....................................................  89
UST.........................................................................  58

V
Variable Rate Class.........................................................  31
Voting Interests............................................................  49

W
Window Period...............................................................  60
Window Period Loans.........................................................  59
Window Period States........................................................  59

                   Bank of America Mortgage Securities, Inc.
                                   Depositor

                                     $
                                 (Approximate)

                Mortgage Pass-Through Certificates, Series 199

                              ------------------

                             PROSPECTUS SUPPLEMENT

                              ------------------

                                 [UNDERWRITERS]

     You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. No one has been authorized to provide you with different information.

     The Offered Certificates are not being offered in any state where the offer is not permitted.

     The Depositor does not claim the accuracy of the information in this Prospectus Supplement and the accompanying Prospectus as of any date other than the dates stated on their respective covers.

     Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates will deliver a Prospectus Supplement and Prospectus until ninety days following the date of this Prospectus Supplement.

                                        , 19

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses except for the registration fees are estimated.

      SEC Registration Fee..................................................   *
      Legal Fees and Expenses...............................................   *
      Accounting Fees and Expenses..........................................   *
      Trustee's Fees and Expenses (including counsel fees)..................   *
      Printing and Engraving Fees...........................................   *
      Rating Agency Fees....................................................   *
      Miscellaneous.........................................................   *
                                                                             ---
          Total.............................................................   *
                                                                             ===

--------
* To be provided by amendment

Item 15. Indemnification of Directors and Officers.

  Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are made, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

  The By-laws of Bank of America Mortgage Securities, Inc. provide for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.

  The Pooling and Servicing Agreement for each Series of Certificates will provide either that the Registrant and the partners, directors, officers, employees and agents of the Registrant, or that the Master Servicer or any Servicer and the partners, directors, officers, employees and agents of the Master Servicer, or any Servicer will be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

  The directors and officers of the Registrant are covered by a directors' and officers' liability insurance policy maintained by Bank of America Corporation for the benefit of all of its subsidiaries.

  Any underwriters who execute an Underwriting Agreement in the form incorporated by reference as Exhibit 1.1 hereto will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

Item 16. Exhibits.

   Exhibit
     No.                                Description
   -------                              -----------
    1.1    Form of Underwriting Agreement incorporated by reference from
           Exhibit 1.1 to the Registration Statement on Form S-3 (File No. 333-
           67267).
    3.1    Certificate of Amendment of BA Mortgage Securities, Inc.,
           Certificate of Amendment of BankAmerica Mortgage Securities, Inc.
           and Certificate of Incorporation of BankAmerica Mortgage Securities,
           Inc. incorporated by reference from Exhibit 3.1 to the Registration
           Statement on Form S-3 (File No. 333-67267).
    4.1    Form of Pooling and Servicing Agreement incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-3 (File No.
           333-67267).
    5.1    Opinion of Cadwalader, Wickersham & Taft with respect to certain matters involving the Certificates.
    5.2    Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. with respect to certain matters involving the Certificates.
    8.1    Opinion of Cadwalader, Wickersham & Taft as to tax matters.
    8.2    Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. as to tax
           matters.
   23.1    Consent of Cadwalader, Wickersham & Taft (included as part of
           Exhibits 5.1 and 8.1).
   23.2    Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (included as part of Exhibits 5.2 and 8.2).
   24.1    Power of Attorney (contained on page II-4 of this Registration
           Statement).

Item 17. Undertakings.

  (a) Undertaking pursuant to Rule 415.

  The undersigned Registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) Undertaking in connection with incorporation by reference of certain filings under the Securities Exchange Act of 1934.

  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Undertaking in respect of indemnification.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the requirement that the securities be rated investment grade at the time of sale) and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on June 14, 1999.

                                         Bank of America Mortgage Securities,
                                          Inc.

                                                /s/ Andrew D. Woodward, Jr.
                                         By: __________________________________
                                             Name:  Andrew D. Woodward, Jr.
                                             Title: President

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew D. Woodward, Jr., Daniel Hellams, Juliana Johnson, Shaun Maguire, Denise Sawyer and Frederick Wark, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                      Capacity               Date

     /s/ Andrew D. Woodward, Jr.       President, Chief        June 14, 1999
------------------------------------   Executive Officer
      Andrew D. Woodward, Jr.          and Director

         /s/ Denise Sawyer            Treasurer, Chief        June 14, 1999
------------------------------------   Financial Officer
           Denise Sawyer               and Chief
                                       Accounting Officer

         /s/ Daniel Hellams           Director                June 14, 1999
------------------------------------
           Daniel Hellams

        /s/ Juliana Johnson           Director                June 14, 1999
------------------------------------
          Juliana Johnson

         /s/ Shaun Maguire            Director                June 14, 1999
------------------------------------
           Shaun Maguire

         /s/ Frederick Wark           Director                June 14, 1999
------------------------------------
           Frederick Wark

                                 EXHIBIT INDEX

                                                                   Sequentially
 Exhibit                                                             Numbered
   No.                         Description                             Page
 -------                       -----------                         ------------
  1.1    Form of Underwriting Agreement incorporated by
          reference from Exhibit 1.1 to the Registration
          Statement on Form S-3 (File No. 333-67267)
  3.1    Certificate of Amendment of BA Mortgage Securities,
          Inc., Certificate of Amendment of BankAmerica Mortgage
          Securities, Inc. and Certificate of Incorporation of
          BankAmerica Mortgage Securities, Inc. incorporated by
          reference from Exhibit 3.1 to the Registration
          Statement on Form S-3 (File No. 333-67267)
  4.1    Form of Pooling and Servicing Agreement incorporated by
          reference from Exhibit 4.1 to the Registration
          Statement on Form S-3 (File No. 333-67267)
  5.1    Opinion of Cadwalader, Wickersham & Taft with respect
          to certain matters involving the Certificates.
  5.2    Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.
          with respect to certain matters involving the
          Certificates.
  8.1    Opinion of Cadwalader, Wickersham & Taft as to tax
          matters.
  8.2    Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.
          as to tax matters.
 23.1    Consent of Cadwalader, Wickersham & Taft (included as
          part of Exhibit 5.1 and 8.1).
 23.2    Consent of Kennedy Covington Lobdell & Hickman, L.L.P.
          (included as part of Exhibits 5.2 and 8.2).
 24.1    Power of Attorney (contained on page II-4 of this
          Registration Statement).
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